TABLE_OF_CONTENTS

As filed with the Securities and Exchange Commission on July 20, 2004

                                                                                                                                                                          Registration No. 333-50673

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 2 to FORM SB-2 REGISTRATION STATEMENT under the SECURITIES ACT OF 1933
HOST AMERICA CORPORATION (Name of small business issuer in its charter)

Colorado (State or jurisdiction of incorporation or organization)	5812 (Primary Standard Industrial Classification Code Number)	06-1168423 (I.R.S. Employer Identification Number)

Host America Corporation
Two Broadway
Hamden, Connecticut 06518
(203) 248-4100
 (Address and telephone number of principal executive offices and principal place of business)

Geoffrey W. Ramsey
Host America Corporation
Two Broadway
Hamden, Connecticut 06518
(203) 248-4100
 (Name, address and telephone number of agent for service)

Copies of all communications to:

John B. Wills, Esq.
Adam D. Averbach, Esq.
Berenbaum, Weinshienk & Eason, P.C.
370 Seventeenth Street, 48th Floor
Denver, Colorado 80202
(303) 825-0800
(303) 629-7610 FAX
Approximate date of proposed sale to public
As soon as practicable after the effective date of the Registration Statement.

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /  /

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /  /

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /  /

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /  /

                The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Offering Price (1)	Amount of Registration Fee

Common Stock, No Par Value	1,150,000 Shares (2)	$5.00	$ 5,750,000	$ 1,696.25

Warrants to Purchase Shares of Common Stock, No Par Value	1,150,000 Warrants (3)	$.125	143,750	42.41

Common Stock, No Par Value, Underlying Warrants to Purchase Common Stock (4)	1,150,000 Shares	$5.50	6,325,000	1,865.88

Underwriter’s Common Stock Purchase Warrants	100,000 Warrants	nil	10	nil

Common Stock Underlying Underwriter’s Warrants (4)	100,000 Shares	$7.50	750,000	221.25

Underwriter’s Warrant to Purchase Warrants (4)	100,000 Warrants	0	0	0.00

Warrants Underlying Underwriter’s Warrant to Purchase Warrants	100,000 Warrants	$.1875	18,750	5.53

Common Stock Underlying Underwriter’s Warrant To Purchase Warrants (4)	100,000 Shares	$7.50	750,000	221.25

	TOTALS		$13,737,500	$ 4,052.57*

*	Previously paid

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(1)	Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457.

(2)	Includes 150,000 shares to cover over-allotments, if any, 24,000 of which are shares owned by certain officers and directors, which are being registered hereby for resale.

(3)	Includes 150,000 warrants to cover over-allotments, if any.

(4)	Pursuant to Rule 416, there are also being registered such additional shares as may become issuable pursuant to the anti-dilution provisions of the warrants.

EXPLANATORY NOTE

            This Registration Statement is a Post-Effective Amendment to the Registration Statement on Form SB-2, Registration No. 333-50673, declared effective by the U.S. Securities and Exchange Commission on July 18, 1998 (the “IPO Registration Statement” or “IPO”), which registered an offering of securities by Host America Corporation (the “Company”).  Pursuant to the IPO Registration Statement, the Company registered its initial offer, issuance and sale of 1,000,000 shares of Common Stock, par value $.001 per share (the “IPO Common Stock”); the offer, issuance and sale of 1,150,000 Redeemable Common Stock Purchase Warrants (the “Purchase Warrants”) and 1,150,000 shares of Common Stock underlying the Purchase Warrants; the offer, issuance and sale of 100,000 Common Stock Underwriter Warrants (the “Common Stock Underwriter Warrants”) and 100,000 shares of Common Stock underlying the Underwriter Warrants; and the offer, issuance and sale of 100,000 Warrant Underwriter Warrants (the “Warrant Underwriter Warrants”) and 100,000 Underwriter Underlying warrants (the “Underwriter Underlying Warrants”) and 250,000 shares of Common Stock underlying the Underwriter Underlying Warrants.  This Post-Effective Amendment relates only to the Redeemable Common Stock Purchase Warrants (the “Warrants”) and the offer, issuance and sale of the 1,150,000 shares of Common Stock underlying the Warrants.

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PRELIMINARY PROSPECTUS                                          SUBJECT TO COMPLETION DATED JULY 20, 2004

HOST AMERCIA CORPORATION

1,150,000 Warrants
1,150,000 Shares Common Stock

            This prospectus relates to the future issuance of approximately 1,150,000 shares of common stock upon the exercise of redeemable common stock purchase warrants that have not yet been exercised and were originally offered and sold in the public offering of Host America Corporation in July 1998.

            Each warrant is exercisable for one share of common stock at a price of $5.50 per share.  We will receive up to $6,325,000 if all warrants are exercised; however, there can be no assurance that any of the warrants will be exercised.

            Holders of the warrants may exercise the warrants any time between the effective date of our post-effective amendment to our Form SB-2 registration statement and July 21, 2005, referred to herein as the “exercise period,” in accordance with the procedures set forth in this prospectus.  We may call for the redemption of warrants at $0.25 under certain circumstances including the closing bid price of our common stock exceeding $10.00 for a thirty-day period.  We are required to give a 30-day written notice to holders of warrants of our intent to redeem.

            We may use selected brokers and/or dealers to solicit the exercise of warrants on our behalf.  If we do, we may pay such brokers and dealers a warrant solicitation fee of up to 3% of the gross proceeds received from the exercise of warrants originated by or from the broker or dealer.

            Our common stock trades on the Nasdaq SmallCap MarketSM under the trading symbol “CAFE” and our warrants trade under the symbol “CAFEW.”  On July 12, 2004, the closing price of our common stock on the Nasdaq SmallCap MarketSM was $4.76 per share.

            This investment involves a high degree of risk.  You should consider exercising your warrants only if you can afford a complete loss of your investment.  See “Risk Factors” beginning on page 4.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2004
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILEDWITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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            You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that which is contained in this prospectus.  We are offering holders of the warrants the opportunity to exercise those warrants and receive shares of common stock only in jurisdictions where exercise of the warrants is permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the date you decide to exercise your warrants.

            In this prospectus, the terms “Host,” “we,” “us” and “our” refer to Host America Corporation and our three wholly owned subsidiaries, Lindley Food Service Corporation, SelectForce, Inc. and GlobalNet Energy Investors, Inc.

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TABLE OF CONTENTS

SUMMARY
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
HOW WE INTEND TO USE PROCEEDS
DIVIDEND POLICY
CAPITALIZATION
PRICE RANGE OF OUR COMMON STOCK AND WARRANTS
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
LEGAL PROCEEDINGS
MANAGEMENT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF SECURITIES
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US
INDEX TO FINANCIAL STATMENTS

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SUMMARY

       This summary highlights information contained elsewhere in this prospectus.  This summary is not complete and does not contain all the information you should consider before investing in our common stock.  You should read the entire prospectus carefully, including the “Risk Factors” section and our financial statements before making an investment decision to exercise your warrants.

Overview

       Host America Corporation currently consists of four principal operating divisions:  Host Business Dining, Lindley Food Service Corporation, SelectForce, Inc. and GlobalNet Energy Investors, Inc.  Lindley Food Service, SelectForce and GlobalNet conduct their operations through entities which are wholly-owned subsidiaries of Host.  Host Business Diningis a contract food management organization that specializes in providing full service corporate dining, and such ancillary services as special event catering and office coffee products to business and industry accounts located in Connecticut, New York, New Hampshire, New Jersey, Rhode Island and Texas.  Our Lindley Food Service subsidiary provides fresh, unitized meals for governmental programs, such as senior nutrition programs, Head Start programs, school breakfast and summer school programs, primarily under fixed-price contracts in Connecticut, Florida, Indiana, Massachusetts and Rhode Island.  Our SelectForce subsidiary is a regional employment and drug screening company offering criminal histories, motor vehicle reports, workers compensation records, verification of education and social security numbers, credit reports and previous employment verification.  SelectForce is able to provide its services to clients throughout the United States and currently has clients in Arkansas, Colorado, Connecticut, Kansas, Missouri, New Mexico, Oklahoma and Texas.  Effective December 23, 2003, Host acquired GlobalNet as its third wholly-owned subsidiary.  GlobalNet markets, sells and installs control panels and other electrical energy saving devices for commercial and industrial users.  GlobalNet is in the process of establishing a multi-channel marketing and sales platform in addition to direct sales by its executive officers and sub-distributors, to bring its energy savings product to the market.

       Host’s principal executive offices are located at Two Broadway, Hamden, Connecticut  06518 and our telephone number is (203) 248-4100.  Our world wide web site is www.hostamericacorp.com.  Any reference contained in this prospectus to our web site, or to any other web site, shall not be deemed to incorporate information from those sites into this prospectus.

History

       We were formed as a Delaware corporation on February 6, 1986 under the name University Dining Services, Inc.  Our initial business strategy was to provide food service to colleges and preparatory schools in the New England area.  After several years, we determined it was more profitable to concentrate on larger, more densely populated customer bases.  Accordingly, in 1992, we became a full service food management company providing employee dining and special events catering to large office complexes.  On April 30, 1999, we filed Articles of Merger with the State of Colorado to change our corporate domicile, merging Host Delaware into Host Colorado and Host Delaware ceased to exist as of that date.  We changed our corporate domicile to reduce the amount of franchise tax required in the State of Delaware.

       On July 31, 2000, we purchased all of the issued and outstanding shares of Lindley Food Service Corporation of Bridgeport, Connecticut for approximately $6,116,000.  We paid approximately $3.7 million in cash and issued 198,122 shares of our common stock. Lindley is engaged in the preparation and sale of fresh and frozen unitized meals for senior food programs, school lunches, and various governmental programs, under fixed-price contracts.  Unitized meals allow our clients to contain costs and ensure high quality nutritional standards.

       On March 28, 2002, we acquired all of the outstanding shares of SelectForce, Inc. pursuant to a merger agreement dated October 26, 2001, as modified by an amendment agreement dated December 19, 2001.  In consideration for the acquisition of SelectForce, we issued a total of 700,000 shares of our common stock to the SelectForce shareholders.  This transaction was approved by our shareholders at our annual meeting which was held on March 28, 2002, and SelectForce now operates as a wholly-owned subsidiary of Host.

       On December 23, 2003, we acquired GlobalNet Energy Investors, Inc. pursuant to the terms and conditions of the amended and restated merger agreement dated December 2, 2003.  The shareholders of GlobalNet received in the aggregate, 550,000 shares of Host’s common stock in exchange for all of their outstanding GlobalNet common stock.  As part of the acquisition, we agreed to allocate, on an as received basis, 80% of the net proceeds from the exercise of the 1,150,000 warrants for marketing and sales of GlobalNet’s energy management products, to which this registration statement relates, exercisable at $5.50 per warrant, that are currently publicly traded under the NASDQ Symbol CAFEW.  GlobalNet is a development stage corporation formed for the purpose of marketing, selling, installing and maintaining energy saving products and technology pursuant to an agreement with an affiliated company, EnergyNSync, Inc.  GlobalNet’s initial product consists of a computerized controller, capable of reducing energy consumption and demand fluctuations of inductive loads on a majority of commercial and industrial lighting systems.  Management believes GlobalNet’s products provide large and small businesses significant savings in their overall electrical energy use.  To date, GlobalNet’s activities have been limited to product development, including UL certification, test applications and forming a marketing and distribution plan through its relationship with EnergyNSync.  GlobalNet has limited assets and has been primarily funded by proceeds from related parties’ notes and advances.  GlobalNet intends to market its products through a combination of direct sales by its executive officers, sub-distribution agreements and internal sales staff.

Recent Developments

       Commencing on June 23, 2004, with a final closing on June 25, 2004, we privately placed with Laurus Master Funds, Ltd (i) a Secured Convertible Term Note A in the aggregate principal amount of $4,000,000 which note is convertible into 795,260 shares of our common stock at a fixed conversion price of $5.03 per share, and (ii) a Secured Convertible Term Note B in the aggregate principal amount of $4,000,000 which note is convertible into 730,194 shares of our common stock at a fixed conversion price of $5.48 per share.  The $4,000,000 in proceeds received by us from the placement of Note A are immediately available for use.  However, the terms of Note B require that the $4,000,000 in proceeds received from the placement of Note B be placed in a “restricted bank account” under the sole domain and control of Laurus to be released to us in certain specified amounts only upon presentation to and approval by Laurus of bona fide customer contracts obligating the customer to acquire certain energy savings products, including circuit board units and control boxes, from us or any of our subsidiaries.  In addition, we may request Laurus from time to time to direct the bank to release all or a portion of the amounts contained in the restricted account following or in connection with a corporate acquisition by us or upon conversion of Note B by Laurus into our common stock.

       Note A bears interest at prime plus 1%, which rate is subject to reduction features based on performance. Note B bears interest at 1% until such time as it becomes no longer subject to the restricted account then interest is calculated on the same terms as Note A. Both notes are for a term of three years.

       We also issued to Laurus a common stock purchase warrant for 450,000 shares of our common stock exercisable for a 10 year period at conversion prices as follows:  300,000 shares at $5.98 and 150,000 shares at $6.23.  The warrant is subject to certain adjustment provisions in the event we shall (a) effect a corporate reorganization or merger; or (b) consolidate with or merge into any other entity or transfer all or substantially all of its assets or properties under a plan contemplating our dissolution.

       The notes are secured by a first lien on all of our assets and our operating subsidiaries as well as a guarantee by our subsidiaries in favor of Laurus.  In connection with the transaction, we paid fees of 10% of the total gross proceeds.

The Offering

Common stock offered upon exercise of warrants	1,150,000 shares of common stock issuable

Use of Proceeds

If all warrants are exercised, we will receive gross proceeds of $6,325,000.  We estimate that we will allocate $5,060,000 for marketing and sales of GlobalNet’s energy management products, $316,250 to expand Host’s combined sales and marketing activities, $316,250 to expand Host’s corporate dining client base and $632,500 for Host’s working capital needs.

Risk Factors

The shares of common stock offered by us are highly speculative, involve a high degree of risk and should not be purchased by an investor who cannot afford the loss of his or her entire investment.  See “Risk Factors.”

Common stock outstanding before offering	4,117,491 shares(1)

Common stock outstanding after offering	5,267,491 shares(1)

NASDQ Trading Symbols	“CAFE” and “CAFEW”

__________

(1)

As of June 30, 2004.  Does not include 3,291,072 outstanding options and warrants and 266,667 shares of series B convertible preferred stock outstanding as of June 30, 2004.  Does not include 1,975,454 shares issuable upon conversion of Note A, Note B and the exercise of the common stock purchase warrant as described under “Recent Developments.”

RISK FACTORS

       An investment in the common stock being offered may have risks.  The risks described below are the material risks associated with our business and this offering.  Other information, including our consolidated financial statements and the related notes, detail other risks affecting our business.  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to Host Generally

Any acquisitions that we undertake could be difficult to integrate and could disrupt our business, dilute shareholder value and adversely affect our operations.

       A component of Host’s strategy is to pursue acquisitions of other businesses.  There can be no assurance, however, that Host will be able to identify, negotiate and consummate acquisitions or that acquired businesses can be operated profitably or integrated successfully into Host’s food service operations.  In addition, acquisitions by Host are subject to various risks generally associated with the acquisition of businesses, including the financial impact of expenses associated with the integration of acquired businesses.  There can be no assurance that Host’s historic or future acquisitions will not have an adverse impact on Host’s business, financial condition or results of operations.  If suitable opportunities arise, Host anticipates that it would finance future acquisitions through available cash, bank lines of credit or through additional debt or equity financing.  There can be no assurance that such debt or equity financing would be available to Host on acceptable terms when, and if, suitable strategic opportunities arise.  If Host were to consummate one or more significant acquisitions in which part or all of the consideration consisted of equity, shareholders of Host could suffer a significant dilution of their interests in Host.

Government regulations could adversely affect our business.

       Host’s business is subject to various governmental regulations incidental to its operations, such as environmental, employment, and safety regulations.  In addition, Host is subject to state health department regulations and yearly inspections.  Food service operations at the various locations are subject to sanitation and safety standards, and state and local licensing of the sale of food products.  Cost of compliance with these various regulations is not material.  However, there can be no assurance that additional federal and state legislation or changes in the regulatory environment will not limit the activities of Host in the future or increase the cost of regulatory compliance.

Effective control by current officers and directors and significant sales of shares by officers and directors could have a negative impact on share price.

       As of June 30, 2004, Host’s current officers, directors and their affiliates beneficially owned approximately 41.83% of the total voting stock outstanding, including options for common stock such individuals may have the right to exercise.  Host’s articles of incorporation do not authorize cumulative voting in the election of directors and as a result, Host’s officers and directors currently are, and in the foreseeable future will continue to be, in a position to have a significant impact on the outcome of substantially all matters on which shareholders are entitled to vote, including the election of directors.  In addition, based on the large number of shares currently owned by management, any sales of significant amounts of shares by Host’s officers and directors, or the prospect of such sales, could adversely affect the market price of Host’s common stock.  These individuals, if and when they sell their shares, are subject to the volume limitations imposed by Rule 144 with respect to sales by affiliates.

We do not anticipate payment of dividends and shareholders are wholly dependent upon the market for the common stock to realize economic benefit.

       Host has paid no cash dividends on its common stock and has no present intention of paying cash dividends in the foreseeable future.  It is the present policy of the board of directors to retain all earnings to provide for the growth of Host.  Payment of cash dividends in the future will depend, among other things, upon Host’s future earnings, requirements for capital improvements, the operating and financial conditions of Host and other factors deemed relevant by the board of directors.

Historically our stock price has been volatile, which may make it more difficult to resell shares at prices that are attractive.

       The trading price of Host’s common stock and warrants has been and may continue to be subject to wide fluctuations.  Host’s stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of management innovations or new customer accounts and acquisitions by Host or its competitors, changes to financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable, and news reports relating to trends in Host’s markets.  In addition, the stock market in general, and the market prices for related companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of Host’s stock, regardless of its operating performance.

The warrants offered hereby are not exercisable unless, at the time of exercise, Host has a current prospectus covering the shares of common stock issuable upon exercise of the warrants and such shares have been registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the warrants.

       Although Host will use its best efforts to have all of the shares of common stock issuable upon exercise of the warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the warrants, there is no assurance that it will be able to do so.

       Although the warrants were not knowingly sold to purchasers in jurisdictions in which the securities were not registered or otherwise qualified for sale, purchasers may have bought warrants in the after-market or may have moved to jurisdictions in which the shares underlying the warrants are not so registered or qualified during the period that the warrants are exercisable. In this event, Host may be unable to issue shares of common stock to those persons desiring to exercise their warrants (whether in response to a redemption notice or otherwise), unless and until the shares may be qualified for sale in the jurisdictions in which such purchasers reside, or exemptions exist in such jurisdictions from such qualification.  Warrant holders may have no choice but to attempt to sell the warrants or allow them to expire unexercised.

Risks Relating to Host’s and Lindley’s Food Service Operations

Host’s success depends on its ability to retain and renew existing client contracts.

       Host’s success depends on its ability to retain and renew existing client contracts and to obtain and successfully negotiate new client contracts.  Certain of Host Business Dining’s corporate dining contracts representing approximately 20% of Host’s annual sales are from two major customers.  There can be no assurance that Host will be able to retain and renew existing client contracts or obtain new contracts or that such contracts will be profitable.  Host’s failure to retain and renew existing contracts or obtain new contracts could have a material adverse effect on Host’s business, financial condition and results of operations.

Host may not be reimbursed for investment in a client’s facility.

       Host is sometimes required to make capital improvements to a client’s facility at the start of a contract to secure an account.  Historically, Host has funded these expenditures from cashflow and short-term borrowings.  To the extent Host is unable to be reimbursed for a part of these costs or enter into long-term contracts or is unable to retain existing clients, Host could experience short-term cashflow problems or be required to seek additional outside financing.  Additional financing may not be available on favorable terms or at all.

Host may lose customers if building owners fail to retain tenants.

       Some of Host Business Dining’s customers consist of tenants in large office complexes and buildings in the northeastern United States.  Accordingly, Host is dependent on the building owners to attract and retain quality tenants by offering competitive rental rates, favorable locations and adequate maintenance services.  To the extent these entities fail to provide a favorable rental atmosphere and retain existing tenants, Host may lose customers, revenues, and potentially a food service contract irrespective of the quality of its food service facility.  If Host were to lose customers due to building vacancies, it could have an adverse material effect on Host’s operations and financial condition.

Fluctuating food prices and shortages may affect the quality and variety of food Host is able to offer at a given location.

       Host is subject to fluctuating food prices and availability of certain food items which varies by location.  Although Host’s contracts with its clients allow for certain adjustments due to rising prices over a specified period of time, often times Host must take a reduced margin to insure the availability of certain required food groups and avoid customer dissatisfaction.  Although most shortages last only a short period of time, shortages in certain items may adversely affect the quality and variety of food offered at a given location.  Host attempts to anticipate shortages by centralized buying for its various locations, by placing large orders with reliable suppliers and following trends in product availability and price.

Lindley’s fixed-price contracts subject us to market risks and uncertainties.

       Approximately 95% of Lindley’s food service contracts are fixed-price contacts, meaning that the contract price is fixed for the term of the contract, which generally ranges from 1 to 5 years depending on the customer.  While the contracts usually provide for marginal cost of living increases and are cancelable by either party upon proper notice, any unforeseen rise in food prices or labor and related costs will reduce our profit margins and have an adverse effect on our results of operations.  Prior to bidding on a fixed-price contract, we attempt to factor in variables including rising food costs and labor and related expenses over the term of the contract however, it is difficult to predict what these costs will be, especially for contract terms that range from 1 to 5 years.  Any shortfalls resulting from the risks associated with fixed-price contracts will reduce our working capital.

Host depends upon its key personnel and may experience difficulty attracting and retaining key employees.

       Host’s future success depends to a significant extent on the efforts and abilities of its executive officers, Geoffrey W. Ramsey and David J. Murphy and the services of Lindley’s executive officers, Gilbert Rossomando and Mark Cerreta.  Although Host has employment agreements with these individuals, the loss of the services of these individuals could have a material adverse effect on Host’s business, financial condition and results of operations. Host believes that its future success also will depend significantly upon its ability to attract, motivate and retain additional highly skilled managerial personnel.  Competition for such personnel is intense, and there can be no assurance that Host will be successful in attracting, assimilating and retaining the personnel it requires to grow and operate profitability.  Host obtained a $1,000,000 key man life insurance policy on Messrs. Ramsey, Murphy, Rossomando and Cerreta of which Host is the beneficiary.

Host may be unable to hire and train a sufficient number of qualified workers to satisfy customer requirements.

       From time to time, Host must hire and train a number of qualified food service managers and temporary workers to provide food service at a new corporate location or scheduled events at other locations.  Host may encounter difficulty in hiring sufficient numbers of qualified individuals to staff these events, which could have a material adverse effect on its business, financial condition and results of operations.

Host may fail to compete effectively in its market.

       Host encounters significant competition in each area of the contract food service market in which it operates.  Certain of Host’s competitors compete with Host on both a national and local basis and have significantly greater financial and other resources than Host.  Competition may result in price reductions, decreased gross margins and loss of market share.  In addition, existing or potential clients may elect to “self operate” their food service, thereby eliminating the opportunity for Host to compete for the account.  There can be no assurance that Host will be able to compete successfully in the future or that competition will not have a material adverse effect on Host’s business, financial condition or results of operations.

Risks Relating to SelectForce’s Pre-Employment Screening Operations

SelectForce does not have any long-term agreements with its clients and its future success is dependent on repeat business and obtaining new clients.

       SelectForce’s success depends on attracting and retaining clients.  Although SelectForce has client agreements, it does not have contracts, and as such depends on fluctuating demand for its services.  There can be no assurance that SelectForce will be able to retain existing clients or attract new clients.  SelectForce’s failure to retain existing clients or attract new clients could have a material adverse effect on SelectForce’s future profitability.

SelectForce is dependent on its access to government records, which could be limited or prevented by various government regulations.

       SelectForce obtains much of the background information requested by its clients from public databases at the federal, state and local level.  Access and use of this information is subject to various rules, laws and guidelines.  Any significant changes in these rules, laws or guidelines could have a material adverse effect on SelectForce’s operations and limit its ability to conduct its operations.

SelectForce competes with numerous companies, including its potential clients, many of which have greater financial and other resources than those of SelectForce.

       SelectForce encounters significant competition in each area of the pre-employment screening market in which it operates.  Many of SelectForce’s competitors have significantly greater financial and other resources than SelectForce.  Competition may result in price reductions, decreased gross margins and loss of market share.  In addition, existing or potential clients may elect to perform their own background investigations, thereby eliminating SelectForce’s opportunity to provide its services. In addition, technological advances including database management and the internet, may result in significant changes to how SelectForce performs and delivers its services, and could result in increased competition and/or decreased demand for its services.  Furthermore, SelectForce’s ability to compete could be adversely impacted if it is unable to pass price increases on to customers or if its information costs increase.  There can be no assurance that SelectForce will be able to compete successfully in the future, or that technological changes and competition will not have a material adverse effect on SelectForce’s business.

SelectForce depends upon its key personnel and may experience difficulty if it fails to retain such personnel.

       SelectForce’s future success depends to a significant extent on the efforts and abilities of its President, Tammi Didlot.  Although SelectForce has an employment agreement with Ms. Didlot, the loss of the services of Ms. Didlot could have a material adverse effect on SelectForce’s business, financial condition and results of operations.

Risks Relating to GlobalNet’s Operations

GlobalNet has a limited operating history upon which to evaluate its potential for future success.

       GlobalNet was formed on May 16, 2002.  To date, GlobalNet has generated only limited revenues from the sale of its products and does not expect to generate significant revenues until it can sell a significantly larger number of its products.  Accordingly, GlobalNet has only a limited operating history to use as a basis to evaluate its business and prospects.  The likelihood of its success must be considered in light of the risks and uncertainties frequently encountered by development stage companies in an evolving market.  If GlobalNet is unsuccessful in addressing these risks and uncertainties, its business will be materially harmed.

GlobalNet has incurred significant operating losses since inception and may not achieve or sustain profitability in the future.

       GlobalNet has incurred substantial net losses since it commenced operations in May 2002.  GlobalNet must overcome significant sales and marketing challenges to sell large quantities of its products.  In addition, GlobalNet may be required to reduce the prices of its products in order to increase sales.  If GlobalNet reduces product prices, GlobalNet may not be able to decrease product costs sufficiently to achieve acceptable profit margins and remain in compliance with the terms of its license/distribution agreement with EnergyNSync, Inc.  As GlobalNet strives to grow its business, GlobalNet expects to spend significant funds (1) for general corporate purposes, including working capital, marketing, recruiting and hiring additional personnel; and (2) for research and development of new products. To the extent that its revenues do not increase as quickly as these costs and expenditures, its results of operations and liquidity could be materially adversely affected.  If GlobalNet experiences slower than anticipated revenue growth or if its operating expenses exceed its expectations, GlobalNet may not achieve profitability.  Even if GlobalNet achieves profitability in the future, GlobalNet may not be able to sustain it.

GlobalNet has a license/distribution agreement with respect to the EnergyNSync products and its ability to sell its products may be adversely impacted if the agreement expires or is terminated.

       GlobalNet has entered into a license/distribution agreement with EnergyNSync, an affiliated entity. Pursuant to the terms of the agreement, GlobalNet has been granted the exclusive United States rights to sell EnergyNSync products for an indefinite period, contingent on GlobalNet achieving minimum dollar volume purchase requirements.  However, the exclusive rights that GlobalNet received may not have any value in the United States where EnergyNSync does not have or does not obtain protectable rights.  In addition, the license/distribution agreement may be terminated if GlobalNet fails to satisfy its dollar volume purchase requirements.  If this agreement is terminated, it could impact its ability to sell products in the United States.

A decrease in electric retail rates could lessen demand for our EnergyNSync products.

       The EnergyNSync products have the greatest profit potential in areas where commercial electric rates are relatively high.  However, retail electric rates for commercial establishments in the United States may not remain at their current high levels.  Due to a potential overbuilding of power generating stations throughout certain regions of the United States, wholesale power prices may decrease in the future.  Because the price of commercial retail electric power is largely attributed to the wholesale cost of power, it is reasonable to expect that commercial retail rates may decrease as well.  In addition, much of the wholesale costs of power are directly related to the price of certain fuels, such as natural gas, oil and coal.  If the prices of those fuels decrease, the prices of the wholesale cost of power may also decrease.  This could result in lower electric retail rates and reduced demand for energy saving devices such as the EnergyNSync products.

If GlobalNet is not able to protect its intellectual property rights against infringement or others obtain intellectual property rights relating to similar energy management technology, GlobalNet could lose its competitive advantage in the energy management market.

       GlobalNet regards intellectual property rights, such as licenses, trademarks, copyrights and trade secrets, as important to its success.  Although GlobalNet will enter into confidentiality agreements with its employees and consultants, the steps GlobalNet has or will take to protect its intellectual property rights, if any, may not be adequate.  Third parties may infringe or misappropriate claimed intellectual property rights or GlobalNet may not be able to detect unauthorized use and take appropriate steps to enforce its rights.  Failure to take appropriate protective steps could materially adversely affect its competitive advantage in the energy management market.  Furthermore, its agreement to use the EnergyNSync products may have little or no value if EnergyNSync’s intellectual property is not valid.  In addition, patents held by third parties, if any, may limit its ability to sell or otherwise commercialize products and could result in the assertion of claims of patent infringement.  If that were to happen, GlobalNet could try to modify its products to be non-infringing, but GlobalNet might not be successful or such modifications might not avoid infringing on the intellectual property rights of third parties.

       Claims of patent infringement against GlobalNet, regardless of merit, could result in the expenditure of significant financial and managerial resources.  GlobalNet may be forced to seek to enter into new distribution agreements with third parties (other than EnergyNSync) to resolve claims of infringement by its products of the intellectual property rights of third parties.  These agreements may not be available on acceptable terms or at all.  The failure to obtain such licenses on acceptable terms could have a negative effect on its business.

The loss of key personnel may harm GlobalNet’s ability to obtain and retain customers, manage its rapid growth and compete effectively.

       GlobalNet’s future success will depend significantly upon the continued contributions of certain members of its senior management, who are critical to obtaining and retaining customers, managing GlobalNet’s growth and the future development of its concept.  GlobalNet’s future success will also depend upon its ability to attract and retain highly qualified technical, operating and marketing personnel.  GlobalNet believes that there is intense competition for qualified personnel in the energy management industry.  If GlobalNet cannot hire, train and retain qualified personnel or if a significant number of its current employees depart, GlobalNet may be unable to successfully market its product.

If its EnergyNSync products do not achieve or sustain market acceptance, GlobalNet’s ability to compete will be adversely affected.

       To date, GlobalNet has not sold its products in very large quantities and it is possible a sufficient market may not develop.  Significant marketing will be required in order to establish a sufficient market for the EnergyNSync products.  The technology underlying these products may not become a preferred technology to address the energy management needs of GlobalNet’s customers and potential customers.  Failure to successfully develop and market products on a timely and cost-effective basis could have a material adverse effect on GlobalNet’s ability to compete in the energy management market.

Failure to meet customers’ expectations or deliver expected technical performance could result in losses and negative publicity.

       Customer contracts will involve the installation of energy management equipment that GlobalNet sells and installs to help its clients reduce energy/power consumption.  GlobalNet relies on outside contractors to assist in the installation of its products.  Any defects in this equipment and/or its installation or any other failure to meet customers’ expectations could result in:

•	delayed or lost revenues due to adverse customer reaction;

•	requirements to provide additional products and/or services to a customer at no charge;

•	negative publicity regarding GlobalNet and its products, which could adversely affect our ability to attract or retain customers; and

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•	claims for substantial damage against GlobalNet, regardless of its responsibility for such failure.

If sufficient additional funding is not available to GlobalNet, the commercialization of GlobalNet’s products and its ability to grow may be hindered.

       GlobalNet’s operations have not generated positive cash flow since its inception in 2002.  GlobalNet has primarily funded its operations through proceeds from related parties’ notes and advances.  GlobalNet’s ability to continue to operate until cash flow turns positive may depend on Host’s ability to continue to raise funds through debt or equity financing.  If Host is not successful in raising additional funds, GlobalNet might have to significantly scale back or delay its growth plans, or possibly cease operations altogether.  Any reduction or delay in GlobalNet’s growth plans could have a material adverse affect on its ability to compete in the marketplace, take advantage of business opportunities and develop or enhance its products.

Failure to effectively market GlobalNet’s energy management products could impair its ability to sell large quantities of these products.

       One of the challenges GlobalNet faces in commercializing its energy management products is demonstrating the advantages of its products over more traditional products and competitive products.  As GlobalNet grows, GlobalNet will need to further develop its marketing and sales force.  In addition to its internal sales force, GlobalNet relies on third parties to market and sell its products.  GlobalNet currently maintains a number of relationships with third parties regarding the marketing and distribution of its EnergyNSync products and is dependent upon the efforts of these third parties in marketing and selling these products.  Maintenance of these relationships is based primarily on an ongoing mutual business opportunity and a good overall working relationship.  The current contracts associated with certain of these relationships allow the distributors to terminate the relationship upon 30 days written notice.  Without these relationships, its ability to market and sell the EnergyNSync products could be harmed and GlobalNet may need to divert even more resources to increasing its internal sales force.  If GlobalNet is unable to expand its internal sales force and maintain its third party marketing relationships, its ability to generate significant revenues could be seriously harmed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

       This prospectus and our filings with the Securities and Exchange Commission incorporated by reference in this prospectus include forward-looking statements.  All statements, other than statements of historical facts, included in this prospectus and our filings with the SEC incorporated by reference in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors” beginning on page 4 that we believe could cause actual results or events to differ materially from the forward-looking statements we make.  Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

HOW WE INTEND TO USE PROCEEDS

       If all the warrants are exercised, we will receive a maximum of $6,325,000.  We can give no assurance, however, that any or all of the warrants will be exercised, and therefore, we cannot predict the amount which we may receive from the warrant exercise.  We anticipate we will utilize the proceeds that are received substantially to fund GlobalNet’s sales and marketing efforts including establishing a functional, interactive website, hiring additional sales personnel, repaying loans to shareholders, purchasing inventory and working capital needs including officers’ salaries.  The balance of proceeds will be used for the sales and marketing and working capital needs of our other business divisions.  We estimate the proceeds will be allocated as follows:

•	Fund GlobalNet’s sales and marketing activities (80%),

•	Expand sales and marketing activities of Host’s other business divisions (5%),

•	Expand our corporate dining client base (5%), and

•	Working capital (10%).

       Depending on the amount of proceeds received from the warrant exercise, we could also use a portion of the proceeds currently intended for general working capital purposes to acquire or invest in businesses, products or services, although no specific acquisitions are planned or have been identified, and no portion of the proceeds has been allocated for any acquisition.

       Our management will have some discretion in the application of the net proceeds.  Pending such uses, we intend to invest the proceeds from the warrant exercise in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY

       We have never declared or paid any cash dividends on our common stock and we do not anticipate paying such dividends in the foreseeable future.  We currently intend to retain earnings, if any, to fund the development and growth of our business.

CAPITALIZATION

       The following table sets forth our actual capitalization as of March 31, 2004.  Host will receive a maximum of $6,325,000 if all of the 1,150,000 publicly held warrants are exercised.  The information below is qualified by, and should be read in conjunction with, our financial statements and the notes to those statements appearing at the end of this prospectus.

March 31, 2004
(Unaudited)

Cash and cash equivalents	$ 983,895
Demand note payable	-
Current portion of long-term debt	312,558
Long-term debt	3,071,006
Stockholders’ equity:
Preferred stock	267
Common stock, $.001 par value, 80,000,000 shares authorized,	4,113
Additional paid-in capital	17,385,483
Retained earnings (accumulated deficit)	(10,278,324)
Total stockholders’ equity	$ 7,111,539

PRICE RANGE OF OUR COMMON STOCK AND WARRANTS

       Our common stock is quoted on the NASDAQ Small Cap Market System under the symbol “CAFE”.  The following table sets forth the range of high and low closing sales prices for the last two fiscal years and for each period indicated.

	2004		2003		2002
	High	Low	High	Low	High	Low
First Quarter	$6.47	$1.60	$3.00	$2.07	$2.78	$2.65
Second Quarter	$8.80	$5.53	$2.31	$1.30	$2.88	$1.93
Third Quarter	$8.72	$5.53	$3.07	$1.81	$2.80	$2.10
Fourth Quarter	$6.86	$4.64	$2.45	$1.70	$4.25	$2.90

            Our warrants to purchase common stock are quoted on the NASDAQ Small Cap Market System under the symbol “CAFEW”.  The following table sets forth the range of high and low closing sales prices for the last two fiscal years and for each period indicated.

	2004		2003		2002
	High	Low	High	Low	High	Low
First Quarter	$2.00	$0.30	$0.55	$0.20	$0.38	$0.35
Second Quarter	$3.40	$1.62	$0.35	$0.17	$0.39	$0.20
Third Quarter	$3.38	$1.55	$0.38	$0.25	$0.46	$0.25
Fourth Quarter	$2.11	$0.85	$0.48	$0.20	$0.72	$0.30

            We had approximately 1,158 beneficial owners of our common stock as of June 30, 2004. We have not declared or paid any cash dividends on our common stock and presently intend to retain future earnings, if any, to fund the development and growth of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future.

       On July 12, 2004, the closing price for our common stock and warrants was $4.76 and $0.90, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

       The following review should be read in conjunction with the financial statements and notes thereto.

Cautionary Statement Regarding Forward Looking Information

       This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other items, our growth strategies, anticipated trends in our business and our future results of operations, market conditions in our industry segments, our ability to make and integrate acquisitions and the impact of government regulation. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control.  Actual results could differ materially from these forward-looking statements as a result of, among other things:  our ability to retain and renew customer contracts; our need to finance clients’ equipment and initial start-up costs; our dependence on building owners’ ability to retain clients; fluctuations in food costs; uncertainties in the competitive bidding process; our dependence on key personnel; intense competition in the industry segments in which we operate on a local and national level; and the integration and success of our newly acquired GlobalNet subsidiary and GlobalNet’s ability to satisfy the terms of its license/distribution agreement with EnergyNSync.

       In addition, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to Host, our business or our management, are intended to identify forward-looking statements.

       We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Executive Summary

       Host is an outsource provider of food service management, energy management conservation and pre-employment background screening.  Host integrates the services of its four operating divisions: Host America Business Dining, Lindley Food Service Corporation, GlobalNet Energy Investors, Inc and SelectForce, Inc.  The profile of each division shares similarities in that each is strong in entrepreneurial management, each can operate with the same client base and each company’s products and services can function synergistically with one another.

       In 2000, Host started building an organization that provided solutions to the needs of large businesses and institutions well into the 21st century.  The four Host operating divisions either have locations or clients in the following states:  Arkansas, Colorado, Connecticut, Florida,

Indiana, Kansas, Massachusetts, Missouri, New Hampshire, New Jersey, New Mexico, New York, Oklahoma, Rhode Island and Texas.

       Host utilizes sophisticated technologies in its management services and energy conservation software products and systems. These products and systems enable us to design solutions to problems and develop cost reduction answers for building owners and managers.  Host employs a professional sales and marketing force that services both national and individual accounts and is headed up by a management team that has many years experience in food service, energy conservation management and prescreening services.

Host Results of Operations

Nine months ended March 31, 2004 (“2004 period”) vs. nine months ended March 31, 2003 (“2003 period”)

       Net revenues for the nine months ended March 31, 2004 were $19,953,999 as compared to $18,887,280 for the nine months ended March 31, 2003.  Accordingly, revenues increased $1,066,719 or approximately 6%. The improvement in revenues was primarily attributable to an increase in the Host business dining revenues of $705,726.  The business dining improvement was attributable to the opening of several business dining units during the previous two quarters and an increase in client catering.  SelectForce had sales of $1,381,122 in the 2004 period as compared to $1,301,338 in 2003, an increase of $79,784.  The small increase is mainly attributable to the addition of new clients and an increase in demand from its existing accounts due to the improving economy.  Lindley had a revenue increase of $235,578, primarily due to the Florida and Massachusetts locations which it only operated for a short time during the comparable 2003 period.  The increase in Lindley revenue generated by these locations was mostly offset by the loss of several accounts in Connecticut and the closing of its shelf stable meal operation in Texas in December 2002.  Lindley decided to close the Texas location due to its low margins and operating losses.  The majority of Lindley’s work is done on a contract basis with terms ranging from one to five years—the summer food programs are as short as eight weeks.  Most contracts are secured through a competitive bidding process.  Price alone is not the only determining factor for the awarding of these contracts—food quality, service and other factors may also enter into the decision making process.  Lindley was the successful bidder on the Florida contract and was approached by the Massachusetts agency after the incumbent food service provider had given notice that it no longer wanted the business.  Lindley successfully negotiated with the Massachusetts agency and was awarded the contract on an emergency basis for one year and has since received a six month extension.  Lindley will need to go through the bidding process again as this contract is up for renewal in October.  The business Lindley lost in Connecticut was due to the fact that it was unsuccessful in the competitive bidding process for the renewal of these contracts.  Due to the fact that most of Lindley’s business is awarded as a result of this competitive bidding process, Lindley cannot predict if it will be successful in securing new contracts or renewing existing ones.  GlobalNet generated $45,631 in revenue during the 2004 period.  We expect to increase our revenues for the balance of fiscal 2004 and beyond through the addition of more corporate dining accounts, aggressive marketing of its elderly feeding and employment screening services, the promotion of its shelf stable meal business and the anticipated growth of GlobalNet.

       Total operating costs and expenses were $23,629,747 for the 2004 period as compared to $19,027,924 for the 2003 period, an increase of $4,601,822 or approximately 24%.  Food, paper, labor and related benefits, and contracted services increased by $1,179,510 in the 2004 period.  The business dining operation had an increase in food, labor and related benefits of $626,217, which was primarily due to its increase in revenues.  Lindley’s food, labor and related benefits increased by $257,275 primarily due to the new locations in Florida and Massachusetts which were mostly offset by the closing of the shelf stable meals operation in Texas and the decrease in Connecticut business.  SelectForce had an increase of $57,865 in labor and related benefits and contracted services in the 2004 period.  Contracted services totaling $910,004 represent costs incurred with SelectForce’s data screening providers.  The balance of the increase was attributable to GlobalNet which incurred $238,153 in labor and related benefits costs.  Other expenses consist primarily of legal, accounting and other professional fees, liability insurance, equipment and facility rental, repairs, maintenance, utilities, commissions and various other costs.  Other expenses were $2,347,781 in the 2004 period as compared to $1,941,481 during 2003, an increase of $406,300 or approximately 21%.  The large increase is attributable to the GlobalNet acquisition, the increase in Host’s revenues and corresponding addition of new unit locations and the applicable associated costs and the additional expenses of the Lindley operations in Florida and Massachusetts.  These cost increases were partly offset by the closing of the Texas location.  The 2004 period incurred $23,145 in bank and related fees as compared to $282,094 in the 2003 period, or a decrease of $258,949.  In addition, there were no goodwill impairment charges in the 2004 period as compared to $121,000 taken in the same period for 2003.

       Interest expense increased by $90,685 for the nine months ended March 31, 2004 when compared to the 2003 period.  The increase in interest expense is a result of the accrual of $153,721 of interest on the subordinated debt and the accretion of $73,367 of original issue discount on the warrants attached to the debt. These charges were partially offset by lower interest costs on the bank debt due to the pay off of the term and demand notes on February 13, 2004 (see, Note F).

       Host incurred a net loss of $4,019,380, after provision for income taxes of $19,000 for the nine months ended March 31, 2004, as compared to a net loss of $365,509 for the nine months ended March 31, 2003.  There was an $8,000 provision for income taxes in the 2003 period.  The large net loss in the 2004 period was primarily a result of the GlobalNet acquisition which incurred a net loss of $3,904,505.  The GlobalNet net loss includes a charge for the expensing of acquisition costs of $3,431,381 (see, Note B).  The large net loss during the 2003 period was attributable to the impairment charge of $121,000 and the bank and related fees of $282,094.  We expect to increase our revenues and profitability through the addition of more corporate dining and senior nutrition programs, the continued expansion of its employment and drug screening business, improving cost efficiencies through economies of scale and the anticipated growth of its GlobalNet subsidiary.

Liquidity and Capital Resources

       To date, we have been dependent on equity and debt financing to fund its operations, product development, working capital and acquisition strategy.  We anticipate this trend to continue in the upcoming fiscal year.  Host’s liquidity as evidenced by its current ratio has increased.  The current ratio at March 31, 2004 and June 30, 2003 was 1.60:1 and 1.20:1, respectively.  This increase is primarily attributable to the net proceeds received of $2,525,450 from the private placement of 500,000 shares of its common stock, the $1,875,000 from the issuance of subordinated debt and the exercise of various options and non-publicly traded warrants.  In addition, we also received $386,940 in net proceeds from the issuance of the Series B preferred stock.

       Net cash flows for the nine-month period ended March 31, 2004 resulted in an increase in cash of $409,367, which was primarily attributable to the proceeds received from the issuance of the subordinated debt and preferred and common stock, net of equipment purchases, acquisition and patents costs, debt reduction and cash used in operating activities.  Operating activities resulted in a net cash outflow of $1,135,840.  This was primarily the result of the large net operating loss and an increase in our accounts and note receivable and investment in inventory. Net cash used in investing activities was $1,321,728 consisting primarily of equipment purchases, the GlobalNet acquisition costs, net of cash received and the purchase of the Fan Savers’ patents.  Host’s financing activities resulted in a net cash inflow of $2,866,935 as a result of the common and preferred stock and subordinated debt proceeds, net of principal payments on long-term debt.

       On February 13, 2004, we paid in full the balances due of $983,778 and $324,889 on its term and demand note obligations, respectively, plus accrued interest of $2,327.  We utilized substantially all of the net proceeds from the issuance of subordinated promissory notes to liquidate our debt obligations with the bank.  We are currently negotiating with banks and other financial institutions to secure additional financing and provide long-term liquidity; however, we cannot predict what the outcomeof our capital raising efforts will be.  If we are unsuccessful in its efforts to secure additional debt or equity financing, it could have a material adverse effect upon its ability to fund future acquisitions and operations.

       From November 1, 2002 through February 28, 2003, Host conducted a private placement offering of $1,500,000 or sixty units at $25,000 per unit.  Each unit consisted of one 12% unsecured promissory note in the amount of $25,000 due January 31, 2008 and 7,080 warrants to purchase Host’s common stock at an exercise price of $2.00, exercisable from December 31, 2003 until January 31, 2008.  Interest began to accrue on January 1, 2003 and is payable semi-annually on June 30 and December 31.  Host sold a total of 59 units and received $1,475,000 from the offering.  We applied $965,000 of these proceeds against its demand note payable obligation and paid $122,500 to the selling agent for commissions in connection with the 49 units that were sold by the selling agent.  A registered representative of the selling agent is a major shareholder of Host.  In connection with the $1,475,000 received in the offering, $434,000 has been credited to the warrants based on the fair value, resulting in a reduction in the carrying value of the debt.  This original issue discount will be amortized into interest expense over the term of the debt.

       On August 5, 2003, the board of directors of Host authorized and approved the designation, issuance and sale of series B convertible preferred stock, a newly-created series of Host’s preferred stock. On August 11, 2003, Host privately offered and sold 266,667 shares of the series B stock to an individual investor for an aggregate purchase price of $400,000, or $1.50 per share. The series B stock has various preferences and conversion rights, including the right to receive a cumulative distribution at the rate of 8% per share per annum, payable semi-annually on or before the last day of Host’s fiscal quarters ending December 31 and June 30. Furthermore, the series B stock is convertible for a period of 5 years from the issue date into shares of Host’s common stock according to the conversion ratio set forth in the articles of amendment to the articles of incorporation of Host, which were filed with the Colorado Secretary of State on August 11, 2003.  The articles of amendment also set forth other preferences, conversion and other rights, voting powers, limitations as to distributions and qualifications of the series B stock. The difference between the purchase price and fair value of the common stock into which the preferred stock is convertible of $533,334 is analogous to a dividend and therefore has been reflected as an increase to the deficit during the nine months ended March 31, 2004.

       Host issued 77,750 shares of common stock for options exercised during the nine months ended March 31, 2004.  We received $167,152 in gross proceeds from these options, which were exercised at various prices ranging from $2.00 to $2.6875 per share.

       We issued 46,240 shares of common stock in connection with the exercise of non-publicly traded warrants during the nine months ended March 31, 2004.  We received $179,980 in gross proceeds from these warrants, which were exercised at $2.00 and $5.50 per share.

       On October 1, 2003 we commenced a private placement offering of 500,000 shares of our common stock at a purchase price of $5.00 per share.  The shares were offered and sold on a best efforts basis by officers and directors of Host and by a licensed NASD broker-dealer.  Host paid the selling agent a commission of 10% of the gross proceeds from the shares sold.  In addition, for every ten shares of common stock sold, the selling agent received one warrant to purchase one share of Host common stock at $5.50 per share, exercisable for a period of five years.  A registered representative of the selling agent is a major shareholder of Host.  Officers and directors of Host also offered and sold shares but no commissions or other remuneration were paid to these individuals.  We placed all 500,000 shares of the private placement with twenty-four accredited investors and received $2,500,000 in gross proceeds from the offering; however, the 500,000 shares of common stock were not issued until January 9, 2004.  We paid $242,500 to the selling agent for commissions in connection with the 485,000 shares that were sold by the selling agent.

       During the three months ended March 31, 2004, we received $1,875,000 from the issuance of unsecured subordinated promissory notes.  The notes were sold in increments of $25,000 per unit.  Each unit consisted of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and 7,500 warrants to purchase Host’s common stock at an exercise price of

$10.00, exercisable from December 31, 2004 until January 31, 2009.  Interest will accrue from the date of issuance, payable semi-annually on June 30 and December 31.  We have incurred costs of $195,965 in connection with these note obligations.

       Host business dining does not anticipate making any substantial capital expenditures during the balance of the fiscal year that are not typically reimbursed by its customers.  Initial capital expenditures primarily incurred when a new food service agreement is in its initial start up phase will be financed by cash flows from operations.  On July 1, 2003, Lindley entered into a two-year capital lease agreement for a packaging machine. The packaging machine has already helped to improve efficiency and reduce Lindley’s labor costs.  On October 24, 2003, Lindley entered into a five year, interest free installment note for the purchase of a new 2003 Ford van.  If Lindley is awarded any of the large senior feeding programs it is currently bidding on, it may be required to purchase trucks and food processing equipment to operate these programs.  Lindley expects to fund its equipment requirements through capital leases with its current finance company.

Host Results of Operations

For the Year Ended June 30, 2003 (“2003 period”) vs. the Year Ended June 30, 2002 (“2002 period”)

       Net revenues for the fiscal year ended June 30, 2003 were $25,198,585 as compared to $24,370,150 for the year ended June 30, 2002.  Accordingly, revenues increased $828,435 or approximately 3.4%.  The increase in net revenues was partly a result of the acquisition of SelectForce, which generated revenues of $1,757,904 for the 2003 period as compared to $465,522 for the three months it operated in the 2002 period, or an increase of $1,292,382.  The SelectForce significant revenue increase of $1,292,382 for 2003 was due to the fact that Host acquired SelectForce on March 28, 2002 and consequently only operated it for the last three months of the fiscal year ended June 30, 2002 as compared to a full year of operations in fiscal 2003.  The balance of the sales variance was generated by the continued growth of Lindley, which had a revenue increase of $2,043,790 over the 2002 period.  The three new locations Lindley opened in Indiana, Florida and Massachusetts in July 2002, January 2003 and March 2003, respectively, generated $2,165,759 in revenue.  This was offset by the December 2002 closing of its shelf stable meal in Texas, which resulted in a sales decrease of $151,537 versus the previous year.  Lindley decided to close the Texas location due to its low margins and operating losses.  Lindley’s Connecticut locations generated a nominal revenue increase of $29,568 in fiscal 2003 when compared to fiscal 2002.  Since the majority of Lindley’s work is done on a contract basis secured through a competitive bidding process, it is not always successful in the award of contracts.  The Connecticut revenues were impacted by Lindley’s unsuccessful bids to renew its contracts with Team, Inc. and Community Action Agency.  Due to the fact that most of Lindley’s business is awarded as a result of this competitive bidding process, Lindley cannot predict if it will be successful in securing new contracts or renewing existing ones.  Host’s revenues decreased $2,507,737 from the previous fiscal year due to the closing of the Laurel View Country Club operation in fiscal 2002 and seven business dining units in fiscal 2003.  It only opened two gift shops in fiscal 2003.  Host was unsuccessful in its negotiations with the Town of Hamden, CT to maintain the Laurel View CC account.  The seven business dining units were closed due to large reductions in the workforce populations at several locations, the bankruptcy of one and the renewal of two contracts with another food service.  Host’s business dining was impacted by the downturn in the economy which contributed to the workforce reductions at some locations and cutbacks in the more lucrative catering revenues.  As the economy continues to improve, Host expects this trend to eventually reverse and revenues should improve at existing locations due to increases in employment and additional catering.  Host expects to increase its revenues during the next fiscal year through the addition of more corporate dining accounts, aggressive marketing of its elderly feeding programs and employment screening services and the promotion of its shelf stable meal business.

       Total operating costs and expenses were $25,449,596 for the 2003 period as compared to $23,989,854 for the 2002 period, an increase of $1,459,742 or approximately 6%.  Food, paper, labor and related benefits, and contract services increased by $838,337 in the 2003 period.  A large portion of this increase is due to the acquisition of SelectForce, which operated for a full year versus only three months in 2002.  SelectForce had labor, related benefits and contracted services of $1,463,618 in 2003 as compared to $380,386 for three months in 2002, an increase of $1,083,232.  The business dining operation had a decrease in food, labor and related benefits of $2,190,048, which was due to the decline in dining revenues and improved operating efficiencies at existing cafeteria units.  The balance of the increase in food, labor and related benefits of $1,945,153 was due to the growth of the Lindley operation.  Contracted services totaling $1,151,248 represent costs incurred with SelectForce’s data screening providers.

       Other expenses consist primarily of legal and accounting fees, liability insurance, equipment and facility rental, repairs, maintenance, utilities, commissions, start-up costs related to the new Lindley locations in several states and various other costs.  Other expenses were $2,649,450 in the 2003 period as compared to $2,368,842 during 2002, an increase of $280,608 or approximately 12%. SelectForce accounted for over half of this increase.  SelectForce’s 2003 other costs increased by $146,966 over the three months it operated in 2002.

       The balance of operating costs and expenses consist of a goodwill impairment charge of $121,000 and bank and related fees expense of $261,594.  The impairment charge is for a write down of the Contra Pak goodwill due to the closing of the shelf stable meal operation in Dallas, Texas which has been moved to the Lindley facility in New Haven, Connecticut.  The bank and related fees are a result of Host’s loan modification agreements and re-financing efforts.  It includes the balance of the Webster Bank success fee of $102,500 ($22,500 was recorded in fiscal 2002), the write off of previously non-amortized loan facility costs of $34,925 and $124,169 in legal and other professional fees.

       During fiscal 2003, we incurred significant expenses in travel, labor and setup costs applicable to opening new locations in Florida, Indiana and Massachusetts.  Host expects to reduce its expenses by creating economies of scale, whenever possible, by combining the purchasing power of its various entities.  It intends to consolidate its food purchasing for both business dining and unitized meals with one vendor and anticipates a significant savings in annual food costs once this is implemented.  Host also intends to consolidate other expenses such as property, casualty and medical insurance to reduce these costs.  In October 2001, our Lindley operation purchased an automatic cupping machine, which has saved at least one production worker per year, an approximate annual savings of $20,000.  In July 2003, Lindley purchased a shrink-wrapping machine, which has eliminated two production line workers or an anticipated savings of approximately $40,000 per year.  Lindley also anticipates purchasing additional packaging machines, conveyors, and other equipment, which is expected to improve production output, product quality and reduce expenses.  In addition, SelectForce’s new drug screening operation also incurred large setup costs, training expenses and higher rent (the previous location did not have enough space to accommodate the drug screening equipment).

       Host incurred a net operating loss (before other income and expenses, provision for income taxes, and other comprehensive income on interest rate swap adjustments) of $251,011 for the year ended June 30, 2003 as compared to net operating income of $380,296 for the year ended June 30, 2002.  Host incurred a net loss of $640,158 after provision for income taxes of $38,000 and before other comprehensive income on interest rate swap adjustments of $51,178 for the year ended June 30, 2003.  Host generated a net profit of $70,085, after provision for income taxes of $36,000 and before other comprehensive income on interest rate swap adjustments of $31,291 for the year ended June 30, 2002.  Host expects to improve profitability through the increased growth of its corporate business dining and senior feeding programs and its SelectForce operation.  Lindley Food Service incurred a net loss of $230,819 in fiscal 2003 as compared to a net profit of $421,304 in fiscal 2002.  Several factors contributed to this decrease of $652,123.  Lindley’s loss for fiscal 2003 includes a goodwill impairment charge of $121,000 due to the closing of its shelf stable meal operation in Dallas, Texas, which incurred a loss of $114,415 in 2003 an increase of $53,184 over the 2002 period.  Lindley’s loss also included a charge of $114,925 for bank and related fees recorded during the six months ended December 31, 2002.  In addition, Lindley’s food, paper and labor costs increased over the previous year and contributed to the profit decline and, as we previously indicated, Lindley incurred significant travel, labor and set-up expenses to open its new locations in Florida, Indiana and Massachusetts.

       Interest expense for the year ended June 30, 2003 increased by $71,773 over the year ended June 30, 2002.  The increase in interest expense is a result of the payment of $88,500 for the private placement subordinated debt interest and the accretion of $43,400 of original issue discount on the warrants attached to the debt.  These charges were offset by lower interest costs on the bank debt due to the principal reductions of both the term loan and the revolving line of credit.

For the Year Ended June 30, 2002 (“2002 period”) vs. the Year Ended June 29, 2001 (“2001 period”)

       Net revenues for the fiscal year ended June 30, 2002 were $24,370,150 as compared to $21,636,168 for the year ended June 29, 2001.  Accordingly, revenues increased $2,733,982 or approximately 13%.  The increase in net revenues was primarily a result of increased revenues from Lindley, which accounted for $1,511,749 of the increase.  In addition, revenue increased by $839,116 and $465,522 from the Contra-Pak operation for ten months and SelectForce for three months, respectively.  Host’s revenues decreased $82,405 from the previous fiscal year.

       Total operating costs and expenses were $23,989,854 for the 2002 period as compared to $21,403,264 for the 2001 period, an increase of $2,586,590 or approximately 12%.  This increase is mostly attributable to the SelectForce and Contra-Pak acquisitions and the increase in Lindley’s operating revenues.

       Food, paper, labor and related benefits, and contract services increased by $2,486,702 in the 2002 period.  A portion of this increase is due to the acquisition of SelectForce, which had labor, related benefits and contracted services of $380,386 for the quarter ended June 30, 2002.  The business dining operation had an increase in food, labor, and related benefits of $32,819.  The balance of the increase in food, labor and related benefits of $2,073,497 was due to the growth in the Lindley operation and the addition of Contra-Pak.

       Other expenses consist primarily of legal and accounting fees, liability insurance, equipment and facility rental, repairs, maintenance, utilities, commissions and various other costs.  Other expenses were $2,368,842 in the 2002 period as compared to $2,152,318 in 2001, an increase of $216,524, or approximately 10%.  The increase in 2002 is primarily due to the acquisition of SelectForce.

       The balance of operating costs and expenses are for bank and related fees of $52,372.  This includes an accrual of $22,500 for the Webster Bank loan success fee and $29,872 for the swap breakage fee paid on April 5, 2002.

       Statements of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and No. 142, Goodwill and Other Intangible Assets were issued in July 2001.  These standards change the accounting for business combinations which include, among other things, requiring companies to stop amortizing goodwill and certain intangible assets deemed to have indefinite useful lives.  Host elected to adopt SFAS No.’s 141 and 142 effective June 30, 2001, which reduced amortization expense of goodwill and increased net income by approximately $163,000 for the year ended June 30, 2002.

       Host generated a net operating profit (before other income and expenses, provision for income taxes, and other comprehensive income on interest rate swap adjustments) of $380,296 for the year ended June 30, 2002 as compared to net operating income of $232,904 for the year ended June 29, 2001.  Host generated net income of $70,085 after provision for income taxes of $36,000 and before other comprehensive income on interest rate swap adjustments of $31,291 for the year ended June 30, 2002 as compared to a net loss of $42,387, after provision for income taxes of $44,500 for the year ended June 29, 2001.  The improvements in both operating and net income for the year ended June 30, 2002 were a direct result of the Lindley and SelectForce acquisitions and the continued effort by Host to control expenses.  Host expects to continue to improve profitability through the increased growth of its senior feeding programs, its SelectForce operation and the continued reduction of expenses generated by improved operating efficiencies.

       Interest expense for the year ended June 30, 2002 decreased by $2,432 over the year ended June 29, 2001 due to lower rates and the amortization of the Lindley term loan.  Other income was $6,818 for the year ended June 30, 2002 as compared to $52,670 for the year ended June 29,

2001, a decrease of $45,852.  This decrease is primarily attributed to a reduction in net investment income of $18,929 and a decrease in gain on sale of assets of $21,313.  The decline in net investment income was due to the use of cash to fund the Lindley acquisition.

Liquidity and Capital Resources

       The current ratio at June 30, 2003 and June 30, 2002 was 1.20 and .79, respectively.  This increase is primarily due to the proceeds of $1,475,000 from the private placement subordinated debt.  Host applied $965,000 of these proceeds to its revolving line of credit during fiscal 2003.  Host also paid an additional $48,000 on the revolving line of credit with some of the proceeds from the sale of various vending equipment and inventory.  The long-term portion of the term note payable has been classified in accordance with the terms of the new agreement in the accompanying consolidated balance sheet as of June 30, 2003.

       Net cash flows for the year ended June 30, 2003 resulted in a decrease in cash of $74,097, which was primarily attributable to the purchase of property and equipment, and the reduction of accounts payable, accrued expenses and bank debt, net of private placement and equipment proceeds.  Cash flows provided by operations for the year ended June 30, 2003 were $109,650.  The net loss for 2003 was mostly offset by non-cash charges to depreciation, amortization and goodwill impairment.  Cash used in investing activities of $77,562 was a result of equipment purchases of $215,502 net of proceeds from the sale of equipment of $137,940.  Cash used in financing activities of $106,185 was due to the payment of deferred finance charges of $129,121 and net principal payments on long-term debt and the revolving line of credit of $439,064 and $1,013,000, respectively.  These charges were net of private placement proceeds of $1,475,000.

       As discussed in Note 9 to the accompanying notes to the consolidated financial statements, with regard to the term loan obtained by Host in connection with the acquisition of Lindley, Host entered into an interest rate swap agreement on July 31, 2000 effectively replacing variable interest payments (LIBOR + 2.5%) with fixed interest payments (9.77%) in order to hedge against the changes in the amount of future cash flows associated with payments on variable rate debt.  As of June 30, 2003 Host was paying a fixed rate of 7.27% and receiving 1.32% on a notional amount of $1,190,889.  The differential paid on the interest rate swap agreement is recognized currently as an adjustment to interest expense and totaled $75,933 for the year ended June 30, 2003.  The interest rate swap, totaling $29,099 at June 30, 2003, is reflected at fair value in Host ’s consolidated balance sheet and the related loss on this contract is deferred in shareholders’ equity (as a component of accumulated other comprehensive loss).  This deferred loss is then amortized as an adjustment to interest expense over the same period in which the related interest payments being hedged are recognized in income.  The effect of this accounting on Host’s operating results is that the interest expense on the portion of variable-rate debt being hedged is generally recorded based on a fixed interest rate (9.77%).  In connection with the first amended and restated commercial loan and security agreement, we incurred a swap breakage fee of $29,872 which was paid on April 5, 2002.  On August 5, 2003, we paid the bank $18,083 to unwind the swap agreement pursuant to the July 31, 2003 modification and reaffirmation agreement.

       Cash flows provided by operations for the year ended June 30, 2002 were $779,873.  This improvement in cash flows from operations was primarily generated by Host’s net income of $70,085 as compared to its net loss of $42,387 in fiscal 2001.  Cash used in investing activities of $311,907 was principally due to the use of $198,507 to acquire Contra-Pak’s assets and the SelectForce acquisition.  Cash used in financing activities of $179,418 was due to net principal payments on long-term debt of $154,418.

GlobalNet Results of Operations

For the Nine Months Ended September 30, 2003

       Since GlobalNet was formed on May 16, 2002, it generated limited sales and operating expenses during the period ended September 30, 2002.  Therefore, discussions below are primarily focused on the operating results for GlobalNet for the nine month period from January 1, 2003 through September 30, 2003.

       Net revenues for the nine months ended September 30, 2003 were $349,714.  Approximately $337,000 of these sales were for the sale and installation of GlobalNet’s computerized controller equipment.  The remaining $13,000 in revenue was for aggregation fees.  The equipment was sold under sales agreements which have payment terms ranging up to three years.  The established sales price was fixed in connection with each individual customer; however, the payment terms were predicated upon the estimated kilowatt usage as determined by GlobalNet’s management based upon the customer’s past energy consumption requirements.  GlobalNet utilized this methodology due to the novelty of its product and as a basis for establishing customer relationships.  GlobalNet anticipates that it will utilize more traditional terms on future transactions and receive payment in full upon completion of most equipment installations.  The sales agreements consist of two revenue components for GlobalNet, one for equipment charges and the other for aggregation fees, which are recognized as revenue when they are received each month.  Accordingly, we have recorded deferred revenue for the aggregation sales of $122,000.  As a registered aggregator, GlobalNet is authorized to act as an electricity buyer’s agent and ca join two or more customers into a single purchasing unit to negotiate the purchase of electricity on behalf of a customer group.  In addition, we have also recorded deferred revenue for $410,000, representing uninstalled equipment at some of the locations for two major contracts.  The aggregation portion will be recognized as revenue when payments are received from the applicable customer and the equipment piece will be recorded as revenue when the equipment is installed.

       Total operating expenses for the nine months ended September 30, 2003 were $1,201,931.  Purchases of $282,784 consist of various electrical parts and components used in the production of the computerized controllers.  Labor and benefits of $373,395 consists of installers’ and officers’ salaries and wages, related benefits and taxes, and a charge of $97,300 for compensation expense pursuant to the issuance of stock to the GlobalNet shareholders.  Contracted services of $80,955 are for out-sourced installation and other fees.  GlobalNet recorded $6,628 in depreciation expense and $250,051 in other expenses, which includes travel, entertainment, office and other supplies, provision for bad debts, professional fees, facility rent, provision for warranty charge and various other costs.  Interest expense of $53,338 is primarily comprised of interest charges relating to the various shareholder notes.

       GlobalNet incurred an operating loss of $908,555, after provision for income taxes of $3,000 for the nine months ended September 30, 2003.  GlobalNet expects to improve future profitability through increased sales and installations of its computerized controllers and the development of other revenue sources such as aggregation and equipment monitoring fees.

Liquidity and Capital Resources

       GlobalNet’s cash requirements during the nine months ended September 30, 2003 were primarily funded by notes and advances from related parties.  Net cash flows for the period resulted in a net cash increase of $7,544.  Operating activities resulted in a net cash outflow of $654,910.  This was primarily a result of the net loss and an increase in accounts receivable, which was partly offset by the various non-cash charges, deferred revenue and accrued expenses. Net cash used in investing activities of $74,259 was for the purchase of property and equipment. GlobalNet’s financing activities resulted in a cash inflow of $736,713 as a result of proceeds from related parties’ notes and advances, net of note re-payments.  Operating revenues and debt and equity financing are expected to provide future long-term liquidity; however, GlobalNet cannot predict what the outcome of its debt and equity raising efforts will be.

       GlobalNet’s accounts receivable relate to long-term financing arrangements on the sale of energy control panels and include charges for equipment installations.  Accounts receivables have been generally financed for up to three years and have been recorded net of unamortized discounts and allowances for uncollectible amounts.  The provision for uncollectible amounts for the nine months ended September 30, 2003 was $18,000.

       A major shareholder of Host, who was also a principal shareholder of GlobalNet, has provided GlobalNet with debt financing.  During the nine months ended September 30, 2003, GlobalNet received note proceeds of $710,000 from the shareholder.  These notes, which bear interest at 12% and 15%, mature from November 2003 through August 2006.  As of September 30, 2003, the total balance due on these notes was $631,221.  In addition, as of September 30, 2003, there is a promissory note payable with an outstanding balance of $75,492 due to Host America.  The note bears interest at 9.25% and is due on December 31, 2003.  The proceeds from all of these notes were used primarily for working capital requirements and fixed asset purchases.  GlobalNet also has promissory notes payable to two officers and a director totaling $180,000.  The notes were executed for compensation of $150,000 and for working capital advances totaling $30,000.  The notes will be non-interest bearing if they are paid in full before December 31, 2003.

GlobalNet Results of Operations

May 16, 2002 (inception) to December 31, 2002

       Net revenues for the period May 16, 2002 (inception) through December 31, 2002 were $69,272.  Approximately $39,000 of these sales was paid by air conditioning dealers for sales and installation training kits and demonstration equipment.  The remaining $30,000 in revenue was for the sale of computerized controller equipment to various other customers.

       Cost of goods sold of $32,291 consists of various electrical parts, components and other expenses used in the production of the equipment.  Operating expenses of $47,369 consist primarily of commissions, contract labor, travel, entertainment, office expenses, professional fees and depreciation.

       GlobalNet incurred an operating loss of $10,388 for the period ended December 31, 2002.  GlobalNet expects to improve future profitability through increased sales and installations of its computerized controllers and the development of other revenue sources such as aggregation and equipment monitoring fees.

Liquidity and Capital Resources

       GlobalNet’s cash requirements during the period ended December 31, 2002 were funded by equity and advances from an officer and director.  Net cash flows for the period resulted in an overdraft of $297.  Operating activities resulted in a net cash outflow of $9,256.  Net cash used in investing activities of $8,409 was for the purchase of property and equipment.  GlobalNet’s financing activities resulted in a cash inflow of $17,368 as a result of its initial stock issuance and cash advances from an officer and director.  Operating revenues and debt and equity financing are expected to provide future long-term liquidity; however, GlobalNet cannot predict what the outcome of its debt and equity raising efforts will be.

Critical Accounting Policies

       Our consolidated financial statements include the accounts of Host Corporation and all consolidated subsidiaries. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of our consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While we do not believe the reported amounts would be materially different, application of these policies involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. We evaluate our estimates and judgments, including those related to the impairment of long-lived assets, on an ongoing basis. We base our estimates on experience and on various other assumptions that are believed to be reasonable under the circumstances. All of our significant accounting policies are disclosed in the notes to our consolidated financial statements. The following represent certain critical accounting policies that require us to exercise our business judgment or make significant estimates:

Acquisition Accounting

       The acquisitions of Lindley, Contra-Pak, SelectForce and GlobalNet have been accounted for under the purchase method of accounting for business combinations. Under the purchase method of accounting, the cost, including transaction costs, is allocated to the underlying net assets based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of net assets acquired was recorded as goodwill for Lindley, Contra-Pak and SelectForce.  The excess purchase price in connection with the GlobalNet acquisition was expensed due to the uncertainties surrounding GlobalNet’s ability to meet the purchase requirements under its distribution agreement, and the fact that GlobalNet has not executed contractual arrangements that provide reliable and objective evidence supporting future cash flows to recover the goodwill.

       The judgments made in determining the estimated fair value and expected useful lives assigned to each class of assets acquired and liabilities assumed can significantly impact net income (loss). Determining the fair value of certain assets acquired and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. One of the areas that require more judgment in determining fair values and useful lives is intangible assets. We used a discounted cash flow model to estimate the value of the customer lists and the goodwill acquired in connection with the SelectForce acquisition. Some of the more significant estimates and assumptions inherent in this approach are the projected future cash flows (including timing), the discount rate reflecting the risk inherent in the future cash flows, and the average life of a customer. Most of the assumptions were made based on available historical information.  We utilized the services of a valuation firm to estimate the fair value of Lindley and Contra-Pak in connection with testing the related goodwill for impairment.

       The value of our intangible assets, including goodwill, is exposed to future adverse changes if we experience declines in operating results or experiences significant negative industry or economic trends or if future performance is below historical trends. We periodically review intangible assets and goodwill for impairment using the guidance of applicable accounting literature.

Depreciation and Amortization Expense

       Depreciation expense is based on the estimated useful life of our assets and amortization expense for leasehold improvements is the shorter of the lease term or the estimated useful life of the related assets. The lives of the assets are based on a number of assumptions including cost and timing of capital expenditures to maintain and refurbish the assets, as well as specific market and economic conditions. While management believes its estimates are reasonable, a change in the estimated lives could affect depreciation expense and net income or the gain or loss on the sale of any of our hotels.

Valuation of Deferred Tax Assets

       We have $30,000, net of a valuation allowance of $1,613,000, in consolidated deferred tax assets as of June 30, 2003.  SFAS 109, “Accounting for Income Taxes,” establishes financial accounting and reporting standards for income taxes, the objectives of which are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in a Company’s financial statements or tax returns. We have considered various factors, including future reversals of existing taxable temporary differences, future projected taxable income and tax planning strategies in determining a valuation allowance for our deferred tax assets, and we believe that it is more likely than not that we will be able to realize the $30,000 in deferred tax assets in the future. When a determination is made that all, or a portion, of the deferred tax assets may not be realized, an increase in income tax expense would be recorded in that period.

Allowance for Doubtful Accounts

       Our accounts receivable balance, net of allowance for doubtful accounts, was $2,679,938 as of July 30, 2003, compared with $3,019,798 as of June 30, 2002. The allowance for doubtful accounts as of June 30, 2003 was $23,000, compared with $15,000 as of June 30, 2002. The allowance is based on our assessment of the collectibility of customer accounts. We regularly review the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay.  If a major customer’s creditworthiness deteriorates, or if actual defaults are higher than our historical experience, or if other circumstances arise, our estimates of the recoverability of amounts due to us could be overstated, and additional allowances could be required, which could have an adverse impact on our revenue.

Stock Options

       Estimates are required for the supplemental disclosures relating to accounting for stock based compensation.  The potential impact on compensation expense resulting from a hypothetical 10% change in the expected volatility factor on all outstanding stock options would be approximately $70,000.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are based on the historical financial statements of GlobalNet Energy Investors, Inc. (A Development Stage Company) (GlobalNet) and Host America Corporation and subsidiaries (Host) which appear, or are incorporated by reference, elsewhere herein and has been prepared on a pro forma basis to give effect to the acquisition under the purchase method of accounting, as if the transaction had occurred at the beginning of each operating period presented. The pro forma information was prepared based upon certain assumptions described in the notes to the pro forma combined financial statements and may not be indicative of results that actually would have occurred had the acquisition occurred at the beginning of the last full fiscal year or interim period presented or of results which may occur in the future. The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the annual and interim financial statements and notes thereto of GlobalNet and Host appearing elsewhere and incorporated by reference herein.

HOST AMERICA CORPORATION AND SUBSIDIARIES PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

	Historical Financial Statements
	Host America Corporation	GlobalNet Energy Investors, Inc.	Pro Forma Adjustments	Pro Forma

NET REVENUES	$ 13,308,691	$ 51,980	$ -	$ 13,360,671

OPERATING COSTS AND EXPENSES
Food, paper products and other purchases	5,683,830	39,583	-	5,723,413
Labor and benefits	5,248,661	208,661	9,000	5,466,322
Acquisition costs	3,360,567	-	-	3,360,567
Contracted services	599,341	67,745	-	667,086
Depreciation and amortization	176,775	10,894	-	187,669
Other	1,425,619	201,545	-	1,627,164
Research and development costs	-	249,952	-	249,952
Bank and related fees	22,925	-	-	22,925
	16,517,718	778,380	9,000	17,305,098

Loss from operations	(3,209,027)	(726,400)	(9,000)	(3,944,427)

OTHER EXPENSE	187,761	53,221	-	240,982

Loss before provision for income taxes	(3,396,788)	(779,621)	(9,000)	(4,185,409)

PROVISION FOR INCOME TAXES	11,000	(65,000)	-	(54,000)

Net loss	$ (3,407,788)	$ (714,621)	$ (9,000)	$ (4,131,409)

LOSS PER COMMON SHARE	$ (1.18)			$ (1.21)

WEIGHTED AVERAGE SHARES OUTSTANDING	2,882,949			3,406,047

The accompanying notes are an integral part of these pro forma combined financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2003

	Historical Financial Statements
	Host America Corporation	GlobalNet Energy Investors, Inc.	Pro Forma Adjustments	Pro Forma

NET REVENUES	$ 25,198,585	$ 391,983	$ -	$ 25,590,568

OPERATING COSTS AND EXPENSES
Food, paper products and other purchases	11,178,694	294,649	-	11,473,343
Inventory write-off	-	208,118	-	208,118
Labor and benefits	9,658,017	239,811	18,000	9,915,828
Contracted services	1,151,248	28,885	-	1,180,133
Depreciation and amortization	429,593	4,518	-	434,111
Other	2,649,450	212,143	-	2,861,593
Impairment charge	121,000	-	-	121,000
Bank and related fees	261,594	-	-	261,594
	25,449,596	988,124	18,000	26,455,720

Income (loss) from operations	(251,011)	(596,141)	(18,000)	(865,152)

OTHER EXPENSE	351,147	24,724	-	375,871

Income (loss) before provision for income taxes	(602,158)	(620,865)	(18,000)	(1,241,023)

PROVISION FOR INCOME TAXES	38,000	68,000	(7,000)	99,000

Net income (loss)	$ (640,158)	$ (688,865)	$ (11,000)	$ (1,340,023)

LOSS PER COMMON SHARE	$ (0.29)			$ (0.49)

WEIGHTED AVERAGE SHARES OUTSTANDING	2,178,234			2,728,234

The accompanying notes are an integral part of these pro forma combined financial statements.

34-

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 23, 2003, Host acquired all of the issued and outstanding shares of GlobalNet, in exchange for 550,000 shares of Host’s common stock valued at $1,958,000.  The acquisition was accounted for using the purchase method of accounting.

The Pro Forma Combined Financial Statements of the consolidated entity (Company) are unaudited and presented for informational purposes only and may not reflect the Company’s future results of operations and financial position or what the results of operations and financial position would have been had such transactions occurred as of the dates indicated.  The unaudited Pro Forma Combined Financial Statements and Notes should be read in conjunction with the Financial Statements and Notes and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” included in Host’s Annual Report on Form 10-KSB for the year ended June 30, 2003.

Basis of Presentation of Pro Forma Combined Financial Statements

The pro forma combined financial statements include a statement of operations for the year ended June 30, 2003 for Host (latest audited financial statements) and for GlobalNet.  Also included is a pro forma combined statement of operations for the six months ended December 31, 2003.  Overall, adjustments were made in the pro forma financial statements to record the acquisition, and to reflect known changes being made in the operations of the business.

In the pro forma statements of operations, adjustments were made to reflect additional estimated benefit costs that GlobalNet employees would be entitled to of $18,000 and $9,000 for the year ended June 30, 2003 and the six months ended December 31, 2003, respectively.  The pro forma adjustment in the year ended June 30, 2003 has been shown net of an estimated income tax benefit of $7,000.  There was no pro forma income tax adjustment recorded for the six months ended December 31, 2003.  Such pro forma amounts are not necessarily indicative of what the actual consolidated results of operations might have been had the acquisitions been effective at the beginning of Host and GlobalNets’ fiscal years.

The weighted average shares outstanding for Host have been adjusted for the purposes of the pro forma financial statements to reflect the total shares issued in connection with the acquisition.

Historical net loss and pro forma combined net loss per common share were computed based upon 2,882,949 and 3,406,047 weighted average shares outstanding, respectively, for the six months ended December 31, 2003.  The 3,406,047 pro forma combined weighted average shares outstanding are based upon the assumption that the 550,000 shares issued for the GlobalNet acquisition had occurred on July 1, 2003.  Diluted earnings per share was not presented for the historical six months ended December 31, 2003, as the potentially dilutive warrants, convertible preferred stock and stock purchase options were anti-dilutive.

Historical net loss and pro forma combined net loss per common share were computed based upon 2,178,234 and 2,728,234 weighted average shares outstanding, respectively, for the year ended June 30, 2003. The 2,728,234 pro forma combined weighted average shares outstanding are the sum of the 550,000 shares issued for the GlobalNet acquisition, based upon the assumption that the transaction had occurred on July 1, 2002, and, the 2,178,234 historical weighted average shares outstanding for the year ended June 30, 2003. Diluted earnings per share was not presented for the historical year ended June 30, 2003, as the potentially dilutive warrants, convertible preferred stock and stock purchase options were anti-dilutive.

BUSINESS

       Except for historical information, the following description of our business contains forward-looking statements which involve risks and uncertainties.  Our actual results could differ materially from those set forth in these forward-looking statements as a result of a number of factors, including those set forth under the heading, “Risk Factors.”

Overview

       Host America Corporation currently consists of four principal operating divisions:  Host Business Dining, Lindley Food Service, SelectForce and GlobalNet.  Lindley Food Service, SelectForce and GlobalNet conduct their operations through entities which are wholly-owned subsidiaries of Host.  Host Business Diningis a contract food management organization that specializes in providing full service corporate dining, and such ancillary services as special event catering and office coffee products to business and industry accounts located in Connecticut, New York, New Hampshire, New Jersey, Rhode Island and Texas.  Our Lindley Food Service subsidiary provides fresh, unitized meals for governmental programs, such as senior nutrition programs, Head Start programs, school breakfast and summer school programs, primarily under fixed-price contracts in Connecticut, Florida, Indiana, Massachusetts and Rhode Island.  Our SelectForce subsidiary is a regional employment and drug screening company offering criminal histories, motor vehicle reports, workers compensation records, verification of education and social security numbers, credit reports and previous employment verification.  SelectForce is able to provide its services to clients throughout the United States and currently has clients in Arkansas, Colorado, Connecticut, Kansas, Missouri, New Mexico, Oklahoma and Texas.  Effective December 23, 2003, Host acquired GlobalNet as its third wholly-owned subsidiary.  GlobalNet markets, sells and installs control panels and other electrical energy saving devices for commercial and industrial users.  GlobalNet is in the process of establishing a multi-channel marketing and sales platform in addition to direct sales by its executive officers and sub-distributors, to bring its energy savings product to the market.

History

       We were formed as a Delaware corporation on February 6, 1986 under the name, University Dining Services, Inc.  Our initial business strategy was to provide food service to colleges and preparatory schools in the New England area.  After several years, we determined it was more profitable to concentrate on larger, more densely populated customer bases.  Accordingly, in 1992, we became a full service food management company providing employee dining and special events catering to large office complexes.  On April 30, 1999, we filed Articles of Merger with the State of Colorado to change our corporate domicile, merging Host Delaware into Host Colorado and Host Delaware ceased to exist as of that date.  We changed our corporate domicile to reduce the amount of franchise tax required in the State of Delaware.

       On July 31, 2000, we purchased all of the issued and outstanding shares of Lindley Food Service Corporation of Bridgeport, Connecticut for $6,116,000.  We paid approximately $3.7 million in cash and issued 198,122 shares of our common stock.  Lindley is engaged in the preparation and sale of fresh and frozen unitized meals for senior food programs, school lunches, and various governmental programs, under fixed-price contracts.  Unitized meals allow our clients to contain costs and ensure high quality nutritional standards.

       On March 28, 2002, we acquired all of the outstanding shares of SelectForce, Inc. pursuant to a merger agreement dated October 26, 2001, as modified by an amendment agreement dated December 19, 2001.  In consideration for the acquisition of SelectForce, we issued a total of 700,000 shares of our common stock to the SelectForce shareholders.  This transaction was approved by our shareholders at our annual meeting which was held on March 28, 2002, and SelectForce now operates as a wholly-owned subsidiary of Host.

       On December 23, 2003, we acquired GlobalNet Energy Investors, Inc. pursuant to the terms and conditions of the amended and restated merger agreement dated December 2, 2003.  The shareholders of GlobalNet received in the aggregate, 550,000 shares of Host’s common stock in exchange for all of their outstanding GlobalNet common stock.  As part of the acquisition, we agreed to allocate, on an as received basis, of 80% of the net proceeds from the exercise of the 1,150,000 warrants for marketing and sales of GlobalNet energy management products, to which this registration statement relates, exercisable at $5.50 per warrant, that are currently publicly traded under the NASDQ Symbol CAFEW.

Recent Developments

       Commencing on June 23, 2004, with a final closing on June 25, 2004, we privately placed with Laurus Master Funds, Ltd (i) a Secured Convertible Term Note A in the aggregate principal amount of $4,000,000 which note is convertible into 795,260 shares of our common stock at a fixed conversion price of $5.03 per share, and (ii) a Secured Convertible Term Note B in the aggregate principal amount of $4,000,000 which note is convertible into 730,194 shares of our common stock at a fixed conversion price of $5.48 per share.  The $4,000,000 in proceeds received by us from the placement of Note A are immediately available for use.  However, the terms of Note B require that the $4,000,000 in proceeds received from the placement of Note B be placed in a “restricted bank account” under the sole domain and control of Laurus to be released to us in certain specified amounts only upon presentation to and approval by Laurus of bona fide customer contracts obligating the customer to acquire certain energy savings products, including circuit board units and control boxes, from us or any of our subsidiaries.  In addition, we may request Laurus from time to time to direct the bank to release all or a portion of the amounts contained in the restricted account following or in connection with a corporate acquisition by us or upon conversion of Note B by Laurus into our common stock.

       Note A bears interest at prime plus 1%, which rate is subject to reduction features based on performance. Note B bears interest at 1% until such time as it becomes no longer subject to the restricted account then interest is calculated on the same terms as Note A. Both notes are for a term of three years.

       We also issued to Laurus a common stock purchase warrant for 450,000 shares of our common stock exercisable for a 10 year period at conversion prices as follows:  300,000 shares at $5.98 and 150,000 shares at $6.23.  The warrant is subject to certain adjustment provisions in the event we shall (a) effect a corporate reorganization or merger; or (b) consolidate with or merge into any other entity or transfer all or substantially all of its assets or properties under a plan contemplating our dissolution.

       The notes are secured by a first lien on all of our assets and our operating subsidiaries as well as a guarantee by our subsidiaries in favor of Laurus.  In connection with the transaction, we paid fees of 10% of the total gross proceeds.

Industry and Market Overview

Food Service Industry

       Technomic, a food consultant and research company, estimates that the United States food service industry is a multi-billion dollar industry, encompassing corporate services, educational markets, hospital/health care, correctional facilities, military facilities and transportation facilities.  Technomic also estimates that the senior feeding market is a multi-billion dollar industry, and Host’s subsidiary, Lindley, primarily serves this market.  The food service market is characterized by a large concentration of corporate and industry populations in a multitude of geographic locations.  We believe the geographic locations in which we operate contain:

•	the largest financial segment of the industry,
•	high population density,
•	numerous corporate office parks and industrial facilities, and
•	high concentration of medium-size corporations.

       Although Host has a relatively small share of the food service provider market, we compete favorably with other regional food service providers and those national companies that have operations in the northeastern United States.  We believe we are able to remain competitive because of the quality, selection and value of the food and services that we provide.

Pre-Employment Screening Industry

       We believe that the need for SelectForce’s pre-employment and drug screening services will grow as the United States workforce grows.  The Bureau of Labor Statistics estimates that the United States civilian labor force will increase by 17 million over the 2000-2010 period, reaching 158 million in 2010.  Fortune Magazine wrote in February 2000, that on average in U.S. businesses, at least 50% of all new hires do not work out.  Furthermore, according to AAIM Management Association, a non-profit employer association, 33% of all applicants to a job embellish their resumes or falsify information on an application.  The Employers Resources Association estimates that the cost of replacing employees ranges from $6,000 to $11,000 per employee.  Based on these statistics, we believe there will be continuing need for our pre-employment screening services.

Energy Management

       The United States Department of Energy’s website indicates that electrical consumption, which, exceeds approximately $200 billion dollars annually, is projected to grow at a 2% rate per year through the year 2020.  In addition, the Department of Energy anticipates that increasing electrical demand may exceed the industry’s ability to generate sufficient electrical power.  During 2003, the northeastern region of the United States and portions of Canada, experienced total grid power failure as a result of insufficient electrical energy to satisfy the increase in demand.  In addition, certain states continue to experience high rate increases and brownouts with little relief in sight.  To combat this growing problem, Public Utility Commissions throughout the United States have implemented programs to require utilities to implement energy conservation and management programs to promote the replacement or retrofitting of inefficient lighting, heating and cooling equipment.  In a competitive business environment demanding lower prices of products to the market place, the increase in electricity operating costs will continue to diminish operating margins unless companies and residential consumers take proactive measures to increase electrical efficiencies and reduce waste.  As a result, utility companies and consumers alike are motivated to decrease overall energy consumption.  Almost 60% of this energy is used to power an estimated 1 billion AC electric motor-driven devices in the U.S.  The U.S. Department of Energy estimates that anywhere from 20% – 40% of the country’s electrical consumption is wasted each day by the inefficient operation of AC induction motors.  Deregulation of utilities and increased competition are forcing electric utilities to become pro-active in promoting the purchase and installation of energy saving products and services similar to those currently being offered to its customers by GlobalNet and its affiliates.

Operations

       With the recent addition of GlobalNet, Host consists of four operating divisions: Host Business Dining, Lindley Food Service, SelectForce and GlobalNet.  A description of each division follows.

Host Business Dining

       Since our formation in 1986, we have grown from providing food service to colleges and preparatory schools in the New England area to a regional, full-service food service provider for major corporations.  Our primary clients are medium-size corporate accounts with annual food sales of between $250,000 and $2 million.  We feel these accounts allow us the opportunity to provide a wide variety of food services in a single location.  We also are afforded the opportunity to customize our services at each location to provide:

•	cafeteria services,
•	special event catering,
•	office coffee services, and
•	employee gift and sundry stores.

       At most locations, we are the exclusive provider of all available food and beverages and are responsible for hiring and training personnel.  Our on-site managers work closely with our corporate officers to ensure continuing food quality and customer satisfaction.

       New accounts are assigned to a member of management who develops a comprehensive plan to meet each client’s specific needs.  After extensive interviews and on-site visits, an operating strategy is formulated to best meet the needs of our clients.  We consider various factors to maximize our profit potential without sacrificing client satisfaction, including a thorough review of:

•	labor and product costs,
•	facility and menu design,
•	training and recruiting,
•	specialized needs of the client or its employees, and
•	equipment needs.

       Each location is continually reviewed to monitor client employee satisfaction, changing food requirements and quality of food and service.  Based upon reports supplied by on-site managers, additional services are added as demand changes, including catering facilities and food selection upgrades.

       In an effort to reduce costs and increase profitability, we began to outsource our vending operation during the quarter ended March 31, 2003.  We sold our vending equipment and inventory and eliminated our vending staff.  We entered into agreements with the companies that purchased the equipment and inventory and will receive monthly commissions on the vending sales generated by these companies at the various unit locations.

       We may be required to grant credit to our customers to fund their initial purchase of equipment and supplies at our various food service facilities.  Before granting credit, we review a client’s credit history and establish an allowance for doubtful accounts based upon factors surrounding the credit risk of specific clients, industry historical trends and other types of credit information.  To reduce the risk of default, our client contracts provide for buyback provisions requiring each client to buy the equipment and supplies in the event of an early termination of the contract.

       Client accounts are staffed by several levels of management type employees who are responsible for our client’s complete satisfaction.  We employ district managers with strong sales and administrative backgrounds who are responsible for overseeing the client accounts in their region, as well as forecasting the budget for each account and assisting the on-site management at each location.  The on-site manager is responsible for the day-to-day activities of the account and for ensuring continuing food quality and satisfaction.  In the smaller accounts, a chef/manager will perform these duties.  The supporting personnel at each location may include:

•	an executive chef,
•	sous chef,
•	grill cook,
•	deli servers,
•	cashiers,
•	dishwashers,
•	catering personnel, and
•	general kitchen help.

       We employ managers, chefs and cooks who have obtained experience from larger food service organizations, graduates of a culinary school or graduates with a degree in Hotel and Restaurant management.  Other support personnel are hired locally and trained on-site by our on-site manager, chef/managers and/or district mangers.

Lindley Food Service

       Our Lindley subsidiary prepares meals for various governmental programs under fixed-price contracts and has a slightly different operational structure.  Typically, Lindley will bid on government feeding contracts involving schools and senior citizen programs.  Lindley operates three food processing locations in Connecticut which have high volume production capabilities for breakfast, lunch and after school programs and recently, Lindley added production facilities in Florida, Indiana and Massachusetts.  Lindley’s production staff prepares the meals daily and delivers the meals using its own trucks and drivers, directly from the food processing locations to the client’s facility.  Lindley also offers packaged microwavable senior meals for its “meals-on-wheels” programs and does congregate feeding.  A staff nutritionist monitors the nutritional content of the food produced at each of Lindley’s facilities.  Currently, Lindley is one of the largest providers of fresh unitized meals in the Northeast, operating out of its various production sites.

       Lindley’s strengths include professional management of large-volume accounts, custom designed meals for special needs and available plan capacity to expand production.

SelectForce

       SelectForce is a regional employment screening company offering a complete package of criminal histories, motor vehicle reports, worker’s compensation records, verifications of education and social security numbers, credit reports, and previous employment verification.  Drug screening (five-panel and nine-panel) and assessment testing is also available to SelectForce’s clients through strategic affiliates.  SelectForce recently began providing paternity testing (DNA).  SelectForce currently has clients in Arkansas, Colorado, Connecticut, Georgia, Kansas, Missouri, New Mexico, Oklahoma and Texas.

       The majority of corporate revenues are from sales to customers that are in health care or temporary employment industries.  This makes up approximately 45% of our revenues and includes nursing homes, assisted living centers, hospitals, and home health care providers.  Temporary employment agencies currently make up 10% of revenues.  The balance of revenues is from a variety of commercial businesses, schools, and contractors.  SelectForce has over 1,000 different accounts with the average account size being only $2,500 annually.  Management believes by focusing on larger employers that have 1,000 to 5,000 employees, incremental profits will increase by reducing administrative costs and increasing the average size of the account.

       SelectForces’s primary emphasis has been on those businesses that are required by law to have criminal history searches performed.  These types of accounts presently make up the majority of SelectForce’s clients.  Currently the emphasis is shifting from being more than a requirement, but rather a solution to those larger corporate accounts.  SelectForce has segmented each step in the workflow process to ensure that proper handling and special attention is given to those key accounts. One person is assigned to each key account and a member of management tracks the daily activities and monitors the process for quality and customer satisfaction.  Typically, SelectForce does not require contracts with their clients.  To minimize losses, management monitors outstanding balances monthly and freezes accounts that are past due more than 60 days.

       SelectForce has recently begun to target the education industry, and with new legislation requiring criminal background checks for all personnel, SelectForce hopes to enhance current operations.  SelectForce will continue to focus on the education market by establishing strong relationships in related professional associations and organizations.  SelectForce will attend conferences and trade shows to establish contacts and promote services.

GlobalNet

       GlobalNet markets, sells, installs and manages energy saving products and technology.  Its principal product consists of a computerized controller capable of reducing energy consumption and demand fluctuations of electrical inductive loads on motors and certain lighting systems.  GlobalNet believes it can provide both large and small customers with significant savings on their electrical energy usage and minimize downtime costs associated with power outages.  Likewise, the increase in energy efficiency can reduce repairs and maintenance expenses by pro-longing the life of the customers’ equipment.  GlobalNet holds a license/distribution agreement with EnergyNSync, an affiliated company, which provides GlobalNet with the exclusive right to distribute their energy products.  The agreement is contingent upon GlobalNet meeting minimum annual dollar volume purchase requirements measured on a quarterly basis.  In the event GlobalNet fails to meet the quarterly purchase requirements, the exclusive term shall terminate and the agreement shall automatically be amended and shall thereafter be, non-exclusive for the non-exclusive term (6 months).  In the event that GlobalNet fails to meet the minimum annual purchase requirement during the non-exclusive term, EnergyNSync may give 30 days prior written notice to GlobalNet to terminate this agreement.  GlobalNet failed to meet its first quarterly measurement requirement; however, it has secured a waiver of this default from EnergyNSync.

       GlobalNet’s principal products and services are as follows:

•

LightMasterPlus
This product reduces kilowatt hours and demand usage in ballasts, bulbs and light fixtures and increases their useful life by correcting their power factors and decreasing the heat generated by them during operation.

•

MotorMasterPlus
This product also reduces kilowatt hours and demand usage in various motors such as air conditioner compressors and appliances and increases their useful life by correcting their power factors, reducing motor vibration and decreasing the motor’s operating temperature.

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•	VaporMaster This product is a gas leak detection system for high volume refrigerant areas which sets off an alarm to alert the user for safety and system protection purposes.

•

FanSaver
This product regulates the speed of the evaporator fan motor to meet the needs of the refrigeration cycle in a walk-in box.  It also detects refrigerant flow and selects the optimum fan speed which saves energy usage and reduces compressor run time to increase the life of the fan motor.

•	Services GlobalNet offers product enhancements, installation and product servicing and maintenance support to its customers.

       In addition, GlobalNet is a registered “aggregator” with the Public Utility Commission of Texas.  As a registered aggregator, GlobalNet is authorized to act as an electricity buyer’s agent and can join two or more customers into a single purchasing unit to negotiate the purchase of electricity on behalf of a customer group.

       In December 2003, GlobalNet received Underwriters Laboratories, Inc. listing and labeling of its industrial control panels which confirms that they comply with the Standard for Industrial Control Panels UL508A.  This standard is the basis for acceptance for all of the National Building Codes such as BOCA, ICBO, SBCC and NFPA.  The UL listing and labeling status was required to allow GlobalNet to install its control panels into several national account test facilities.

       GlobalNet’s long-term goal is to target the commercial, industrial and governmental markets, initially utilizing direct sales by its executive team, then sub-distributors and an in-house sales staff.  GlobalNet also plans to conduct research and development efforts, which may include obtaining international rights from EnergyNSync, new product launches and product expansions with a view to increasing revenues, market expansion, name brand recognition and client loyalty.  We also will continue to develop our relationships with large electrical contractors, the restaurant industry and the large corporate dining clients of our food service division.

Business Strategy

Host Business Dining

       We introduced our “Food Serve 2000” as a means of evaluating all of our existing food operations in an attempt to maximize and maintain client satisfaction.  Each month we study the basic elements of our food service at each location, including:

•	traffic flows and waiting times,
•	menu variety and food presentation,

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•	nutritional assessment,
•	work preparation, and
•	labor qualifications.

       Through our continuing evaluations, on-site managers strive to maintain:

•	strict cost containment policies,
•	nutritional programs for better health,
•	custom designed menus to meet regional and ethnic tastes, and
•	facilities with state-of-the-art equipment.

       After our comprehensive evaluations, each facility is reviewed with the client to select the best possible combination of food and service.  This program allows us to make rapid changes at a given location before employee dissatisfaction results in a termination of a contract.  If a problem develops at a local level, management has the ability to rapidly deploy individuals specializing in the area and seek a solution.

Lindley Food Service

       We intend to aggressively pursue higher margin business such as the “meals-on-wheels” and other senior feeding programs.  We will focus on this market by attending trade shows and submitting more bids for this type of business, typically in the northeastern United States, however we are expanding our operations to other parts of the United States as well.  We have also entered the market for shelf stable meals for the elderly and victims of national disasters.  We hope to further increase market share through the expertise of industry consultants and an aggressive in-house sales force.  We will also seek additional acquisitions of related companies.

SelectForce

       We have completed an analysis and evaluation of our customer base, workflow procedures, vendor selection and competition in an effort to provide our client’s with ever-improving products and services.   As described above, we will continue to increase our focus on the education industry and other market sectors that are increasingly requiring background checks for their employees.  In our effort to establish contacts and promote our services, we intend to join professional associations and attend trade shows and conferences.

GlobalNet

       GlobalNet intends to expand its market base through direct market penetration of its multiple energy saving products.  This will be accomplished by targeting the market leader in each segment (retail, commercial, industrial, real estate, government and education) which is expected to bring credibility and name brand recognition to the energy saving and management product lines we offer.  In addition, GlobalNet intends to establish relationships with trade organizations that will endorse the products, and offer the sale of these products to companies that make up their industry.  The third avenue to market GlobalNet products, will be to cross sell the energy management products to Host’s current food service clients.  This process should streamline

GlobalNet’s entry into the marketplace, as relationships are already in place that will reduce the sales process leading to additional revenues.

Marketing

Host Business Dining and Lindley Food Service

       We selectively bid for privately owned facility contracts and contracts awarded by governmental and quasi-governmental agencies.  Other potential food service contracts come to our attention through:

•	mail and telephone,
•	conversations with suppliers, such as purveyors and vending machine suppliers,
•	state listings,
•	trade shows and conventions, and
•	client referrals.

       New clients generally require that we submit a bid and make a proposal outlining a capital investment (if required) and other financial terms.  We may be required to make capital improvements to the client’s facility at the start of the contract to secure an account.  We also expend a great deal of time and effort preparing proposals and negotiating contracts.  In certain cases, a private-facility owner may choose to negotiate with us exclusively, in which case we do not have to participate in any bidding process.

       To attract office building clients, we constantly upgrade the quality of our food service and customer services.  We strive to provide menu items, which are healthy and higher quality than typical fast food or cafeteria style products.  Our philosophy is that to the extent our client’s employees are able to satisfy their food needs at their employer’s location, the less time those employees are away from their office setting.  We believe this results in an increase in corporate and individual productivity.  Further, if we can satisfy the employees with diverse and high-quality food items, employers are often willing to subsidize a portion of the costs.

       We believe that we can compete with the largest of our competitors because:

•	we provide direct, personal contact with our clients two or three times a week,
•	offer flexible menus to meet desires, and
•	intensively train our managers.

       We were recently featured in the following articles in trade publications:

•

In September 2002, Food Management Magazine did its cover story on Host.  The article focused on our venue into senior feeding through the Lindley acquisition, our commitment to providing quality meals and our overall rate of growth.

•	The April 2003 issue of Food Management Magazine placed Host in the 39th spot (Host was 36th in 2001) on their “Contractor Top 50” list for calendar year 2002.

SelectForce

        We obtain a large number of our clients through referrals from other clients.  Other potential leads come to us through direct customer contact, trade shows, by mail and telephone solicitation, and from participation in professional associations.  We are constantly attempting to upgrade the quality and appearance of the information provided to our clients.  In our effort to attract potential clients, we look for ways to package services that will entice businesses to conduct a more comprehensive screening process and thus, engage our services.  We believe that if we can demonstrate a return on investment to businesses by reducing training costs, overhead and employee turnover, potential clients will be less likely to attempt to perform employee pre-screening internally.

GlobalNet

       GlobalNet will pursue a multi-channel approach in its marketing and sales strategy utilizing management, sub-distributors and an in-house sales staff concentrating on commercial and industrial customers.  As we achieve brand awareness through advertising, our website and industry and electric conservation seminars and exhibits to promote the products, we will attempt direct sales efforts to potential customers whom we believe are extremely sensitive to growing energy costs.  Management will be responsible to identify potential customers in a particular industry group and those persons within an organization to implement an energy savings program.  We will directly contact the energy decision makers at a particular company to explain our product line.  GlobalNet will then determine which products and services of EnergyNSync or other manufacturers will most benefit the customer and arrange for an onsite beta testing program and product modifications prior to installation.  Extensive follow up and testing of our system is conducted by an in-house technical staff and sub-distributors to insure customer satisfaction.  We believe that satisfied customers with proof of energy savings is an important element in marketing our products.

Acquisition Strategy

       We believe there are significant opportunities to further expand our business through the acquisition of companies in those industries which are compatible to the industries in which we operate with higher margins on revenues.  Our officers and directors are responsible for identifying, pursuing and negotiating potential acquisition candidates and integrating acquired operations.  We believe we can integrate acquired companies into our management structure and diversify operations successfully without a significant increase in general and administrative expenses.  In addition, future acquisitions are expected to enable us to lower overhead costs through centralized geographical office operations.  We would like to grow to a size that qualifies us for bids on larger volume accounts, requiring asset or purchase programs, however, there can be no assurance that our acquisition strategy will be successful.

Major Clients and Contracts

Host Business Dining

       We have a number of large, multi-year contracts among our 32 units.  Some of our larger contracts include:

•	Pitney Bowes, Inc., of Stamford, Connecticut (currently 7 locations with over 4,500 employees),
•	Oxford Health Plans, Inc., of Trumbull, Connecticut (currently 5 locations with over 4,000 employees),
•	Georgia Pacific, of Norwalk, Connecticut (with over 1,000 employees), and
•	Stanley Works of New Britain, Connecticut and East Greenwich, Rhode Island (with over 4,500 employees).

       Our two largest contracts, Oxford Health Plans and Pitney Bowes, accounted for 11% and 9%, respectively, of our total revenue for the fiscal year ended June 30, 2003.  If we were to lose either of these major contracts, such loss may have a material adverse effect on Host.

       During the fiscal year ended June 30, 2003, Host opened two gift shop facilities and closed seven facilities.  The new facilities are:

•	Pitney Bowes Headquarters gift shop in Stamford, Connecticut, and
•	Pitney Bowes Main Plant gift shop in Stamford, Connecticut.

       We closed facilities at:

•	Ames Department Stores in Rocky Hill, Connecticut,
•	Tyco in Eatontown, New Jersey,
•	New England Business Systems in New Hampshire and Massachusetts,
•	499 and New Leaf Café’s in Edison, New Jersey, and
•	Merritt Crossing, Milford, Connecticut.

       The closures described above were a result of various reasons.  The Tyco, 499 and New Leaf Café’s and Merritt Crossing closures resulted from large reductions in respective company workforces, which decreased Host’s revenues at these locations.  We negotiated with these customers in an attempt to retain the business, but the parties could not come to a mutually beneficial agreement. Ames closed its operations due to bankruptcy and the New England Business Systems accounts decided to renew their contracts with another business dining service. We do not believe that the loss of these contracts will have a material adverse effect on our operations.

Lindley Food Service

       Our Lindley subsidiary has numerous “meals-on-wheels” and congregate feeding accounts, the largest of which are in New Haven, Bridgeport and Waterbury, Connecticut, Muncie, Indiana and Everett, Massachusetts.  Lindley provides school breakfasts and lunches for the New Haven, Bridgeport and Waterbury public schools.  During July and August 2002, Lindley provided breakfasts and lunches for the Hartford and Waterbury summer food programs.  Lindley was also awarded the contract with the Boston, Massachusetts public schools to provide emergency replacement meals for breakfast and sandwich items. The above referenced contract was awarded to Lindley after it had been the successful bidder for this business.  Most of Lindley’s contracts are secured in this manner because the majority of its business is with governmental agencies.  During the year, Lindley was also awarded the following elderly feeding programs:

•	Meals on Wheels Etc., Lake Mary, Florida,
•	Easter Seals of Winter Park, Florida,
•	WestMass Elder Care, Inc., Holyoke, MA,
•	Meals on Wheels of Rhode Island, Providence, RI, and
•	Suburban Boston Consortium, Everett, MA.

       In mid-March 2003, after an unsuccessful attempt to negotiate a rate increase, Lindley terminated its contract with Indiana University – Area 9 in Muncie, Indiana.  In addition, Lindley lost the bids to renew its contracts with Team, Inc. and Community Action Agency.  Management does not believe that the loss of these three contracts will have a material adverse effect on operations.

       Lindley is currently involved in bids for several other “meals-on-wheels,” head-start and shelf stable meals contracts in various states and intends to continue to aggressively pursue this type of business.

SelectForce

       The majority of SelectForce’s revenues are from sales to customers in the health care or temporary employment industries.  Other customers include commercial businesses, schools and contractors who seek employment screening services.  While no customer of SelectForce accounts for over 3% of its total revenue, some of its more recognized customers include Manpower, Inc. and Great Plains Coca Cola, Inc.  Such clients are representative of SelectForce’s client base, although many of SelectForce’s clients do not have such widespread name recognition.

GlobalNet

       GlobalNet’s management has developed relationships with restaurant, retail and commercial chains.  GlobalNet recently installed its EnergyNSync (“ENS”) MotorMasterPlus product at a test site for a national restaurant chain at one of its stores outside of Boston, Mass.  It has also signed a contract to install its ENS MotorMasterPlus, LightMasterPlus and FanSaver at two Kansas City Sonic Restaurants owned by the Zahn Corporation, which operates twenty-five

Sonic Restaurants along with other interests, in the southwest area.  In addition, it has been in discussions to install test sites at one of the properties of a New York Stock Exchange listed national REIT in the Boston area, a large liquor warehouse in Dallas, Texas, a large university also located in Texas and a supermarket chain located in the northwest region of the country.  GlobalNet installs these test sites at no cost if the customer has the potential for a large number of installations.  At the end of the test period, GlobalNet will receive payment for the test site if the customer decides to go forward with a commitment for additional locations.  If no commitment is given, GlobalNet removes the equipment from the test site.  In addition, GlobalNet has recently installed the MotorMasterPlus and LightMasterPlus in two of six warehouse locations of one of its current customers.

       GlobalNet has been approved as an aggregator in the state of Texas and is in the process of seeking similar approval in several other states.  As a registered aggregator, GlobalNet is authorized to act as an electricity buyer’s agent and can join two or more customers into a single purchasing unit to negotiate the purchase of electricity on behalf of a customer group.  GlobalNet currently receives aggregation revenue from some of its Texas customers.  In addition, several utility companies have voiced an interest in promoting our products to their business and residential clients.

Seasonality

       Our food service divisions are somewhat seasonal in nature.  Many of our corporate clients are less busy in the summer months due to the vacation schedules of their employees and shift reductions.  Special events catering tends to peak at various times of the year depending on corporate meetings, holiday parties and the frequency of special events.  We adjust our labor staffing and inventories as necessary during these periods.

Competition

Host Business Dining and Lindley Food Service

       We encounter significant competition locally and nationally in the contract food service market. Food service companies compete for clients on the basis of:

•	quality and service standards,
•	local economic conditions,
•	innovative approaches to food service facility design, and
•	maximization of sales and price (including the making of loans, advances and investments in client facilities and equipment).

       Competition may result in price reductions, decreased gross margins and loss of market share.  Certain of our competitors compete with us on a national basis and have greater financial and other resources than we have.  In addition, existing or potential clients may elect to “self operate” their food service, eliminating the opportunity for us to compete for their business.

SelectForce

       Our SelectForce subsidiary competes for clients on the basis of quality of information, timeliness and delivery of service.  Certain of our competitors are much larger companies and have greater financial and other resources than we do.  In addition, existing or potential clients may elect to perform their screening process in-house, thus eliminating the need for our services.

GlobalNet

       There are currently a number of products on the market that directly or indirectly compete with the EnergyNSync products.  Many of these products are offered by companies that are larger and better financed.  However, GlobalNet believes that although energy saving technology currently exists, its product is the only one capable of controlling, monitoring and saving energy, all in one product.  Our product also is capable of providing real-time variability of savings levels, alarm capabilities and operational control at offsite locations.

       GlobalNet believes that our EnergyNSync (“ENS”) MotorMasterPlus and LightMasterPlus products have certain qualities and advantages over those sold by our competitors.  Our equipment processor is digital, which is faster, more compact and more efficient than our competitors’ analog processors.  The installation of our equipment is less invasive and creates less of a disruption to a customer’s operation than that of our competition.  Our equipment can generate power savings during the entire running time of a motor while we believe many of our competitors’ products can only save power during a motor’s down time.  Another advantage of our equipment is that it can provide continuous savings without affecting any mechanical changes to the way the motors were designed.

Government Regulation

General

       Our business is subject to various government regulations including environmental, employment, privacy and safety regulations.  In addition, our food service facilities are subject to state health department regulations, yearly health inspections, sanitation and safety standards, and state and local licensing of the sale of food products.  The cost of compliance with these various regulations is not material; however, we cannot assure you that additional federal and state legislation or changes in the regulatory environment will not limit our activities in the future or increase the cost of compliance.

Energy Management

       New government regulations, through The Energy Policy Act of 1992 ("EPACT"), are changing the competitive environment in the electric generation and AC motor industries. EPACT has brought sweeping changes to the electric industry. These changes include allowing for directcompetition among wholesale power suppliers and mandating use of more efficient electric motors.  In the U.S., electric volatility is already high relative to other industrial economies. While many formerly state-owned electric utilities are becoming independent business entities through deregulation, the regulation of the electric industry remains high.  AC motor manufacturers are being forced to comply with more stringent environmental performance requirements to make motors more efficient. These requirements put added pressure on smaller companies who do not have the research and development resources of larger competitors.  State and Federal agencies are demanding the reduction of usage, while offering tax and product purchase incentives and allowances to customers that meet certain saving criteria.

Employees

       As of June 30, 2004, Host Business Dining had 182 full-time employees and 20 part-time employees employed for special occasions and seasonal busy times.  Our Lindley subsidiary had 130 full-time employees and 32 part-time employees.  Our SelectForce subsidiary had 9 full-time employees and 1 part-time employee.  Our GlobalNet subsidiary had 12 full-time employees and 1 part-time employee.  None of our employees are represented by a union.

Facilities

       Our corporate offices are located at Two Broadway, Hamden, Connecticut 06518.  Our telephone number is (203) 248-4100.  Lindley’s corporate offices are located at 201 Wallace Street, New Haven, Connecticut 06511.  SelectForce’s corporate offices are located at 200 N.W. 66th Street, Suite 972, Oklahoma City, Oklahoma 73116.  GlobalNet’s corporate offices are located at 1840 Hutton Drive, Suite 130, Carrollton, Texas 75006.

       We lease our executive offices under the terms of a month-to-month lease agreement, with a monthly payment of $3,335.  We lease our Lindley executive office facility in New Haven, Connecticut pursuant to a five (5) year lease which commenced on April 1, 2000, with a monthly payment of $11,075.  We lease our SelectForce executive offices in Oklahoma City, Oklahoma pursuant to the terms of a five (5) year lease agreement that commenced on July 1, 2002, with a monthly payment of $3,728.  We lease our GlobalNet executive offices in Carrollton, Texas pursuant to the terms of a three-year lease agreement that commenced on September 15, 2003, with a monthly payment of $6,666.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and there are no such proceedings which are known to be contemplated for which we anticipate a material risk of loss.

MANAGEMENT

       The following table sets forth certain information concerning the directors and executive officers of Host:

Name	Age	Position	Director Since	Term to Expire

Geoffrey W. Ramsey	53	CEO, President, Treasurer and a Director	1986	2007

David J. Murphy	46	CFO, Executive Vice President and a Director	1986	2007

Anne L. Ramsey	56	Secretary and a Director	1986	2006

Gilbert Rossomando	45	President of Lindley and a Director	2000	2005

Mark Cerreta	44	Executive Vice President of Lindley	*	*

Tammi Didlot	38	President of SelectForce and a Director	2002	2006

Thomas P. Eagan, Jr.	61	Director	1988	2006

John D’Antona	61	Director	1998	2005

Patrick J. Healy	60	Director	1998	2005

Peter Sarmanian	33	Director	2003	2007

C. Michael Horton	61	Director	2004	2005

Nicholas M. Troiano	46	Director	2004	2006

_____________________

*  Mr. Cerreta is not a director of Host.

       All directors will hold office until their successors have been elected and qualified.  Our articles of incorporation, as amended, provide that the members of our board of directors shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year.  Directors in each class are elected for three-year terms.

       Each of the officers of Host provides services to Host on a full time basis.  Other than officers who are subject to employment agreements, as described elsewhere, each officer serves at the discretion of the board of directors.

       The following is a biographical summary of the business experience of the directors and executive officers of Host.

       Geoffrey W. Ramsey, a co-founder of Host, has been the President, Treasurer and a director of Host since March 1986.  Mr. Ramsey has more than 30 years experience in the food service industry. Currently, he is responsible for the day-to-day management of all marketing and sales activities for Host.  He also is responsible for future growth planning and evaluating potential acquisition candidates.  He has developed a comprehensive sales program for manual dining operations, vending and other ancillary services.  Prior to 1986, Mr. Ramsey operated a number of diverse food service operations.  These included the University of New Haven, Southern Connecticut State University, Choate – Rosemary Hall and others.  Mr. Ramsey was Personnel and Training Specialist for ARA Services and has a B.S. degree from the University of New Haven and a A.A.S. degree from the Culinary Institute of America.

       David J. Murphy, a co-founder of Host, has been Chief Financial Officer, Executive Vice President and a director of Host since March 1986.  Mr. Murphy has more than 25 years experience in the industry.  Currently, he is responsible for all financial and operational aspects of Host.  From 1984 to 1986, he was the Operations Manager for Campus Dining at the University of New Haven and served as Adjunct Professor in the Hotel, Restaurant and Tourism School.  From 1983 to 1984, he was involved in operations at Hamilton College in Clinton, New York and Fairleigh Dickinson University in Madison, New Jersey.  Mr. Murphy received his B.S. degree in International Business from Quinnipiac University in Hamden, Connecticut, and a certificate in Exporting Marketing from the same college.  He has also completed post graduate courses in business.  Mr. Murphy is a member of the National Restaurant Association and the National Association of College and University Food Services and is listed in 1986-1987 Directory of Hospitality Educators.

       Anne L. Ramsey has been the Secretary and a director of Host since March 1986. Along with her duties as corporate Secretary, Ms. Ramsey serves as a District Supervisor, is responsible for one of the Host facilities in Connecticut and is the Human Resources Director.  Prior to 1986, she was Vice President of Operations for Comstock Leasing, Inc. in San Mateo, California from 1984 to 1985.  From 1980 to 1984, she was Operations Manager for Comstock Leasing.

       Gilbert Rossomando has served as a director of Host since July 2000 and is one of the founders of Lindley.  Mr. Rossomando served as an officer and director of Lindley from July 1995 to July 2000 and continues to be an officer of Lindley, as a subsidiary of Host, where he is responsible for cost analysis, sales and marketing, contract bidding and employee policies.  Mr. Rossomando has a Bachelors Degree in Business Administration and Food Service Management from the University of New Haven.

       Mark Cerreta is a co-founder of Lindley, and since July 2000 has served as the Executive Vice President in charge of Host’s Lindley operations.  From July 1995 to July 2000, Mr. Cerreta served as an officer and director of Lindley.  Mr. Cerreta is currently responsible for customer relations, purchasing, commodity processing for donated foods and negotiates bid pricing with manufacturers.  He has a Bachelors degree in Business Administration and Food Service Management from the University of New Haven.

       Tammi Didlot has served as the President of SelectForce since July 2000 and has more than 10 years of experience in the information industry.  In her capacity as President of SelectForce, Ms. Didlot is responsible for all financial, marketing and sales activities for SelectForce.  Prior to joining SelectForce, Ms. Didlot worked for Choice Point (formerly Equifax Services) in various roles.  From 1992 to 1995, she was the General Manager in Oklahoma and Arizona.  From 1995 to 1997, she was the General Manager of the National Telephone Audit Center.  In 1997, she was promoted to Director of Centralized Processing and promoted again in 1998 to Assistant Vice President of Inside Services.  In 1999, she became the Vice President of Sales Marketing for Choice Point.  Ms. Didlot has a B.S. degree in Business Administration from Oklahoma State University.

       Thomas P. Eagan, Jr. has been a director of Host since November 1988.  He has been employed as a Regional Sales Director with Eastern Bag & Paper Co., Inc. in Bridgeport, Connecticut since May 1979.  From February 1972 to May 1979, Mr. Eagan owned and operated Purifier Systems, Inc. in Hamden, Connecticut, a wholesale paper distributor.  From January 1972 to February 1973, Mr. Eagan was Regional Manager for Piedmont Capital Corp., a mutual fund life insurance underwriter located in Woodbridge, Connecticut.  In this capacity, Mr. Eagan supervised Piedmont’s Financial Planners and District Managers in southern Connecticut.  Mr. Eagan studied Business Administration and graduated from Quinnipiac University in Hamden, Connecticut.

       John D’Antona has served as a director of Host since February 1998.  Mr. D’Antona has 25 years experience in a variety of food service marketing and sales positions and is the New England Regional Manager for Mother Parker Tea and Coffee.  Mother Parker Tea and Coffee was established in 1912, is a Canadian company and is the largest private label and producer of tea and coffee in North America.

       Patrick J. Healy Ph.D has been a director since February of 1998. He is the Senior Vice President for Finance and Administration for Quinnipiac University and has held this position for the past 20 years.  He received his undergraduate degree in accounting from Quinnipiac, his MBA from the University of New Haven, a doctorate in Educational Leadership, Higher Education Administration, from the University of Connecticut, and completed the higher education program at the Institute for Educational Management at Harvard University.  He has been on the Board of the Connecticut Chapter of the Leukemia and Lymphoma Society since 1992, where he served as Treasurer, Vice President, and Chapter President.  He was elected to the National Board of the Leukemia and Lymphoma Society in 1996, and also serves on the Board of The Children’s Corner in Ridgefield, Connecticut.

       Peter Sarmanian has been a director since December 23, 2003.  From February 1997 to the present, Mr. Sarmanian was the co-founder and president of Classic Restaurant Concepts, LLC, a Massachusetts based restaurant company, which operates upscale Irish pubs and restaurants.  In

March 2002, Mr. Sarmanian co-founded Strategic Energy Technology Group of Framingham, Massachusetts, which specializes in the design and distribution of electrical energy conservation products and systems.  Mr. Sarmanian received a BSBA degree from the University of Denver in 1993.

       C. Michael Horton has been a director since February 2004.  Mr. Horton has been a professional engineer since 1969.  From 1994 to the present, Mr. Horton has been the President of Michael Horton & Associates, Inc., a Hamden, Connecticut firm that provides structural consulting services to owners, architects and contractors, including restoration of historical structures and claims investigations for insurance companies.  From 1982 to 1994, Mr. Horton was a partner at Martin-Horton Associates in New Haven, Connecticut, a firm that provided structural consulting services to owners, architects and contractors, and claims investigation for insurance companies.  Mr. Horton was employed as a Vice President and engineer for Cahn Engineers, a civil engineering firm in Wallingford, Connecticut, from 1974 to 1982.  Mr. Horton received a B.S. from Iowa State University.

       Nicholas Troiano has been a director since February 2004.  Mr. Troiano is an attorney engaged in the practice of law in New Haven, Connecticut.  From 2000 to the present, he has been in private practice in New Haven, Connecticut.  He was an Assistant Town Attorney for the Town of Hamden, Connecticut from 1998 to 2000.  From 1996 to 1998, Mr. Troiano was a partner at Liberli & Troiano in New Haven, Connecticut.  From 1993 to 1996, Mr. Troiano worked in the Chief Clerk’s Office of the Superior Court of New Haven.  He served as counsel and research analyst for House Republican members of the House of Representatives of the Connecticut General Assembly from 1988 to 1991.  Mr. Troiano also served on the Hamden Legislative Council as Sixth District Councilman from 1991 to 1997.  Mr. Troiano received a B.A. from Lake Forest College and a J.D. from the University of Puget Sound School of Law.

       There is no family relationship between any director of Host and any other director or executive officer of Host except Geoffrey W. Ramsey and Anne L. Ramsey are brother and sister.

Directors and Board Committees

       We currently have six independent directors who are Messrs. D’Antona, Eagan, Healy, Horton, Sarmanian and Troiano.  Our board of directors held one meeting during 2004 and took various other corporate actions pursuant to unanimous written consents.  We have established audit and compensation committees.  Certain information about these committees is provided below.  All directors attended 100% of the board and assigned committee meetings during 2004.

       The audit committee is presently composed of Patrick Healy, Peter Sarmanian, and Nicholas Troiano. This committee recommends to the board the firm to be retained as our independent auditors and consults with and reviews the reports of our independent auditors and our internal financial staff.  The audit committee held four meetings during 2004.

       The compensation committee is presently composed of Thomas P. Eagan, C. Michael Horton and John D’Antona.  The compensation committee assists the board in establishing compensation for key employees and administers employee benefit plans. One meeting was held during 2004.

       We do not currently have a nominating committee.  To comply with the recently adopted Nasdaq corporate governance listing standards, director nominees will be recommended for the board’s selection by a majority of the independent directors.  Candidates are evaluated using criteria including independence, experience relevant to the needs of Host, leadership qualities, diversity and ability to represent shareholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

SUMMARY COMPENSATION TABLE
Annual Compensation					Long Term Compensation
					Awards		Pay- outs
(a) Name And Principal Position	(b) Year(1)	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compen- sation ($)(2)	(f) Restricted Stock Award(s) ($)	(g) Options/ SARs (#)	(h) LTIP Pay- outs ($)	(i) All Other Compen- sation ($)(3)

Geoffrey W. Ramsey President and CEO	2004 2003 2002	$162,000 $154,000 $147,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	50,000 50,000 50,000	0 0 0	$19,300 $19,300 $19,300

David J. Murphy Vice President and CFO	2004 2003 2002	$156,000 $149,000 $141,750	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	50,000 50,000 50,000	0 0 0	$12,500 $12,500 $12,500

Gilbert Rossomando President of Lindley	2004 2003 2002	$156,000 $149,000 $142,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	18,000 18,000 18,000	0 0 0	$12,500 $12,500 $12,500

Mark Cerreta Executive Vice President of Lindley	2004 2003 2002	$156,000 $149,000 $142,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	18,000 18,000 18,000	0 0 0	$12,500 $12,500 $12,500

(1)	Periods presented are for the fiscal years ended June 30, 2004, June 30, 2003 and June 30, 2002.
(2)	Host gives Messrs Ramsey, Murphy, Rossomando and Cerreta a car allowance valued at approximately $6,500 per year.
(3)
Includes health, life and disability insurance for Messrs. Ramsey, Murphy, Rossomando and Cerreta.

Compensation of Directors

       Our directors receive $500 for each meeting of the board attended, $250 for participation in each meeting of the board by telephone conference and $250 for participation, in person or by telephone conference, in each committee meeting.  Directors are reimbursed for out-of-pocket expenses in attending meetings of the board of directors or committees.

Employment Contracts

       Host has employment agreements with Messrs. Ramsey and Murphy for five years which commenced February 12, 2002.  Under the terms of the agreements, Messrs. Ramsey and Murphy receive initial annual salaries of $154,000 and $149,000, respectively, which may be increased from time to time by the Compensation Committee or by the Board of Directors.  Their

salaries will not be decreased without their consent.  Both individuals receive an expense account, an automobile expense account, related business expenses and all benefits afforded other employees. Host also provides health, disability and life insurance to Messrs. Ramsey and Murphy.  On July 28, 2003, the annual salaries of Messrs Ramsey and Murphy were increased to $162,000 and $156,000, respectively.

       Host has employment agreements with Gilbert Rossomando and Mark Cerreta, the President and Executive Vice President of Lindley, for a term extending through August 1, 2008.  Messrs. Rossomando and Cerreta each receive a base salary of $149,000 a year and benefits, including a car allowance and health, disability and life insurance.  The salaries of Messrs. Rossomando and Cerreta were increased to $156,000 on July 28, 2003 in accordance with the terms of their employment agreements.

       Host has a three-year employment agreement with the President of SelectForce, Inc., Tammi Didlot, which commenced on March 28, 2002.  The terms of the agreement provide an expense account and health and disability insurance.  In accordance with the terms of her contract, Ms. Didlot was entitled to an initial salary of $82,240 and her salary was increased to $86,500 on May 17, 2003. She is also eligible to receive incentive bonuses based upon the performance of the SelectForce operations.

2003 Stock Option Plan

       On September 12, 2002, the board of directors of Host adopted the 2003 Stock Option Plan and the 2003 plan was approved by Host’s shareholders at its 2003 annual meeting.  The purpose of the 2003 plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of Host or of any parent or subsidiary thereof, each as defined through reference to a 50% ownership threshold, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide an additional incentive for such persons to exert maximum efforts for the success of Host and its affiliates by encouraging stock ownership in Host.

Description of the 2003 Plan

       The maximum number of shares of common stock with respect to which awards may be presently granted pursuant to the 2003 plan is five hundred thousand (500,000) shares.  Shares issuable under the 2003 Plan may be either treasury shares or authorized but unissued shares.  The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of Host.

       Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the 2003 plan is administered by the board of directors of Host or, in the event the board shall appoint and/or authorize a committee, such as the compensation committee, of two or more members of the board to administer the 2003 plan, by such committee (the “Plan Administrator”).  Except for the terms and conditions explicitly set forth in the 2003 Plan, and subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

Stock Options Granted to Executive Officers During Last Fiscal Year

       The following table sets forth certain information regarding grants of stock options to our executive officers listed in the summary compensation table who received stock options during fiscal year 2004.  The fair value of the option grant was estimated on the date of the grant based on the then market price of Host’s common stock.

Name (a)	Number of Secu- rities Underlying Options/SARs Granted (#) (b)	Percent Of Total Options/SARs Granted To Employees In Fiscal Year (c)	Exercise Of Base Price ($/Sh) (d)	Expiration Date (e)

Geoffrey W. Ramsey	50,000	22.4%	$7.30	3/31/14
David J. Murphy	50,000	22.4%	$7.30	3/31/14
Gilbert Rossomando	18,000	8.1%	$7.30	3/31/14
Mark Cerreta	18,000	8.1%	$7.30	3/31/14

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

       The following table sets forth certain information with respect to stock options exercised by our executive officers listed in the summary compensation table during fiscal year 2004.  In addition, the table sets forth the number of shares covered by unexercised stock options held by such executive officers as of June 30, 2004 and the value of “in-the-money” stock options which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of June 30, 2004.

Name (a)	Shares Acquired On Exercise (b)	Value Realized ($) (c)	Number Of Unexercised Securities Underlying Options/SARs At FY-End (#) Exercisable/ Unexercisable (d)	Value Of Unexercised In-The-Money At FY-End ($) Exercisable/ Unexercisable (e)

Geoffrey W. Ramsey	0	0	230,000/0	$517,600/0
David J. Murphy	0	0	230,000/0	$517,600/0
Gilbert Rossomando	0	0	53,500/0	$107,160/0
Mark Cerreta	0	0	53,500/0	$107,160/0

Indemnification of Directors and Executive Officers and Limitation of Liability

       Section 7-108-402 of the Colorado Business Corporation Act (the “Act”) provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.  Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.  Host’s articles of incorporation contain a provision eliminating liability as permitted by the statute.  Host’s articles of incorporation further provide that directors and officers of Host will not be held personally liable for any injury to persons or property caused by the wrongful act of any employee of Host unless either (i) the director or officer was personally involved in the situation leading to litigation or (ii) the director or officer committed a criminal offense in connection with such litigation.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Securities Ownership Of Certain Beneficial Owners

        The following table sets forth certain information regarding persons known to us to beneficially own five percent or more of our common stock as of June 30, 2004. This information is based upon filings made by such persons with the Securities and Exchange Commission and upon information provided to us. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of June 30, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Laurus Master Funds, Ltd. 825 Third Avenue, 14th Floor New York, NY 10022	1,975,454	(1)	32.42%
Roger Lockhart 20 Blue Water Circle Holiday Island, AR 72631	954,017	(2)	20.66%

(1)	Represents 1,975,454 shares issuable upon conversion of two convertible promissory notes and a common stock purchase warrant as described under “Recent Developments.”
(2)

Mr. Lockhart is the beneficial owner of 452,830 shares of common stock, 266,667 shares of Series B preferred stock convertible into 266,667 shares of common stock, and warrants to purchase 234,520 shares of common stock.  Mr. Lockhart beneficially owns 100% of the issued and outstanding shares of Series B preferred stock.

Security Ownership Of Management

       The following table sets forth certain information as of June 30, 2004, regarding the common stock beneficially owned by each director, each executive officer named in the summary compensation table and all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of June 30, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Geoffrey W. Ramsey c/o Host America Corporation Two Broadway Hamden, CT 06518	483,930	(1)	11.11%
David J. Murphy c/o Host America Corporation Two Broadway Hamden, CT 06518	479,180	(2)	11.00%
Anne L. Ramsey c/o Host America Corporation Two Broadway Hamden, CT 06518	58,327	(3)	1.40%
Gilbert Rossomando c/o Host America Corporation Two Broadway Hamden, CT 06518	132,728	(4)	3.18%
Mark Cerreta c/o Host America Corporation Two Broadway Hamden, CT 06518	136,228	(5)	3.27%
Tammi Didlot c/o Host America Corporation Two Broadway Hamden, CT 06518	40,675	(6)	*
John D’Antona c/o Host America Corporation Two Broadway Hamden, CT 06518	51,924	(7)	1.25%
-64-
Thomas P. Eagan c/o Host America Corporation Two Broadway Hamden, CT 06518	140,000	(8)	3.37%
Patrick J. Healy c/o Host America Corporation Two Broadway Hamden, CT 06518	88,160	(9)	1.74%
C. Michael Horton c/o Host America Corporation Two Broadway Hamden, CT 06518	100,970	(10)	2.42%
Peter Sarmanian c/o Host America Corporation Two Broadway Hamden, CT 06518	73,250	(11)	1.77%
Nicholas M. Troiano c/o Host America Corporation Two Broadway Hamden, CT 06518	14,300	(12)	*
All Directors and Executive Officers as a Group (12 persons)	1,799,672		41.83%

*	Less than 1%.
(1)	Mr. Ramsey is the beneficial owner of 246,850 shares of common stock, options to purchase 230,000 shares of common stock and warrants to purchase 7,080 shares of common stock.
(2)	Mr. Murphy is the beneficial owner of 242,100 shares of common stock, options to purchase 230,000 shares of common stock and warrants to purchase 7,080 shares of common stock.
(3)	Ms. Ramsey is the beneficial owner of 577 shares of common stock and options to purchase 57,750 shares of common stock.
(4)	Mr. Rossomando is the beneficial owner of 79,228 shares of common stock and options to purchase 53,500 shares of common stock.
(5)	Mr. Cerreta is the beneficial owner of 82,728 shares of common stock and options to purchase 53,500 shares of common stock.
(6)	Ms. Didlot is the beneficial owner of 4,675 shares of Host common stock and options to purchase 36,000 shares of common stock.
(7)	Mr. D’Antona is the beneficial owner of 74 shares of common stock, options to purchase 51,750 shares of common stock and warrants to purchase 100 shares of common stock.
-65-
(8)	Mr. Eagan is the beneficial owner of 100,000 shares of common stock and options to purchase 40,000 shares of common stock.
(9)	Mr. Healy is the beneficial owner of 1,000 shares of common stock, options to purchase 58,000 shares of common stock and warrants to purchase 29,160 shares of common stock.
(10)	Mr. Horton is the beneficial owner of 38,368 shares of common stock, warrants to purchase 49,852 shares of common stock and options to purchase 12,750 shares of common stock.
(11)	Mr. Sarmanian is the beneficial owner of 60,500 shares of common stock.
(12)	Mr. Troiano is the beneficial owner of 1,250 shares of common stock, warrants to purchase 300 shares of common stock and options to purchase 12,750 shares of common stock.

Changes in Control

       There is no agreement or understanding known to us, including any pledge by any person of our securities, the operation of which would at a subsequent date result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       We lease approximately 3,000 square feet of office space in Bridgeport, Connecticut for our wholly-owned subsidiary, Lindley Food Services, Inc. from Gilbert Rossomando, the President of Lindley and a director, and Mark Cerreta, the Executive Vice President of Lindley and a principal shareholder.  The rent on the lease is $3,000 per month.  We believe this is a competitive lease rate for similar real estate in the Bridgeport, Connecticut area where the office is located.  All future transactions with management must be reviewed and approved by all of Host’s independent directors.

       From November 1, 2002 through February 28, 2003, Host privately placed 59 units at $25,000 per unit, each unit consisting of one 12% unsecured promissory note in the amount of $25,000 due January 31, 2008 and one warrant to purchase 7,080 shares of Host’s common stock at an exercise price of $2.00, exercisable from December 31, 2003 to January 31, 2008.  The units were offered and sold on a best efforts basis by officers and directors of Host and by View Trade Securities, Inc., a licensed NASD broker-dealer.  View Trade Securities, Inc. received a commission of 10% of the gross proceeds from the units sold by it (commission payments totaled $122,500).  Roger Lockhart, a registered representative of View Trade Securities, Inc., is a major shareholder of Host.  Officers and directors of Host did not receive any commission or other remuneration for units sold by them.  Of the 59 units sold, officers, directors and affiliates, including Mr. Lockhart, purchased a total of 18 units for a purchase price of $450,000.

       On August 11, 2003, Host privately offered and sold 266,667 shares of its newly created series B convertible preferred stock to Roger Lockhart, a major shareholder, for an aggregate purchase price of $400,000, or $1.50 per share.  The preferences and conversion rights of the series B convertible preferred stock are disclosed elsewhere in this report.

       Messrs. Rossomando and Cerreta, the President and Executive Vice President of our Lindley subsidiary, notified us that they would be electing to exercise a portion of their earnings interest in the Lindley profits, which they are entitled to pursuant to the share purchase agreement between Host and Lindley.  Pursuant to the share purchase agreement, Host is obligated to pay Messrs. Rossomando and Cerreta $372,700, in the aggregate, for their earnings interest for the two (2) year periods ended June 30, 2003 and 2002.  The balance due Messrs. Rossomando and Cerreta is $188,700, in the aggregate, as of December 31, 2003.  Host is repaying this obligation in monthly installments of $10,000 plus 12% interest.

       From October 1, 2003 through December 31,2003, Host privately placed 500,000 shares of common stock at $5.00 per share with 24 investors.  The shares were offered and sold on a best efforts basis by officers and directors of Host and by View Trade Securities, Inc., a licensed NASD broker-dealer.  View Trade Securities, Inc. received a commission of 10% of the gross proceeds from the shares sold by it.  In addition, for every 10 shares of common stock sold, View Trade or its agent received one warrant to purchase one share of common stock at $5.50 per share, exercisable for a period of 5 years.  Roger Lockhart, a registered representative of View Trade Securities, Inc. is a major shareholder of Host.  Officers and directors of Host did not receive any commission or other remuneration for shares sold by them.

       On December 23, 2003, Host acquired GlobalNet as a wholly-owned subsidiary and the shareholders of GlobalNet received in the aggregate, 550,000 shares of Host’s common stock in exchange for all of their outstanding common stock.  Roger Lockhart, a principal shareholder of Host, was also a principal shareholder of GlobalNet and had provided GlobalNet with approximately $800,000 in loans, which have subsequently been assumed by Host.  In connection with Host’s acquisition of GlobalNet, Mr. Lockhart’s 11,000 shares of GlobalNet common stock were converted into 60,500 shares of Host common stock.

       As a result of the acquisition of GlobalNet, Host is related to certain entities through common ownership.  Specifically, former GlobalNet shareholders who are now Host shareholders and/or officers of Host’s GlobalNet subsidiary are principals in EnergyNSync, RS Services and K.W.M. Electronics Corporation.  EnergyNSync is the owner of certain technology, which makes up proprietary software used in the GlobalNet products.  EnergyNSync currently has a production agreement with K.W.M Electronics, an affiliated manufacturer, to install this software on the circuit boards used in production of the GlobalNet products.  EnergyNSync currently has these boards shipped to RS Services, another affiliated entity, where final assembly of the control panels is completed.  The finished control panels are then sold to GlobalNet by EnergyNSync.  K.W.M. Electronics and RS Services currently do not have agreements directly with GlobalNet; however, RS Services has performed site surveys and installations and has been paid by GlobalNet for these services.  GlobalNet has entered into a license/distribution agreement with EnergyNSync, providing GlobalNet with certain distribution rights to the EnergyNSync technology and products.  Certain officers, directors and majority shareholders of Host, including Peter Sarmanian and Roger Lockhart, are controlling shareholders of EnergyNSync.  In addition, Roger Lockhart and two other former GlobalNet shareholders who are now shareholders of Host, comprise the board of directors of EnergyNSync.  Accordingly, the terms and conditions of the license/distribution agreement should not be deemed arms length in nature.

       From January 12, 2004 through May 27, 2004, Host privately placed 80 units at $25,000 per unit, each unit consisting of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and one warrant to purchase 7,500 shares of Host’s common stock at an exercise price of $10.00, exercisable from December 31, 2004 to January 31, 2009.  The Units were offered and sold on a best efforts basis by officers and directors of Host and by View Trade Securities, Inc., a licensed NASD broker-dealer.  View Trade Securities, Inc. received a commission of 10% of the gross proceeds from the units sold by it (commission payments totaled $192,500).  In addition, for every unit sold, View Trade or its agent received one warrant to purchase 750 shares of common stock at $10.00 per share exercisable for a period of 5 years.  Roger Lockhart, a registered representative of View Trade Securities, Inc., is a major shareholder of Host.  Officers and directors of Host did not receive any commission or other remuneration for units sold by them.  Of the 80 units sold, officers, directors and affiliates, including Mr. Lockhart, purchased a total of 6 units for a purchase price of $150,000.

DESCRIPTION OF SECURITIES

Common Stock

       We are authorized to issue up to 80,000,000 shares of common stock, $0.001 par value.  As of June 30, 2004, there were 4,117,491 shares of common stock issued and outstanding.  All shares of common stock have equal voting rights and, when validly issued and outstanding, have one vote per share in all matters to be voted upon by shareholders.  As of June 30, 2004, there were approximately 1,158 beneficial holders of our common stock.

       The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares.  Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the outstanding shares represented at any meeting at which a quorum is present will be able to elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors.  On liquidation, each common shareholder is entitled to receive a pro rata share of our assets available for distribution to common stockholders.

Preferred Stock

       The board of directors are empowered, without approval of our shareholders, to cause up to 2,000,000 shares of preferred stock to be issued in one or more series and to establish the number of shares to be included in each such series and the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series.  Because the board of directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of common stock.  This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock.  The issuance of shares of preferred stock could have the effect of delaying or preventing a change in control.  With the exception of the preferred stock described below, no shares of preferred stock will be outstanding at the close of this offering, and the board of directors has no current plans to issue any additional shares of preferred stock.

Series B Convertible Preferred Stock

        There are currently 266,667 shares of series B preferred stock issued to one affiliate.  The series B preferred stock has various preferences and conversion rights, including the right to receive a cumulative distribution at the rate of 8% per share per annum, payable semi-annually on or before the day of Host’s fiscal quarters ending December 31st and June 30th.  Furthermore, the series B preferred stock is convertible for a period of 5 years from the issue date (August 11, 2003) into shares of Host’s common stock according to the conversion ratio set forth in the articles of amendment to the articles of incorporation.  Initially, the conversion ratio is one-for-one.  The articles of amendment also set forth the other preferences, conversion and other rights, voting powers, limitations as to distributions and qualifications of the series B preferred stock.

Dividend Policy

       Dividends are payable on common stock when, as, and if declared by the board of directors out of funds legally available to pay dividends, subject to any preferences which may be given to holders of preferred stock.  We have paid no cash dividends on our common stock to date and do not anticipate payment of cash dividends in the foreseeable future.

Warrants

       The following is a brief summary of the material provisions of the publicly-traded warrants and is qualified in all respects by reference to the actual text of the warrant agreement between Host and Computershare Investor Services, the warrant agent.

       Exercise Price and Terms.  Each warrant entitles the holder thereof to purchase, at any time from the effective date of this prospectus through June 21, 2005, one share of common stock at a price of $5.50 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below.

       The holder of any warrant may exercise such warrant by surrendering the certificate representing the warrant to the warrant agent, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price.  The warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrants.  No fractional shares will be issued upon the exercise of the warrants.

       Commencing after the effective date of this offering, the warrants are subject to redemption by Host at $0.25 per warrant on 30 days written notice if the closing bid or trading price of our common stock, as applicable, over 30 consecutive days ending within 10 days of the notice of redemption averages at least $10.00.  We are required to maintain an effective registration statement with respect to the common stock underlying the warrants at the time of redemption of the warrants.  In the event we exercise the right to redeem the warrants, such warrants will be exercisable until the close of business on the date for redemption fixed in such notice.  If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.  Redemption of the warrants could force warrant holders either to:

•	exercise the warrants and pay the exercise price thereof at a time when it may be less advantageous economically to do so, or

•	accept the redemption price in consideration for cancellation of the warrant, which could be substantially less than the market value thereof at the time of redemption redeemed without consent.

       The exercise price of the warrants bears no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

       We have authorized and reserved for issuance a sufficient number of shares of common stock to accommodate the exercise of all warrants.  All shares of common stock to be issued upon exercise of the warrants, if exercised in accordance with their terms, will be validly issued, fully paid and non-assessable.

       Adjustments.  The exercise price and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the common stock, or sale by Host of shares of our common stock (or other securities convertible into or exercisable for common stock) at a price per share or share equivalent below the then-applicable exercise price of the warrants or then-current market price of the common stock.  Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of Host with or into another corporation, or sale of all or substantially all of the assets of Host, in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of that number of shares of common stock that would have been issued upon exercise of the warrant immediately prior to such event.  No adjustments will be made until the cumulative adjustments in the exercise price per share amount to $.05 or more.  No adjustment to the exercise price of the shares subject to the warrants will be made for dividends (other than stock dividends), if any, paid on the common stock or pursuant to our stock option plan or other employee benefit plans, or upon exercise of the warrants, the underwriter’s warrant or any other options or warrants outstanding as of the effective date of this prospectus.

       Transfer, Exchange and Exercise.  The warrants are in registered form and may be presented to the warrant agent for transfer, exchange or exercise at any time prior to their expiration date, at which time the warrants become wholly void and of no value.  If a market for the warrants develops, the holder may sell the warrants instead of exercising them.  There can be no assurance, however, that a market for the warrants will develop or continue.  If we are unable to qualify for sale in particular states the common stock underlying the warrants, holders of the warrants residing in such states and desiring to exercise the warrants will have no choice but to sell such warrants or allow them to expire.

       Warrant Holder Not a Shareholder.  The warrants do not confer upon holders any voting or any other rights as shareholders.

       We may employ selected brokers and/or dealers to solicit the exercise of warrants on our behalf.  We may pay such brokers and dealers a warrant solicitation fee of up to 3% of the gross proceeds received from the exercise of warrants originated by or from the broker’s or dealer’s office.  No warrant solicitation fee will be paid if:

•	the exercise of the warrants is made at a time when the market price of our common stock is lower than the exercise price of the warrants,

-71-

•	the warrants to be exercised are held in a discretionary account,

•	the solicitation of the exercise of such warrants would violate applicable provisions of Regulation M promulgated in the Securities Exchange Act of 1934, as amended,

•	the brokers or dealers failed to notify us in writing at least 10 calendar days prior to commencement of such solicitation, and

•	the exercise of the warrants is the result of an unsolicited transaction.

Reports to Shareholders

       We file periodic reports, including annual reports containing our consolidated financial statements audited by independent public accountants, and quarterly reports, which contain unaudited financial statements, with the Securities and Exchange Commission.

Stock Transfer Agent and Warrant Agent

       The transfer agent for our common stock and the warrant agent for the warrants is Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

       As previously reported on Form 8-K filed October 17, 2002 and Form 8-K/A filed October 25, 2002, DiSanto Bertoline & Company, P.C. resigned as Host’s independent auditors on October 16, 2002 and was replaced by Carlin, Charron & Rosen, LLP.  DiSanto Bertoline’s resignation resulted from that firm’s merger with Carlin, Charron & Rosen, LLP effective October 16, 2002.

       On June 28, 2004, J.H. Cohn, LLP replaced Carlin, Charron & Rosen, LLP as Host’s independent registered public accounting firm.  Host’s audit committee approved and ratified the change of accountants from Carlin to Cohn.

       Carlin, the independent registered public accounting firm previously was engaged to audit Host’s financial statements, was replaced as auditors for Host on June 28, 2004.  Carlin’s reports on Host’s consolidated financial statements for each of the years ended 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles.  However, their report for the year ended June 30, 2002 was modified to include an explanatory paragraph which indicated substantial doubt regarding Host’s ability to continue operations as a going concern.

       During the years ended June 30, 2002 and June 30, 2003 and the subsequent interim periods through June 28, 2004, the date of resignation, there were no disagreements with Carlin on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Carlin’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Host’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

       During the years ended June 30, 2002 and 2003, including the subsequent interim period through June 28, 2004, Host did not consult Cohn with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Host’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

PLAN OF DISTRIBUTION

       We shall issue the common stock upon the exercise of the warrants by the holders thereof.  Warrants may be exercised by surrendering the certificate evidencing such warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to us.  If less than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants.  Payment of the exercise price may be made by cash, wire, bank draft or official bank or certified check equal to the exercise price or by cashless exercise in which event the number of shares to be purchased shall be determined by dividing (i) the number obtained by multiplying the number of shares that are the subject of the warrant by the amount, if any, by which the fair market value of our common stock exceeds the exercise price per share by (ii) the per share exercise price.  We will be prevented, however, from issuing common stock upon exercise of the warrants in certain circumstances.  See “Risk Factors.”

       If any soliciting broker-dealers solicit warrant exercises and have not been granted an exemption by the SEC, they will be prohibited from engaging in any market-making activities with respect to our securities for either two or nine business days, depending on the market price of the common stock, prior to any solicitation activity for the exercise of warrants until the later of the termination of such solicitation activity or the termination of any right to receive a fee for the exercise of warrants following such solicitation.  As a result, any soliciting broker-dealers may be unable to provide a market for our securities, should they desire to do so, during certain periods while the warrants are exercisable.

LEGAL MATTERS

       Legal matters in connection with the shares offered hereby have been passed on for us by Berenbaum, Weinshienk & Eason, P.C., Denver, Colorado.

EXPERTS

       Host’s financial statements as of and for the years ended June 30, 2003 and 2002 included in this prospectus have been audited by Carlin, Charron & Rosen, LLP and DiSanto, Bertoline & Company, P. C., independent auditors, as stated in their reports appearing in this prospectus, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

       GlobalNet’s financial statements as of December 31, 2002 and for the period from May 16, 2002 (inception) through December 31, 2002, included in this prospectus have been audited by Carlin, Charron & Rosen, LLP, independent auditors, as stated in their report appearing in this prospectus, and is included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

       We have filed with the Securities and Exchange Commission in Washington, D.C. an amended registration statement on Form SB-2 under the Securities Act with respect to the common stock offered in this prospectus.  This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC.  For further information about us, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement being qualified in all respects by reference to the document to which it refers.  Anyone may inspect the registration statement and its exhibits and schedules, and our other filings, at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also inspect these reports and other information at a web site maintained by the SEC.  The address of this site is http://www.sec.gov.

       We file annual, quarterly and current reports and other documents with the SEC.  You may inspect and copy these reports and other information at the public reference facility maintained by the SEC.  You may also obtain copies of this material without charge at the SEC’s web site.

Index to Financial Statements

HOST AMERICA CORPORATION

Page

Independent Auditors’ Report	F-1, F-2
Consolidated Balance Sheets, June 30, 2003 and 2002	F-3
Consolidated Statements of Income (Loss) and Comprehensive Income (Loss), Years ended June 30, 2003 and 2002	F-4
Consolidated Statements of Changes in Stockholders’ Equity, Years ended June 30, 2003 and 2002	F-5
Consolidated Statements of Cash Flows, Years ended June 30, 2003 and 2002	F-6
Notes to Consolidated Financial Statements	F-7 – F-27

Condensed Consolidated Balance Sheets – March 31, 2004 (Unaudited) and June 30, 2003 (Audited)	F-28
Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) – for the three months ended March 31, 2004 (Unaudited) and 2003 (Unaudited)	F-29
Condensed Consolidated Statements of Operations and Comprehensive Loss – for the nine months ended March 31, 2004(Unaudited) and 2003 (Unaudited)	F-30
Condensed Consolidated Statements of Cash Flows – for the nine months ended March 31, 2004 (Unaudited) and 2003 (Unaudited)	F-31
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-32 – F-41

GlobalNet
Independent Auditors Report	F-42
Balance Sheet – December 31, 2002	F-43
Statement of Operations for the period from May 16, 2002 (Inception) through December 31, 2002	F-44
Statement of Changes in Stockholders’ Deficiency for the period from May 16, 2002 (Inception) through December 31, 2002	F-45
Statement of Cash Flows for the period from May 16, 2002 (Inception) through December 31, 2002	F-46
Notes to Financial Statements	F-47-F-49
Condensed Balance Sheets – September 30, 2003 (Unaudited) and December 31, 2002 (Audited)	F-50
Condensed Statements of Operations – for the nine months ended September 30, 2003 (Unaudited) and for the period from May 16, 2002 (Inception) through September 30, 2002 (Unaudited)	F-51
Condensed Statements of Cash Flows – for the nine months ended September 30, 2003 (Unaudited and for the period from May 16, 2002 (Inception) through September 30, 2002 (Unaudited)	F-52
Notes to Condensed Financial Statements (Unaudited)	F-53-F-54

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
  Host America Corporation

We have audited the accompanying consolidated balance sheet of Host America Corporation and subsidiaries (the Company) as of June 30, 2003, and the related consolidated statements of loss and comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host America Corporation and subsidiaries as of June 30, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Carlin, Charron & Rosen, LLP
Glastonbury, Connecticut
September 24, 2003

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
  Host America Corporation

We have audited the accompanying consolidated balance sheet of Host America Corporation and subsidiaries (the Company) as of June 30, 2002, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our report dated August 20, 2002, our opinion on the June 30, 2002 consolidated financial statements contained an explanatory paragraph indicating that conditions existed that raised substantial doubt about the Company’s ability to continue as a going concern.  These conditions arose as a result of the Company’s default of a certain loan covenant providing the bank with the ability to demand repayment of the outstanding loans.  As described in Note 8, the Company entered into a Modification and Reaffirmation Agreement with its bank on July 31, 2003.  Accordingly, our present opinion on the 2002 consolidated financial statements, as presented herein, does not contain the going concern uncertainty reflected in our pervious report.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host America Corporation and subsidiaries as of June 30, 2002, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

DiSanto, Bertoline & Company, P.C.
Glastonbury, Connecticut
August 20, 2002, except as to the third paragraph of Note 8, as to which the date is July 31, 2003

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2003 AND 2002
ASSETS
	2003	2002
CURRENT ASSETS
Cash
$               574,528

$               648,625

Accounts receivable, net of allowance for doubtful accounts of $23,000 and $15,000 as of June 30, 2003 and 2002, respectively	2,679,938	3,019,798
Inventory	655,688	617,156
Prepaid expenses and other	350,200	313,099
Total current assets	4,260,354	4,598,678

PROPERTY AND EQUIPMENT, net	780,787	859,774

OTHER ASSETS
Other	157,407	70,928
Customer lists, net	711,949	785,324
Goodwill	5,280,800	5,260,200
	6,150,156	6,116,452
	$ 11,191,297	$ 11,574,904

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Demand note payable	$ 424,889	$ 1,437,889
Current portion of long-term debt	426,612	1,596,291
Interest rate swap	29,099	80,277
Accounts payable	1,875,543	1,925,571
Accrued expenses and other	802,353	761,174
Total current liabilities	3,558,496	5,801,202

LONG-TERM LIABILITIES
Long-term debt, less current portion included above	960,820	56,796
Subordinated debt	1,084,400	-
	2,045,220	56,796
Total liabilities	5,603,716	5,857,998

COMMITMENTS (NOTE 13)	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value, 2,000,000 shares authorized	700	700
Common stock, $.001 par value, 80,000,000 shares authorized	2,183	2,173
Additional paid-in capital	11,339,406	10,879,761
Deficit
             (5,725,609)

             (5,085,451)

Accumulated other comprehensive loss	(29,099)	(80,277)
Total stockholders’ equity	5,587,581	5,716,906
	$ 11,191,297	$ 11,574,904

The accompanying notes are an integral part of these consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED JUNE 30, 2003 AND 2002

	2003	2002

NET REVENUES
$                25,198,585

$                24,370,150

OPERATING COSTS AND EXPENSES

        Food and paper products

                   11,178,694

                   11,054,915

        Labor and benefits

                     9,658,017

                      9,793,231

        Contracted services

                     1,151,248

                       301,476

        Depreciation and amortization

                        429,593

                        419,018

        Other

                     2,649,450

                     2,368,842

        Impairment charge

                        121,000

                                   -

        Bank and related fees

                        261,594

                          52,372

                   25,449,596

                    23,989,854

                 Income (loss) from operations

                       (251,011)

                        380,296

 OTHER INCOME (EXPENSE)

         Other income

                            1,655

                            6,818

         Interest expense

                      (352,802)

                      (281,029)

                      (351,147)

                      (274,211)

                 Income (loss) before provision for
                     income taxes

                      (602,158)

                         106,085

 PROVISION FOR INCOME TAXES

                          38,000

                         36,000

                 Net income (loss)

                       (640,158)

                          70,085

 OTHER COMPREHENSIVE INCOME, before tax

         Interest rate swap adjustments:

                 Unrealized loss on agreement

                        (24,755)

                        (60,892)

                 Reclassification adjustment for losses included

                     in net income (loss)

                          75,933

                           92,183

         Other comprehensive income, net of tax

                          51,178

                          31,291

        Comprehensive income (loss)

 $                   (588,980)

 $                     101,376

 Net income (loss) per common share

 $                         (0.29)

 $                           0.04

 WEIGHTED AVERAGE SHARES OUTSTANDING

                    2,178,234

                     1,644,288

The accompanying notes are an integral part of these consolidated financial statements.

 HOST AMERICA CORPORATION AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

 FOR THE YEARS ENDED JUNE 30, 2003 AND 2002

 Accumulated

 Additional

 Other

 Total

 Preferred Stock

 Common Stock

 Paid - in

 Comprehensive

 Stockholders’

 Shares

 Amount

 Shares

 Amount

 Capital

 Deficit

 Income (Loss)

 Equity

 Balance, June 29, 2001

            700,000

 $               700

        1,412,944

 $            1,413

 $      8,770,088

 $    (5,155,536)

 $       (111,568)

 $     3,505,097

 Issuance of common stock:
   For employee incentives

                       -

                       -

                  292

                      -

                  876

                      -

                       -

                   876

   For employee benefit plan

                       -

                       -

              3,390

                      3

               9,554

                      -

                       -

               9,557

   In connection with Contra-
      Pak asset purchase

                       -

                       -

             56,911

                    57

            139,943

                      -

                       -

            140,000

   In connection with SelectForce-
      force acquisition

                       -

                       -

           700,000

                  700

         1,959,300

                      -

                       -

         1,960,000

 Comprehensive income

                       -

                        -

                       -

                       -

                       -

             70,085

              31,291

            101,376

 Balance, June 30, 2002

            700,000

                   700

        2,173,537

               2,173

       10,879,761

       (5,085,451)

             (80,277)

         5,716,906

   Issuance of common stock:

   For employee benefit plan

                       -

                       -

               9,807

                    10

               25,645

                      -

                       -

              25,655

   Value assigned to warrants
      in connection with
      private placement of
      subordinated debt

                       -

                       -

                      -

                      -

            434,000

                      -

                       -

            434,000

 Comprehensive loss

                       -

                       -

                       -

                       -

                        -

          (640,158)

              51,178

          (588,980)

 Balance, June 30, 2003

          700,000

 $               700

         2,183,344

 $            2,183

 $    11,339,406

 $    (5,725,609)

 $         (29,099)

 $      5,587,581

The accompanying notes are an integral part of these consolidated financial statements.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED JUNE 30, 2003 AND 2002

           2003

           2002

 CASH FLOWS FROM OPERATING ACTIVITIES

         Net income (loss)

 $                    (640,158)

 $                       70,085

         Adjustments to reconcile net income (loss) to net cash
                 provided by operating activities:

                         Depreciation and amortization

                         429,593

                        419,018

                         Goodwill impairment charge

                        121,000

                                   -

                         Accretion of discount on private placement warrants

                          43,400

                                    -

                         401K expense pursuant to stock issuance

                          25,655

                          10,433

                         Loss on disposal of property and equipment

                            6,282

                               318

         Changes in operating assets and liabilities:

                         Decrease (increase) in accounts receivable

                        339,860

                      (152,194)

                         (Increase) decrease in prepaid expenses and other

                         (27,001)

                        207,240

                         Increase in inventory

                         (38,532)

                        (49,914)

                         (Decrease) increase in accounts payable

                         (50,028)

                        245,483

                         (Decrease) increase in accrued expenses and other

                       (100,421)

                          29,404

                         Net cash provided by operating activities

                        109,650

                        779,873

 CASH FLOWS FROM INVESTING ACTIVITIES

         Proceeds from sale of equipment

                         137,940

                          77,199

         Net cash paid for businesses acquired

                                    -

                       (198,507)

         Purchases of property and equipment

                       (215,502)

                        (190,599)

                         Net cash used in investing activities

                         (77,562)

                       (311,907)

 CASH FLOWS FROM FINANCING ACTIVITIES

         Proceeds from subordinated debt

                      1,475,000

                                     -

         (Payments of) proceeds from demand note payable

                     (1,013,000)

                         395,000

         Principal payments of long-term debt

                       (439,064)

                       (549,418)

         Deferred financing costs

                       (129,121)

                         (25,000)

                         Net cash used in financing activities

                       (106,185)

                       (179,418)

 NET (DECREASE) INCREASE IN CASH

                         (74,097)

                         288,548

 CASH, beginning of year

                        648,625

                        360,077

 CASH, end of year

 $                     574,528

 $                     648,625

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

 Cash paid for businesses acquired is comprised of:

         Fair value of assets acquired

 $                                -

 $                  2,402,018

         Liabilities assumed

                                   -

                        103,511

         Purchase price, net of cash received

                     2,298,507

         Common stock issued for businesses acquired

                                   -

                    (2,100,000)

         Net cash paid for businesses acquired

 $                                -

 $                     198,507

 Cash paid during the year for:

         Interest

 $                     298,701

 $                     286,391

         Income taxes

                          29,570

                          55,236

 Non-cash investing and financing activities:

         Equipment acquired through assumption of
                 notes payable and capital leases

                        173,410

                        106,153

         Goodwill recorded in connection with amount due to Sellers pursuant to Earnout EBITA provision of share purchase agreement

                         141,600

                        231,100

         Original issue discount assigned to warrants in connection with private placement

                        434,000

                                   -

The accompanying notes are an integral part of these consolidated financial statements.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 JUNE 30, 2003 AND 2002

 NOTE 1 -

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 NATURE OF OPERATIONS

Host America Corporation (“Host”) was incorporated in Delaware on February 6, 1986 with the name University Dining Services, Inc.  On March 9, 1998, Host filed a certificate of amendment changing its name to
Host America Corporation, and during fiscal 1999 changed its state of incorporation from Delaware to Colorado.  Host is a contract food management organization, which specializes in providing management of corporate dining rooms and cafeterias and such ancillary services as special event catering and office coffee service to business and industry accounts located in the Northeast.  In July 2000, Host purchased all of the issued and outstanding shares of Lindley Food Service Corporation
(“Lindley”).  Lindley provides unitized meals primarily under fixed-price contracts for governmental programs in Connecticut and Massachusetts.  On August 30, 2001, Host acquired all of the assets of Contra-Pak, Inc.
(“Contra-Pak”).  Contra-Pak, operating as a division of Lindley, specializes in shelf stable meals for programs such as “meals-on-wheels” and disaster relief programs.  On March 28, 2002, Host purchased all of the issued and outstanding shares of Selectforce, Inc. (“Select”).  Select is a regional employment and drug screening company.

 PRINCIPLES OF CONSOLIDATION

The consolidated financial statements presented as of and for the years ended June 30, 2003 and 2002 include the accounts of Host and its wholly-owned subsidiaries Lindley and Select, (combined the
“Company”).  All material intercompany transactions and balances have been eliminated in consolidation.

 FISCAL YEAR

 In fiscal 2002, the Company changed its fiscal year end from the last Friday in June to June 30th.

 USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

 CASH AND CASH EQUIVALENTS

For the purpose of the statement of cash flows, the Company defines cash equivalents as highly liquid instruments with an original maturity of three months or less.  The Company had no cash equivalents at June 30,
2003 and 2002.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 1 -

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 INVENTORY

 Inventory consists primarily of food supplies and is stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

 PROPERTY AND EQUIPMENT

Property and equipment is stated at cost.  Upon retirement or disposition of depreciable properties, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations.  Depreciation and amortization are computed by applying the straight-line method over the estimated useful lives of the related assets, which range from three to ten years.

 Maintenance, repairs and minor renewals are charged to operations as incurred.  Expenditures which substantially increase the useful lives of the related assets are capitalized.

 CUSTOMER LISTS

 The carrying values of the Lindley and Select customer lists are being amortized over their estimated useful lives of fifteen and seven years, respectively.

 GOODWILL

Effective July 1, 2001, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, which requires companies to stop amortizing goodwill and certain intangible assets with indefinite useful lives.
Instead, goodwill and intangible assets deemed to have an indefinite useful life are subject to an annual review for impairment.

 REVENUE RECOGNITION

We derive our revenues from business dining management, the sale of unitized meals and employment screening services.  We follow Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial
Statements.”   We recognize revenue when persuasive evidence of an arrangement exists, we have delivered the product or performed the service, the fee is fixed or determinable and collectibility is probable.

Business Dining.  Host recognizes business dining revenues at the time the cafeteria and catering services are performed.  In addition, Host recognizes commissions on vending sales from third parties during the period in which the commissions are earned.

Unitized Meals.  Most of Lindley’s unitized meals programs are awarded through a competitive bidding process for fixed priced contracts of various governmental agencies.
Lindley recognizes revenues generated by these senior feeding and school breakfast and lunch programs when the meals are delivered daily to the various congregate feeding sites and schools, respectively.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 1 -

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(Continued)

 REVENUE RECOGNITION (continued)

 Employment Screening.  SelectForce recognizes revenues from its employment screening and other related services when the requested investigative reports are delivered to the client.

 INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

 NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share was computed based upon 2,178,234 and 1,644,288 weighted average shares outstanding during the years ended June 30, 2003 and June 30, 2002, respectively.  Dilutive earnings per share is not presented as the potentially dilutive convertible preferred stock, stock purchase options and warrants are anti-dilutive.  Convertible preferred shares subject to future dilution totaled 700,000.  Shares under stock purchase options totaled
700,850 and 488,350, and shares under warrants totaled 1,600,412 and 1,182,692 at June 30, 2003 and 2002, respectively.

 COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss), which is reported on the accompanying consolidated statement of changes in stockholders’ equity as a component of accumulated other comprehensive income (loss), consists of net income (loss)
and other gains and losses affecting stockholders’ equity that, under accounting principles generally accepted in the United States of America, are excluded from net income (loss).  For the Company, comprehensive income (loss) consists of gains and losses on the Company’s interest rate swap.

 SEGMENT INFORMATION

 The Company’s primary operating segments are the management of corporate dining (Host), the preparation of unitized meals (Lindley) and employment screening services (Select).

 DERIVATIVE

The Company’s interest rate swap, which is carried at fair market value on the accompanying consolidated balance sheets, is used to manage liquidity and interest rate exposure (see Note 9).  The Company entered into this agreement with a major financial institution.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 1 -

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 STOCK COMPENSATION PLANS

The Company accounts for stock option awards granted to officers, directors and employees (collectively “employees”) under the recognition and measurement principles of Accounting Principles Board Opinion No. 25,
Accounting for Stock Issued to Employees (“APB 25”).  Under APB 25, no stock-based employee compensation cost is reflected in net income, as all options granted to employees under these plans have been granted at no less than fair market value on the date of grant.  The Company applies the disclosure only provisions of Financial Accounting Standards Board Statement (“SFAS”) No. 123, Accounting for Stock-based Compensation (“SFAS 123”) and SFAS No. 148, Accounting for
Stock-Based Compensation –Transition and Disclosure (“SFAS 148”) for such employee stock option awards.

 STOCK COMPENSATION PLANS (Continued)

Had compensation cost for the Company’s stock option plans been determined in accordance with the fair value-based method prescribed under SFAS 123, the Company’s net income (loss) and basic and diluted net income
(loss) per share would have approximated the pro forma amounts indicated below:

 2003

 2002

 Net income (loss) – as reported

 $

 (640,158)

 $

 70,085

 Deduct:  Total stock-based employee
   compensation determined under fair
     value based method for all awards,
   net of related tax effects

 (188,000)

 (141,213)

 Pro forma net loss

 $

 (828,158)

 $

 (71,128)

 Net income (loss) per common share,
   as reported

 $

 (.29)

 $

 .04

 Pro forma net loss per common share

 (.38)

 (.04)

The fair value of stock options used to compute pro forma net income (loss) and net income (loss) per share disclosures was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:  dividend yield of 0% for 2003 and 2002; expected volatility of 60% for 2003 and 86% for 2002; average risk-free interest rate of 3.4% for 2003 and 4.8% for 2002; and an expected option holding period of 10 years for 2003 and
2002.

 RECENT ACCOUNTING PRONOUNCEMENTS

During fiscal 2003, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) Nos. 146, Accounting for Costs Associated with Exit or Disposal Activities and 147, Acquisitions of Certain Financial Institutions – an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9, 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, and 150, Accounting for Certain Financial
Instruments with Characteristics of Both Liabilities and Equity.  The Company is not impacted by these statements and does not expect their implementation to have a material impact on the Company’s financial statements.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 2 -

 ACQUISITIONS

On August 30, 2001, the Company acquired all of the assets of Contra-Pak, Inc. (“Contra-Pak”), a food service company based in Dallas, Texas which specializes in shelf stable meals for “meals-on-wheels”
and disaster relief programs.  Contra-Pak’s assets were acquired for $159,635 in cash and 56,911 shares of common stock. The Company entered into a three-year employment agreement with Contra-Pak’s former President.  The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased based upon their fair values at the date of acquisition.  The excess of the purchase price over the fair value of the assets acquired was approximately $279,000 and has been recognized as goodwill.

 The purchase price was allocated to the assets acquired (no liabilities were assumed) based upon their estimated fair values as follows:

 Property and equipment

   $20,870

 Goodwill

   278,765

 Total purchase price

 $299,635

On March 28, 2002, the Company purchased all of the issued and outstanding shares of Select for a total purchase price, including acquisition costs, of approximately $2,278,000. The Company issued 700,000 shares of common stock in exchange for all of the outstanding shares of Select.  Select is a regional employment and drug screening company. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon their fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired was approximately $1,302,000 and has been recognized as goodwill.

 The purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

 Cash

 $     278,684

 Accounts receivable

        182,846

 Other assets

        413,914

 Property and equipment

          10,662

 Customer list

        193,000

 Goodwill

     1,301,961

 Total assets purchased

     2,381,067

 Liabilities assumed

        103,511

 Total purchase price

 $  2,277,556

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 2 -

 ACQUISITIONS (Continued)

The following information reflects the pro forma results of operations of the Company for the year ended June 30, 2002 assuming the Contra-Pak and Selectforce acquisitions had occurred at the beginning of the year.  The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the results of operations that might occur in the future or that would have occurred had the acquisitions of Contra-Pak and SelectForce been affected on July 1,
2001.

        2002
    (Pro Forma)

 Net revenues

 $  25,784,994

 Income (loss) from operations

          508,215

 Net income (loss)

          106,957

 Net income (loss) per common share

                  .05

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 3 -

 GOODWILL

 The changes in the carrying amount of goodwill for the year ended June 30, 2003 are as follows:

 2003

 2002

 Balance, beginning of year

 $    5,260,200

 $    3,448,374

 Goodwill acquired during the year

               -

       1,580,726

 Purchase Price Adjustment
   (Earnout EBITA) (See Note 13)

           141,600

          231,100

 Impairment loss

         (121,000)

               -

 Balance, end of year

 $    5,280,800

 $    5,260,200

In December 2002, the Company closed the Contra Pak operation in Texas and moved its shelf stable meals business to its Lindley facility in New Haven, CT.  Accordingly, the Contra Pak goodwill was determined to be impaired and written down by $121,000.

As of June 30, 2003, Lindley’s and Contra-Pak’s goodwill was tested for impairment by an independent valuation firm utilizing appropriate methodologies.  The goodwill of Select was tested for impairment utilizing methodologies employed by management.  Based on the results of these tests, management has determined that there has not been any further impairment of goodwill.

 NOTE 4 -

 CUSTOMER LISTS

 A summary of the carrying amount of the customer lists as of June 30, 2003 and 2002 is as follows:

     2003

     2002

 Customer lists

 $  880,000

 $  880,000

 Less: accumulated
    amortization

     168,051

       94,676

 $  711,949

 $  785,324

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 4 -

 CUSTOMER LISTS (Continued)

 Amortization of the customer lists for the years ended June 30, 2003 and 2002 totaled $73,375 and $52,693, respectively

 Future amortization expense for each of the fiscal years succeeding June 30, 2003 is as follows:

 Year ending June 30,

 2004

 $   73,375

 2005

      73,375

 2006

      73,375

 2007

      73,375

 2008

      73,375

 2009 and thereafter

    345,074

 $ 711,949

 NOTE 5 -

 FINANCIAL INSTRUMENTS

 CONCENTRATIONS OF CREDIT RISK

 The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash, accounts receivable, and interest rate swap.

 m

Cash – The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the federal depository insurance limit.  The Company has cash balances on deposit with banks at June 30, 2003 that exceed federal depository insurance limits by approximately $490,000.

 m

Accounts receivable – One major customer comprised 18% and 19% of accounts receivable as of June 30, 2003 and 2002, respectively. Net revenues from individual customers which exceeded ten percent of total net revenues during the years ended June 30, 2003 and 2002 were 11% (1 customer) and 0% (noindividual customers exceeded 10%), respectively.  The Company reviews a customer’s credit history before extending credit and typically does not require collateral.  The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Such losses have been within management’s expectations.

 m

Interest rate swap – The Company is exposed to credit loss in the event of nonperformance by the counter-party of the interest rate swap agreement.  The counter-party is a major financial institution and the Company does not anticipate nonperformance.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 5 -

 FINANCIAL INSTRUMENTS (Continued)

 FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards (SFAS) No. 107, Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments for which the determination of fair value is practicable.  SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

 The carrying amount of the Company’s financial instruments approximates their fair value as outlined below:

 m

 Cash, accounts receivable and accounts payable – The carrying amounts approximate their fair value because of the short maturity of those instruments.

 m

 Demand note payable and long-term debt – The carrying amounts approximate their fair value as the interest rates on the debt approximates the Company’s current incremental borrowing rate.

 m

Subordinated debt – The fair value is estimated by discounting the future cash flows using the current rates offered by lenders for similar borrowings with similar credit ratings.  Due to the subordinated nature of the debt, the fair value approximates carrying value.

 m

Interest rate swap – The fair value of the interest rate swap was obtained from a dealer quote.  The value represents the actual amount the Company would pay to terminate the agreement taking into consideration current interest rates.

 The Company’s financial instruments are held for other than trading purposes.

 NOTE 6 -

 PROPERTY AND EQUIPMENT

 A summary of property and equipment as of June 30, 2003 and 2002 is as follows:

 2003

 2002

 Equipment and fixtures

 $   1,325,560

 $   1,550,863

 Vehicles

         276,157

         301,460

 Leasehold improvements

         636,371

         612,682

      2,238,088

      2,465,005

 Less: accumulated depreciation and
   Amortization

      1,457,301

      1,605,231

 $      780,787

 $      859,774

 Depreciation and amortization expense for the years ended June 30, 2003 and 2002 totaled $323,676 and $351,572, respectively.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 7 -

 DEMAND NOTE PAYABLE

The Company has a revolving line of credit with a bank which provides for borrowings, based on a collateral formula, up to a maximum of $1,500,000. Interest is payable monthly on amounts outstanding at a variable rate which at all times is equal to the bank’s prime rate plus 1.5% per annum (5.75% at June 30, 2003).  Borrowings outstanding at June 30, 2003 and 2002 totaled $424,889 and $1,437,889 respectively.  Pursuant to the July 31, 2003 Modification and Reaffirmation
Agreement (see Note 8), the bank agreed to extend the expiration date of the revolving line of credit to July 1, 2004.

 The demand note and the term note payable (see Note 8) are collateralized by substantially all assets of the Company.

 NOTE 8 -

 LONG-TERM DEBT

 Long-term debt consists of the following as of June 30, 2003 and 2002:

 2003

 2002

Term note payable to a bank.  The term note requires

 monthly principal installments of $25,889 plus

 interest at LIBOR plus 2.5% (3.82% at June 30,

 2003). On July 31, 2003, the interest rate was changed

 to prime plus 1.5% and the maturity date was

 extended to July 1, 2004 pursuant to the July 31, 2003

 Modification and Reaffirmation Agreement.

 $ 1,190,889

 $ 1,501,556

 Various capital leases payable at interest rates ranging
 from 0% to 11.0%, maturing through March 2005.
 The capital leases are secured by the related
 equipment.

 130,022

 63,774

 Various equipment notes payable at interest rates
 ranging from 2.24% to 11.0%, maturing through
 August 2005.  The notes are secured by the related
 equipment.

         37,690

        67,005

 Various vehicle notes payable at interest rates ranging
 from 4.9% to 11.0%, maturing through November
 2005.  The notes are secured by the related vehicles.

         28,831

          20,752

    1,387,432

 1,653,087

 Less: current portion

       426,612

     1,596,291

 $    960,820

 $       56,796

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 8 -

 LONG-TERM DEBT (Continued)

 Maturities of long-term debt for each of the fiscal years succeeding June 30, 2003 are as follows:

 Year ending June 30,

 2004

 $     426,612

 2005

        949,795

 2006

          11,025

 $  1,387,432

 On July 31, 2003, the Company entered into a Modification and Reaffirmation Agreement with its bank, which provides the following:

 1.

 The expiration date on the Revolving Line of Credit and Term Note has been changed to July 1, 2004.

 2.

 The interest rate on the Term Note has been changed to a variable rate of prime plus 1.5%.

 3.

 Restores the Company’s ability to draw standby letters of credit, in an aggregate amount not to exceed $143,550, as collateral on performance bonds for certain senior feeding programs.

 4.

 Changes the borrowing base definition from 75% to 80% of eligible accounts receivable and modifies the borrowing base certificate filing frequency from daily to weekly.

 5

 Requires financial covenant measurements as follows:

 a.

 Ratio of debt to net worth of not more than 1.25 to 1.0 tested at September 30, 2003, and at the end of each fiscal quarter thereafter.

 b.

 Funded debt to EBITDA shall not be greater than 2.5 to 1.0 tested at fiscal year end.

 c.

Ratio of EBIDA to debt service of not less than 1.05 to 1.0 for the quarter ending September 30, 2003, of not less than 1.1 to 1.0 for the six month period ending December 31, 2003 and not less than 1.15 to 1.0 for the nine month period ending March 31, 2004 and at all times thereafter.

 d.

 Current ratio equal to or greater than 1:1 at all times.

 e.

Collateral coverage ratio of not less than 1:1 to be tested quarterly commencing September 30, 2003.  The collateral coverage ratio will be tested within fifteen (15) days after the end of each fiscal quarter.

The long-term portion of the term note payable has been classified in accordance with the terms of the Modification and Reaffirmation Agreement in the accompanying consolidated balance sheet as of
June 30, 2003.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 9 -

 INTEREST RATE SWAP

The Company entered into an interest rate swap agreement on July 31, 2000 effectively replacing variable interest payments (LIBOR + 2.5%) with fixed interest payments (9.77%) in order to hedge against the changes in the amount of future cash flows associated with payments on variable rate debt.  As of June 30, 2003 the Company was paying a fixed rate of 7.27% and receiving 1.32% on a notional amount of $1,190,889.  The differential paid on the interest rate swap agreement is recognized currently as an adjustment to interest expense and totaled $75,933 and $92,183 for the years ended June 30, 2003 and 2002, respectively. The fair value of the interest rate swap agreement, totaling $29,099 and $80,277 at
June 30, 2003 and 2002, respectively, is reflected in the Company’s consolidated balance sheets and the related loss on this contract is deferred in stockholders’ equity (as a component of accumulated other comprehensive loss).  This deferred loss is then amortized as an adjustment to interest expense over the same period in which the related interest payments being hedged are recognized in income.  The effect of this accounting on the Company’s operating results is that the interest expense on the portion of variable-rate debt being hedged is generally recorded based on a fixed interest rate (9.77%).  On August 5, 2003, the Company paid the bank $18,083 to unwind the swap agreement pursuant to the July 31, 2003 Modification and Reaffirmation
Agreement.

 NOTE 10 -

 SUBORDINATED DEBT – PRIVATE PLACEMENT

On November 1, 2002, the Company commenced a private placement offering of $1,500,000 or sixty units at $25,000 per unit.  Each unit consisted of one 12% unsecured promissory note in the amount of $25,000 due
January 31, 2008 and 7,080 warrants to purchase Host’s common stock at an exercise price of $2.00, exercisable from December 31, 2003 until January 31, 2008.  Interest began to accrue on January 1, 2003 and is payable semi-annually on
June 30 and December 31.  The warrants are not registered or publicly traded.  However, Host will undertake to file an S-3 registration statement to register the shares of common stock underlying the warrants sometime after December 31,
2003.  The units were offered and sold on a “best efforts” basis on behalf of Host by a licensed NASD broker-dealer (“Selling Agent”).  Host paid the Selling Agent a commission of 10% of the gross proceeds from the units sold.
A registered representative of the Selling Agent is a major shareholder of the Company.  Officers and directors of Host also offered and sold units but no commissions or other remuneration were paid to these individuals.  Subordinated note payable to officers, directors, and other affiliated persons totaled $450,000 at June 30, 2003.  These notes are subordinate to the Company’s borrowings under its bank term note payable and revolving line of credit.

The Company sold a total of 59 units and received $1,475,000 from the offering.  The offering expired on February 28, 2003.  The Company applied $965,000 of the proceeds against its Revolving Line of
Credit.  The Company paid $122,500 to the Selling Agent for commissions in connection with the 49 units that were sold by the Selling Agent.  Of the $1,475,000 received in the offering, $434,000 has been assigned to the warrants representing their fair value.  The fair value of these warrants has been recorded as original issue discount, resulting in a reduction in the carrying value of the debt.  The original issue discount is amortized into interest expense over the period of the debt.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 11 -

 STOCKHOLDERS’ EQUITY

 STOCK OPTIONS

In August 1997, the Company granted stock purchase options to certain officers and directors of the Company, extending the right to purchase up to 12,000 shares of the Company’s common stock at an exercise price determined by the Company’s Board of Directors to be five dollars per share.

In August 1998, the Company adopted the 1998 Stock Option Plan reserving 200,000 shares of the Company’s common stock for issuance pursuant to options at an exercise price equal to the market value at the date of grant.  In fiscal 2000, the Company granted 90,000, 25,000 and 85,000 options, respectively, at an exercise price determined by the Company’s Board of Directors to be $2.25, $2.00 and $4.00 per share, respectively.

In September 2000, the Company adopted the 2000 Stock Option Plan reserving 500,000 shares of the Company’s common stock for issuance pursuant to options at an exercise price equal to the market value at the date of grant.  In fiscal 2001, the Company granted 97,600 options at an exercise price determined by the Company’s Board of Directors to be $2.69 per share.  In fiscal 2002, the Company granted 178,750 options at an exercise price determined by the
Company’s Board of Directors to be $2.45 per share.  In fiscal 2003, the Company granted 212,500 options at an exercise price determined by the Company’s Board of Directors to be $2.00 per share.

On March 26, 2003, the Company adopted the 2003 Stock Option Plan reserving 500,000 shares of the Company’s common stock for issuance pursuant to options at an exercise price equal to the market value at the date of grant.

The stock purchase options are subject to certain adjustment provisions in the event of any stock dividends, reverse splits and/or reclassifications of common stock, and expire ten years from the date of the grant.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 11 -

 STOCKHOLDERS’ EQUITY (Continued)

A summary of the status of the Company’s stock options and changes during the year is presented below.  In all instances, the exercise price of the options approximates the market price of the stock on the grant date:

            June 30, 2003

            June 30, 2002

 Outstanding

      Price

  Weighted
  Average
  Exercise
    Price

 Outstanding

      Price

  Weighted
  Average
  Exercise
    Price

 Outstanding at beginning of year

 488,350

 $2.00 - 5.00

 $      2.77

 309,600

 $2.00 - 5.00

 $      2.96

 Granted

 212,500

              2.00

         2.00

 178,750

              2.45

         2.45

 Exercised

             -

                   -

               -

             -

                    -

               -

 Canceled

             -

                   -

               -

             -

                   -

               -

 Outstanding at end of year

 700,850

 $2.00 - 5.00

 $      2.54

 488,350

 $2.00 - 5.00

 $      2.77

 Weighted average fair value of
   options issued during the year

 $    1.77

 $    2.30

 Information relating to outstanding options at June 30, 2003 is as follows:

 Exercise Price Range

 $2.00
   to
 $2.69

 $4.00
   to
 $5.00

 Number of options:

      Outstanding

 603,850

 97,000

      Exercisable

 603,850

 97,000

 Weighted average exercise price:

      Outstanding

 $2.28

 $4.12

      Exercisable

 $2.28

 $4.12

 Weighted average contractual
   life remaining

 8.2 years

 6.6 years

 PREFERRED STOCK

The Company has issued 700,000 shares of preferred stock to certain officers and directors of the Company.  Each share of preferred stock is automatically convertible, at no additional cost to the holder into one (1)
share of common stock in July, 2003.  The preferred shares have been valued by the Board of Directors at $5.00 per share based on the stock’s conversion value.  The preferred shares are entitled to vote on all matters that the common stock is entitled to vote on based on one vote per share and other than incentive conversion features contain no other rights, or privileges beyond those of common shareholders.  On July 21, 2003, the Company converted 700,000 shares of series A preferred stock into 700,000 shares of its common stock.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 11 -

 STOCKHOLDERS’ EQUITY (Continued)

 WARRANTS

On July 21, 1998, the Company issued warrants to purchase 1,150,000 shares of the Company’s common stock.  The warrants are exercisable at any time through July 21, 2003, at an exercise price of $5.50 per share, unless extended.  On July 21, 2001, the Company issued warrants to purchase 32,692 shares of the Company’s common stock.  The warrants are exercisable until July 21, 2003, at an exercise price of $5.50 per share, unless extended.  On March 26, 2003, the Company’s Board of Directors approved the extension of the expiration date of all of the above warrants until July 21, 2005.  The exercise price of $5.50 per share and other terms of the warrants remain unchanged.

 The Company also issued 417,720 warrants in connection with the private placement of subordinated debt (see Note 10).

 NOTE 12 -

 INCOME TAXES

 The provision for income taxes consists of the following for the years ended June 30, 2003 and 2002:

     2003

     2002

 Current

   Federal

 $                -

 $               -

   State

          38,000

         36,000

 Deferred

                   -

                  -

 $       38,000

 $      36,000

 The Company has federal net operating loss carryforwards of approximately $1,329,000expiring through fiscal 2023.

 Expected tax expense based on the federal statutory rate is reconciled with the actual expense for the years ended June 30, 2003 and 2002 as follows:

 2003

 2002

 Statutory federal income tax

 34%

 34%

 State income taxes

 (6)

    34

 Other

          (34)

          (34)

           (6)%

           34%

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 12 -

 INCOME TAXES (Continued)

 The significant components of the deferred tax provision are as follows:

        2003

        2002

 Net operating loss – federal

 $   (186,000)

 $       47,000

 Net operating loss – state

        (12,000)

         (38,000)

 Interest rate swap

          21,000

           13,000

 Allowance for doubtful accounts

           (3,000)

                    -

 Valuation allowance

        180,000

         (22,000)

 $          -

 $          -

 The components of the deferred tax asset, which is included in other assets in the accompanying consolidated balance sheets, as of June 30, 2003 and 2002 are as follows:

        2003

        2002

 Deferred tax assets:

    Issuance of preferred stock

 $        980,000

 $        980,000

    Net operating loss – federal

           507,000

           321,000

    Net operating loss – state

           136,000

           124,000

    Interest rate swap

             11,000

             32,000

    Allowance for doubtful accounts

               9,000

              6,000

    Valuation allowance

       (1,613,000)

      (1,433,000)

       Total deferred tax asset

 $          30,000

 $          30,000

The Company establishes a valuation allowance in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes.  The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized.  In fiscal 2003, the Company increased the valuation allowance by approximately $180,000 based upon reasonable and prudent tax planning strategies.

 NOTE 13 -

 COMMITMENTS

 OPERATING LEASES

The Company has several operating leases for its office, production and warehouse facilities. Rent expense charged to operations under these and preceding leases aggregated $335,121 and $312,699 for the years ended
June 30, 2003 and 2002, respectively.

The Company is also leasing various vehicles and equipment under certain other operating leases which expire within one to six years.  In certain cases, the cost of leasing the equipment is billed to customers in connection with the Company’s cafeteria services.  Rent expense for these operating leases for equipment aggregated $246,086 and $192,943 for the years ended June 30, 2003 and 2002, respectively.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 13 -

 COMMITMENTS (Continued)

 Future minimum lease payments on all operating leases for each of the fiscal years succeeding June 30, 2003 are as follows:

 Year ending June 30,

 2004

 $       625,529

 2005

          577,973

 2006

          554,255

 2007

          519,635

 2008

          503,565

 2009 and thereafter

          500,883

 $    3,281,840

 EMPLOYMENT CONTRACTS

The Company has five-year employment agreements with two of its officers extending through February, 2007.  Under the terms of the agreements, the President and Vice President of the Company are to receive annual salaries of $154,000 and $149,000, respectively, which may be increased by the Company’s Compensation Committee or the Board of Directors, but shall not be decreased without the consent of the employee.  Both individuals receive an expense account, an automobile expense allowance, related business expenses and all other benefits afforded other employees.  The Company also provides health, disability and life insurance to each of these individuals.  On July 28, 2003, the annual salaries of the President and
Vice President were increased to $162,000 and $156,000, respectively.

In connection with the July 31, 2000 acquisition of Lindley, the Company entered into four-year employment agreements with the President and Vice President of Lindley.  Both individuals receive an expense account, an automobile expense allowance, related business expenses and all other benefits afforded other employees.  The Company also provides health and disability insurance to each of these individuals.  In accordance with the terms of their employment contract, the officers are each entitled to a salary of $135,000 per year to be increased annually by five (5) percent.  On July 28, 2003, the annual salaries of the President and Vice President of Lindley were increased to $156,000 in accordance with the terms of their employment agreements.

On August 30, 2001, the Company entered into a three year employment agreement with the former President of Contra-Pak, Inc.  This agreement was terminated on January 15, 2003 when the Company closed down the
Contra-Pak operation in Dallas, Texas (see Note 3).

On March 28, 2002, the Company entered into a three year employment agreement with the President of Select.  The terms of the contract provide for an expense account, automobile expense allowance, related business expenses and all other benefits afforded senior management.  The Company also provides health and disability insurance to each of these individuals.  In accordance with the terms of the contract, the President of Select was entitled to an initial annual salary of $82,240, which was increased to $86,528 in May 2003. The President is also eligible to receive an incentive bonus based upon the performance of the Select operation.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 13 -

 COMMITMENTS (Continued)

 EARNOUT EBITA

Also, in accordance with the Lindley acquisition, Host shall pay to the Sellers of Lindley an “Earnout EBITA” equal to a ten percent (10%) earnings interest (“Earnout Percentage Points”) multiplied by the product of 2.25 times Earnout EBITA.  The ultimate payment is calculated in accordance with a formula based upon the Lindley operations over a two (2) year period, ending June 30 of a particular exercised two (2) year period.  The Sellers may collectively elect to exercise up to, but not more than, five percent (5%) of their Earnout Percentage Points starting with the two (2) year period ended June 30, 2002, and, thereafter, have the option to continue to exercise their remaining Earnout Percentage
Points on each June 30 anniversary through June 30, 2007.  The Sellers can select any two-year period ending June 30, through June 30, 2007, to calculate the Earnout EBITA. In accordance with the terms of the acquisition agreement, the Sellers elected to exercise the 5% maximum Earnout EBITA for the two (2) year periods ended June 30, 2003 and 2002.  Earnout EBITA totaling $141,600 and $231,100 for the years ended June 30, 2003 and 2002, respectively, is considered to be additional purchase price and, therefore, has been recorded as goodwill in the accompanying consolidated balance sheets.

Amounts due to the Sellers in connection with the Earnout EBITA, totaled $248,700 and $231,100 as of June 30, 2003 and 2002, respectively, which is reflected in accrued expense in the accompanying consolidated balance sheets.  The Company is repaying this obligation in monthly installments of $10,000 plus 12% interest.

 NOTE 14 -

 ADVERTISING

The Company expenses the production costs of advertising the first time the advertising takes place.  Advertising expense was $12,552 and $32,570 for the years ended June 30, 2003 and 2002, respectively.

 NOTE 15 -

 401K PLAN

The Company has adopted a 401(k) defined contribution pension plan which covers all participating employees who have a minimum of one year of service.  The Company matches employee contributions at a rate of twenty-five percent up to a maximum of three percent of the participating employees’ gross earnings.  Employees become fully vested in the Company’s contribution after six years of service.  The Company’s contribution for the years ended June 30, 2003 and 2002 totaled $34,828 and $36,116, respectively.

 NOTE 16 -

 RELATED PARTY TRANSACTIONS

The Company leases land and real property from a partnership owned by certain employees/stockholders under a lease agreement extended to March 31, 2005.  Rent expense totaled $36,000 for the years ended June 30,
2003 and 2002.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 16 -

 RELATED PARTY TRANSACTIONS (Continued)

 Future minimum lease payments under the related party lease for each of the fiscal years succeeding June 30, 2003 are as follows:

 Year ending June 30,

 2004

 $  36,000

 2005

     27,000

 $  63,000

 The Company is obligated to certain officers, directors, and affiliated persons in the amount of $450,000 in connection with the private placement of subordinated debt (see Note 10).

 NOTE 17 -

 INDUSTRY SEGMENT INFORMATION

The Company has three major reportable segments: Host America Corporation (Host) and its two wholly-owned subsidiaries Lindley Food Service Corporation (Lindley) and Selectforce, Inc. (Select).  The segments were determined based on the types of products and services that the individual entities offer.  The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

 Business segment financial information as of and for the year ended June 30, 2003 is as follows:

 Business

 Unitized

 Screening

 Dining

 Meals

 Services

 Total

 Eliminations

 Consolidated

 Sales to unaffiliated customers

 $

 11,560,455

 $

 11,880,606

 $

 1,765,779

 $

 25,206,840

 $

 (8,255)

 $

 25,198,585

 Segment (loss) profit

 (490,298)

 (230,819)

 80,959

 (640,158)

 -

 (640,158)

 Depreciation and amortization

 213,550

 182,741

 33,302

 429,593

 -

 429,593

 Provision for income taxes

 6,000

 23,000

 9,000

 38,000

 -

 38,000

 Segment assets

 1,358,912

 7,944,936

 1,887,449

 11,191,297

 -

 11,191,297

 Business segment financial information as of and for the year ended June 30, 2002 is as follows:

 Business

 Unitized

 Screening

 Dining

 Meals

 Services*

 Total

 Eliminations

 Consolidated

 Sales to unaffiliated customers

 $

 14,068,193

 $

 9,862,857

 $

 465,522

 $

 24,396,572

 $

 (26,422)

 $

 24,370,150

 Segment (loss) profit

 (405,925)

 421,304

 54,706

 70,085

 -

 70,085

 Depreciation and amortization

 286,557

 123,984

 8,477

 419,018

 -

 419,018

 Provision for income taxes

 3,000

 29,000

 4,000

 36,000

 -

 36,000

 Segment assets

 1,944,290

 7,675,475

 1,955,139

 11,574,904

 -

 11,574,904

 *Income (loss) data from the date of acquisition (March 28, 2002) through June 30, 2002.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 18 -

 OPERATIONS

The Company incurred a net loss of $640,158 for the year ended June 30, 2003.  The loss included an impairment charge of $121,000 for the write down of its Contra Pak goodwill and bank and related fees of $261,594 in connection with its loan modifications and re-financing efforts.

The Company plans to improve profitability through the addition of new business dining accounts and elderly nutrition programs and by increasing its employment screening revenues.  The Company also plans to continue its efforts to identify ways of reducing costs and increasing operating efficiencies.  The Company also plans to increase liquidity through additional equity financing and by identifying a new financial institution that will provide a greater availability of credit.  In addition, the Company recently signed a Merger Agreement (see Note 19) to acquire GlobalNet Energy Investors, Inc.  The completion of this acquisition should further enhance the Company’s profitability and cash flow.

 NOTE 19 -

 SUBSEQUENT EVENTS

 SERIES A PREFERRED STOCK CONVERSION

 On July 21, 2003, the Company converted 700,000 shares of Series A Preferred Stock into 700,000 shares of its Common Stock (see Note 11).

 BANK MODIFICATION AND REAFFIRMATION AGREEMENT

On July 31, 2003, the Company entered into a Modification and Reaffirmation Agreement with its bank that modified the First Amended and Restated Commercial Loan and Security Agreement dated April 5, 2002 (see Note
8).

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
 JUNE 30, 2003 AND 2002

 NOTE 19 -

 SUBSEQUENT EVENTS (Continued)

 PRIVATE PLACEMENT – PREFERRED STOCK

On August 5, 2003, the Board of Directors of Host authorized and approved the designation, issuance and sale of Series B Convertible Preferred Stock (the “Series B Stock”), a newly-created series of Host’s preferred stock.  On August 11, 2003, Host privately offered and sold 266,667 shares of the Series B stock to an individual investor for an aggregate purchase price of $400,000, or $1.50 per share.  The Series B Stock has various preferences and conversion rights, including the right to receive a cumulative distribution at the rate of 8% per share per annum, payable semi-annually on or before the day of Host’s fiscal quarters ending December 31 and June 30.  Furthermore, the Series B Stock is convertible for a period of 5 years from the issue date into shares of Host’s Common Stock according to the conversion ratio set forth in the Articles of Amendment to the Articles of Incorporation of Host, which were filed with the Colorado Secretary of State on August 11,
2003.  The Articles of Amendment also set forth other preferences, conversion and other rights, voting powers, limitations as to distributions and qualifications of the Series B Stock.

 MERGER AGREEMENT

On September 24, 2003, Host entered into a merger agreement with GlobalNet Energy Investors, Inc. (“GlobalNet”) pursuant to which GlobalNet will become a wholly-owned subsidiary of Host.  The merger agreement provides that at closing, Host will issue to the GlobalNet shareholders an aggregate of 250,000 shares of Host’s common stock.  In addition, the agreement provides that the GlobalNet shareholders will be issued additional shares of Host’s common stock if GlobalNet achieves certain performance goals specified in the merger agreement.  The merger agreement does not limit the number of additional shares that may be issued and as a result, such issuances could result in a change in control of
Host.

The Agreement is subject to shareholder approval and the filing of a definitive proxy statement with the Securities and Exchange Commission in connection with the Annual Meeting of Shareholders.  The transaction is expected to be completed and the closing to occur in the second or third quarter of Host’s fiscal year.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 CONDENSED CONSOLIDATED BALANCE SHEETS

 ASSETS

 March 31, 2004
    (Unaudited)

 June 30, 2003
     (Audited)

 CURRENT ASSETS

 Cash

 $        983,895

 $        574,528

 Accounts receivable, net of allowance for doubtful

   accounts of $76,000 and $23,000 as of March 31,

   2004 and June 30, 2003, respectively

        3,184,182

        2,679,938

 Inventory

        1,101,665

           655,688

 Prepaid expenses and other

           783,228

           350,200

 Total current assets

        6,052,970

        4,260,354

 PROPERTY AND EQUIPMENT, net

           946,811

           780,787

 OTHER ASSETS

 Other

           619,517

           157,407

 Patents, net

           404,206

                      -

 Customer lists, net

           656,917

           711,949

 Goodwill

        5,280,800

        5,280,800

        6,961,440

        6,150,156

 $   13,961,221

 $   11,191,297

 LIABILITIES AND STOCKHOLDERS’ EQUITY

 CURRENT LIABILITIES

 Demand note payable

 $                   -

 $       424,889

 Current portion of long-term debt

           312,558

          426,612

 Interest rate swap

                      -

            29,099

 Deferred revenue

           496,432

                     -

 Accounts payable

        2,006,865

       1,875,543

 Accrued expenses

           962,821

          802,353

 Total current liabilities

        3,778,676

       3,558,496

 LONG-TERM LIABILITIES

 Long-term debt, less current portion included above

           286,239

           960,820

 Subordinated debt

        2,784,767

        1,084,400

        3,071,006

        2,045,220

 Total liabilities

        6,849,682

        5,603,716

 COMMITMENTS

                     -

                     -

 STOCKHOLDERS’ EQUITY

 Preferred stock, series A, $.001 par value,

   2,000,000 shares authorized

                     -

                 700

 Preferred stock, series B, $.001 par value,

   266,667 shares authorized

                  267

                     -

 Common stock, $.001 par value, 80,000,000 shares

   authorized

               4,113

               2,183

 Additional paid-in capital

      17,385,483

      11,339,406

 Deficit

    (10,278,324)

      (5,725,609)

 Accumulated other comprehensive loss

                      -

           (29,099)

 Total stockholders’ equity

       7,111,539

        5,587,581

 $  13,961,221

 $   11,191,297

The accompanying notes are an integral part of these condensed consolidated financial statements.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
 AND COMPREHENSIVE INCOME (LOSS)
 FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

           2004
      (Unaudited)

           2003
       (Unaudited)

 NET REVENUES

 $

   6,645,308

 $

   5,953,651

 OPERATING COSTS AND EXPENSES

 Food and paper products

   2,718,485

   2,642,305

 Labor and benefits

   2,977,607

   2,295,059

 Other

      922,162

      538,117

 Contracted services

      310,663

      271,050

 Depreciation and amortization

      112,078

      101,210

 Acquisition costs

        70,814

                 -

 Bank and related fees

             220

                 -

   7,112,029

   5,847,741

 Income (loss) from operations

    (466,721)

      105,910

 OTHER INCOME (EXPENSE)

 Other

        (4,635)

        11,622

 Interest expense

    (132,236)

    (113,236)

    (136,871)

    (101,614)

 Income (loss) before provision for income taxes

    (603,592)

          4,296

 PROVISION FOR INCOME TAXES

          8,000

          3,000

 Net income (loss)

    (611,592)

          1,296

 OTHER COMPREHENSIVE INCOME, before tax

 Interest rate swap adjustments:

 Unrealized loss on agreement

                 -

        (7,150)

 Reclassification adjustment for losses included

     in net income (loss)

                 -

        18,567

 Other comprehensive income, net of tax

                 -

        11,417

 Comprehensive income (loss)

 $ (611,592)

 $     12,713

 Income (loss) applicable to common stockholders

 $ (611,592)

 $       1,296

 Net income (loss) per common share - basic

 $       (0.16)

 $         NIL

 Net income (loss) per common share - diluted

 $         N/A

            N/A

The accompanying notes are an integral part of these condensed consolidated financial statements.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 AND COMPREHENSIVE LOSS
 FOR THE NINE MONTHS ENDED MARCH 31, 2004 AND 2003

           2004

           2003

       (Unaudited)

       (Unaudited)

 NET REVENUES

 $

 19,953,999

 $

 18,887,280

 OPERATING COSTS AND EXPENSES

 Food and paper products

   8,402,315

   8,427,657

 Labor and benefits

   8,226,268

   7,085,039

 Acquisition costs

   3,431,381

                 -

 Other

   2,347,781

   1,941,481

 Contracted services

      910,004

      846,381

 Depreciation and amortization

      288,853

      324,272

 Bank and related fees

        23,145

      282,094

 Impairment charge

                 -

      121,000

 23,629,747

 19,027,924

 Loss from operations

 (3,675,748)

    (140,644)

 OTHER INCOME (EXPENSE)

 Other income

         1,475

       18,557

 Interest expense

    (326,107)

   (235,422)

    (324,632)

   (216,865)

 Loss before provision for income taxes

 (4,000,380)

   (357,509)

 PROVISION FOR INCOME TAXES

        19,000

         8,000

 Net loss

 (4,019,380)

   (365,509)

 OTHER COMPREHENSIVE INCOME, before tax

 Interest rate swap adjustments:

 Unrealized income (loss) on agreement

          4,983

      (24,321)

 Reclassification adjustment for losses included

     in net loss

        24,116

        57,868

 Other comprehensive income, net of tax

        29,099

        33,547

 Comprehensive loss

 $(3,990,281)

 $ (331,962)

 Loss applicable to common stock

 $(4,552,714)

   $(365,509)

 Net loss per common share - basic

 $         (1.40)

 $       (0.17)

 Net loss per common share - diluted

              N/A

             N/A

The accompanying notes are an integral part of these condensed consolidated financial statements.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE NINE MONTHS ENDED MARCH 31, 2004 AND 2003

 2004

 2003

 (Unaudited)

 (Unaudited)

 CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss

 $ (4,019,380)

 $   (365,509)

 Adjustments to reconcile net loss to net cash used in

   operating activities:

   Depreciation and amortization

         288,853

        324,272

   Impairment charge

                    -

        121,000

   Acquisition costs

      3,431,381

                   -

   Accretion of discount on private placement warrants

           73,367

          21,700

   401K expense pursuant to stock issuance

           11,397

          11,505

   Loss (gain) on disposal of property and equipment

             3,940

         (11,411)

   Changes in operating assets and liabilities

       (925,398)

       (181,815)

 Net cash used in operating activities

    (1,135,840)

         (80,258)

 CASH FLOWS FROM INVESTING ACTIVITIES

 Proceeds from sale of property and equipment

            8,475

        164,638

Purchases of property and equipment

       (140,529)

       (148,628)

 Net cash paid for business and patents acquired

    (1,189,674)

                    -

 Net cash (used in) provided by investing activities

    (1,321,728)

          16,010

 CASH FLOW FROM FINANCING ACTIVITIES

 Proceeds from issuance of common stock, net

     2,562,403

                  -

 Proceeds from subordinated debt

     1,875,000

     1,475,000

 Proceeds from issuance of preferred stock, net

        386,940

                 -

 Deferred financing costs

      (195,965)

       (129,121)

 Payments on demand notes payable

      (424,889)

    (1,013,000)

 Principal payments on long-term debt

   (1,336,554)

       (321,795)

 Net cash provided by financing activities

     2,866,935

          11,084

 NET INCREASE (DECREASE) IN CASH

        409,367

        (53,164)

 CASH, beginning of period

        574,528

        648,625

 CASH, end of period

 $     983,895

 $     595,461

 Cash paid for business and patents acquired is comprised of:

 Fair value of assets acquired, including acquisition costs of $3,431,381

 $  4,691,518

 $                -

 Liabilities assumed

     1,196,344

                   -

 Purchase price, net of cash received of $66,893

     3,495,174

                   -

 Common stock issued for business and patents acquired

     2,305,500

                   -

 Net cash paid for business and patents acquired

 $  1,189,674

 $                -

The accompanying notes are an integral part of these condensed consolidated financial statements.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (UNAUDITED)

 NOTE A -

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF PRESENTATION

The condensed consolidated financial statements of Host America Corporation and subsidiaries (the “Company”) as of and for the three and nine months ended March 31, 2004 and 2003 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting.  These condensed consolidated financial statements are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) and disclosures necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America.
The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in accordance with the rules and regulations of the SEC.  These condensed consolidated financial statements should be read in conjunction with the audited financial statements, and accompanying notes, included in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2003.

 PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements presented as of March 31, 2004 and 2003 and for the three and nine months then ended, include the accounts of Host America Corporation (“Host”) and its wholly-owned subsidiaries Lindley Food Service Corporation (“Lindley”), SelectForce, Inc. (“SelectForce”) and, effective December 23, 2003, GlobalNet Energy Investors, Inc. (“GlobalNet”) (see Note B). All significant intercompany transactions and balances have been eliminated.

 INVENTORY

 Inventory consists primarily of food, paper products and electrical components and is stated at the lower of cost ormarket, with cost determined on a first-in, first-out basis.

 EARNINGS PER SHARE

Basic earnings per common share for the nine months ended March 31, 2004 and 2003 have been computed based on the weighted average shares outstanding of 3,258,801 and 2,176,881, respectively.  Basic earnings per common share for the three months ended March 31, 2004 and 2003 have been computed based on the weighted average shares outstanding of 3,707,450 and 2,178,627, respectively.  Diluted earnings per share was not presented for the three and nine months ended
March 31, 2003 as the potentially dilutive warrants, convertible preferred stock and stock purchase options were anti-dilutive.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Continued)
 (UNAUDITED)

 NOTE A -

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 EARNINGS PER SHARE (Continued)

The August 11, 2003 preferred stock dividend of $533,334 has been added to the net loss of $4,019,380 for the nine months ended March 31, 2004 to calculate the net loss applicable to common stockholders of $4,552,714 and the corresponding net loss per common share of $1.42.

Convertible preferred shares subject to future dilution totaled 266,667 and 700,000, shares under stock purchase options totaled 1,030,650 and 695,600 and shares under warrants totaled 2,116,672 and 1,600,412 at March 31,
2004 and 2003, respectively.

 SEGMENT INFORMATION

The Company’s primary operating segments are contract food management services (Host), the preparation of unitized meals (Lindley), employment screening services (SelectForce) and energy management products and services
(GlobalNet).

 NOTE B –

 ACQUISITION

On December 23, 2003, the Company issued 550,000 shares of Host’s common stock in exchange for all of the outstanding shares of GlobalNet plus net liabilities assumed of $276,000 and acquisition expenses of
$213,000, for a total purchase price of approximately $3,431,000. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon their fair values at the date of acquisition.  The excess purchase price of $3,431,381 was expensed in connection with the purchase price allocation and has been reflected as acquisition costs in the accompanying condensed consolidated statements of operations for the nine months ended March 31, 2004.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Continued)
 (UNAUDITED)

 NOTE B –

 ACQUISITION (Continued)

GlobalNet markets, sells, installs and manages energy saving products and technology.  In addition, GlobalNet is a registered “aggregator” with the Public Utility Commission of Texas.  As a registered aggregator, GlobalNet is authorized to act as an electricity buyer’s agent and can join two or more customers into a single purchasing unit to negotiate the purchase of electricity on behalf of a customer group.  GlobalNet’s principal product consists of a computerized controller capable of reducing energy consumption and demand fluctuations of electrical inductive loads on motors and certain lighting systems.  GlobalNet is a party to a license/distributor agreement with EnergyNSync which provides
GlobalNet with the exclusive right to distribute the EnergyNSync energy products.  The agreement is contingent upon GlobalNet meeting minimum annual dollar volume purchase requirements measured on a quarterly basis.  In the event GlobalNet fails to meet the quarterly purchase requirements, the exclusive term shall terminate and the agreement shall automatically be amended and shall thereafter be non-exclusive for the non-exclusive term (6 months).  In the event that GlobalNet fails to meet the minimum annual purchase requirement during the non-exclusive term, EnergyNSync may give 30 days prior written notice to GlobalNet to terminate this agreement.  GlobalNet failed to meet its first quarterly measurement requirement; however, it has secured a waiver of this default from EnergyNSync.  The Company considered allocating the purchase price to the distribution agreement with EnergyNSync and/or to goodwill but determined that this recognition would not be appropriate due to the uncertainties surrounding GlobalNet’s ability to meet the purchase requirements under its distribution agreement, and the fact that GlobalNet has not executed contractual arrangements that provide reliable and objective evidence supporting future cash flows to recover these intangible assets.

As a result of the acquisition of GlobalNet on December 23, 2003, Host is related to certain entities through common ownership.  Specifically, former GlobalNet shareholders who are now Host shareholders are principals in EnergyNSync and RS Services.  EnergyNSync is the owner of certain technology comprising the proprietary software used in the GlobalNet products.  EnergyNSync currently has a production agreement with KWM Electronics to install this software on the circuit boards used to manufacture the products that are sold by GlobalNet.  The president of KWM was recently named the chief operating officer of GlobalNet.  EnergyNSync currently has these boards shipped to RS Services where final assembly of the control panels is completed.  The finished control panels are sold directly to GlobalNet by EnergyNSync.  RS Services currently does not have an agreement with GlobalNet; however, RS Services has performed site surveys and installations and has been paid by
GlobalNet for these services.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Continued)
 (UNAUDITED)

 NOTE B –

 ACQUISITION (Continued)

The following information reflects the pro forma results of operations of the Company for the nine months ended March 31, 2004 assuming that the GlobalNet acquisition had occurred at the beginning of the period:

 Nine Months Ended

    March 31, 2004

 Net Revenue

    $20,002,454

 Loss from continuing operations

       (4,719,540)

 Net loss applicable to common stockholders*

    $ (5,252,874)

 Net loss per common share – basic

    $         (1.46)

 Net loss per common share – diluted

                 N/A

 * Includes $533,334 preferred stock dividend

 NOTE C –

 GOODWILL

 The changes in the carrying amount of goodwill for the nine months ended March 31, 2004 are as follows:

      Balance as of June 30, 2003

     $ 5,280,800

      Goodwill acquired during the period

                      -

      Impairment loss

                      -

      Balance as of March 31, 2004

     $ 5,280,800

 NOTE D –

 PATENTS

On March 19, 2004, the Company issued 50,000 shares of common stock and paid $49,000 in cash to Advanced Refrigeration Controls in consideration for the acquisition of certain inventory and two patents to an energy saving product marketed under the name “Fan Saver,” for a total purchase price, including acquisition expenses of $22,000, of approximately $452,000. The two patents, one for a Model 4000 and the other for a Model 5000, expire on July 28, 2013 and
August 1, 2017, respectively.  Accordingly, the Company is amortizing the cost of these patents over their remaining useful lives and recorded $3,023 in amortization expense for the period from March 19, 2004 to March 31, 2004.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Continued)
 (UNAUDITED)

 NOTE E –

 CUSTOMER LISTS

 A summary of the carrying amount of the customer lists as of March 31, 2004 and June 30, 2003 is as follows:

    March 31,

      June 30,

       2004

       2003

 Customer lists

 $   880,000

 $    880,000

 Less: accumulated amortization

      223,083

       168,051

 $   656,917

 $    711,949

 Amortization of the customer lists for the nine-month periods ended March 31, 2004 and 2003 totaled $55,032 and $55,031, respectively.

 Future amortization expense for each of the twelve month periods succeeding March 31, 2004 is as follows:

 2004

 $     73,371

 2005

        73,371

 2006

        73,371

 2007

        73,371

 2008

        73,371

 2009 and thereafter

      290,062

 $   656,917

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Continued)
 (UNAUDITED)

 NOTE F –

 BANK DEBT

On February 13, 2004, the Company paid in full the balances due of $983,778 and $324,889 on its term and demand note obligations, respectively, plus accrued interest of $2,327. The Company utilized substantially all of the net proceeds from the issuance of subordinated promissory notes to liquidate its debt obligations with the bank.

 NOTE G -

 SUBORDINATED DEBT

On November 1, 2002, the Company commenced a private placement offering of $1,500,000 or sixty units at $25,000 per unit.  Each unit consisted of one 12% unsecured promissory note in the amount of $25,000 due
January 31, 2008 and 7,080 warrants to purchase Host’s common stock at an exercise price of $2.00, exercisable from December 31, 2003 until January 31, 2008.  Interest began to accrue on January 1, 2003 and is payable semi-annually on
June 30 and December 31.  The units were offered and sold on a “best efforts” basis on behalf of Host by a licensed NASD broker-dealer (“Selling Agent”).  The Company paid the Selling Agent a commission of 10% of the gross proceeds from the units sold.  A registered representative of the Selling Agent is a major shareholder of Host.  Officers and directors of Host also offered and sold units but no commissions or other remuneration were paid to these individuals.
Subordinated notes payable to officers, directors, and other affiliated persons totaled $450,000 at December 31, 2003.  As of December 31, 2003, these notes were subordinate to the Company’s borrowings under its term and demand notes payable.

The Company sold a total of 59 units and received $1,475,000 from the offering, which expired on February 28, 2003. The Company used $965,000 of the proceeds to repay its demand note payable obligation and paid $122,500 to the Selling Agent for commissions in connection with the 49 units that were sold by the Selling Agent.  In connection with the $1,475,000 received in the offering, $434,000 has been credited to the warrants based on the fair value, resulting in a reduction in the carrying value of the debt.  This original issue discount will be amortized into interest expense over the term of the debt.

During the three months ended March 31, 2004, the Company received $1,875,000 from the issuance of unsecured subordinated promissory notes.  The notes were sold in increments of $25,000 per unit.  Each unit consisted of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and 7,500 warrants to purchase Host’s common stock at an exercise price of $10.00, exercisable from December 31, 2004 until January 31, 2009.
Interest will accrue from the date of issuance, payable semi-annually on June 30 and December 31.  The Company has incurred costs of $195,965 in connection with these note obligations.

In connection with the $1,875,000 offering, $248,000 has been credited to the warrants based on the fair value, resulting in a reduction in the carrying value of the debt.  This original issue discount will be amortized into interest expense over the term of the debt.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Continued)
 (UNAUDITED)

 NOTE H –

 STOCKHOLDERS’ EQUITY

 PREFERRED STOCK

 On July 21, 2003, the Company converted 700,000 shares of series A preferred stock into 700,000 shares of its common stock.

On August 5, 2003, the Board of Directors of Host authorized and approved the designation, issuance and sale of series B convertible preferred stock (the “series B stock”), a newly-created series of
Host’s preferred stock.  On August 11, 2003, Host privately offered and sold 266,667 shares of the series B stock to an individual investor for an aggregate purchase price of $400,000, or $1.50 per share.

The series B stock has various preferences and conversion rights, including the right to receive a cumulative distribution at the rate of 8% per share per annum, payable semi-annually on or before the last day of Host’s fiscal quarters ending December 31 and June 30. Furthermore, the series B stock is convertible for a period of five years from the issue date into shares of Host’s common stock according to the conversion ratio set forth in the Articles of Amendment to the Articles of Incorporation of Host, which were filed with the Colorado Secretary of State on August 11, 2003.  The Articles of Amendment also set forth other preferences, conversion and other rights, voting powers, limitations as to distributions and qualifications of the series B stock.

The difference between the purchase price and the fair value of the common stock into which the preferred stock is convertible of $533,334 is analogous to a dividend and therefore has been reflected as an increase to the deficit during the nine months ended March 31, 2004.

 COMMON STOCK

During the quarter ended December 31, 2003, Host privately placed 500,000 shares of common stock at $5.00 per share with twenty-four accredited investors.  The shares were offered and sold on a best efforts basis by officers and directors of Host and by a licensed NASD broker-dealer (“Selling Agent”).  Host paid the Selling Agent a commission of 10% of the gross proceeds from the shares sold.  In addition, for every ten shares of common stock sold, the
Selling Agent received one warrant to purchase one share of common stock at $5.50 per share, exercisable for a period of five years.  A registered representative of the Selling Agent is a major shareholder of Host.  Officers and directors of Host also offered and sold shares but no commissions or other remuneration were paid to these individuals.

The Company received $2,500,000 from the offering, which closed on December 19, 2003; however, the 500,000 shares of common stock were not issued until January 9, 2004.  The Company paid $242,500 to the Selling
Agent for commissions in connection with the 485,000 shares that were sold by the Selling Agent.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Continued)
 (UNAUDITED)

 NOTE I –

 STOCKHOLDERS’ EQUITY (Continued)

 WARRANTS

The Company issued 46,240 shares of common stock in connection with the exercise of non-publicly traded warrants during the nine months ended March 31, 2004.  The Company received $179,980 in gross proceeds from these warrants, which were exercised at $2.00 and $5.50 per share.

 STOCK OPTIONS

The Company applies the disclosure only provisions of Financial Accounting Standards Board Statement (“SFAS”) No. 123, “Accounting for Stock-based Compensation” (“SFAS 123”) and SFAS No.
148, “Accounting for Stock-Based Compensation – Transition and Disclosure (“SFAS 148”) for employee stock option awards.  Had compensation cost for the Company’s stock option plan been determined in accordance with the fair value-based method prescribed under SFAS 123, the Company’s net loss and net loss per common share would have approximated the pro forma amounts indicated below:

    For the nine months ended

    3/31/04

    3/31/03

 Net loss, as reported

 $(4,019,380)

 $ (365,509)

 Deduct:  Total stock-based employee compensation
 expense determined under fair value based method
 for all awards, net of related tax effects

   (1,025,000)

    (187,240)

 Pro forma net loss

   (5,044,380)

    (552,749)

 Preferred stock dividend

      (533,334)

                 -

 Pro forma net loss applicable to common stockholders

 $(5,577,714)

 $ (552,749)

 Net loss per common share, as reported

 $         (1.40)

 $         (.17)

 Pro forma net loss available to common stockholders

 $         (1.71)

 $         (.25)

The fair value of stock options used to compute pro forma net loss and net loss per share disclosures was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for 2004:  dividend yield of 0%; expected volatility of 77%; average risk-free interest rate of 4.08%; and an expected option holding period of 10 years.

The Company issued 77,750 shares of common stock for options exercised during the nine months ended March 31, 2004.  The Company received $167,152 in gross proceeds from these options, which were exercised at various prices ranging from $2.00 to $2.6875 per share.

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Continued)
 (UNAUDITED)

 NOTE J –

 INDUSTRY SEGMENT INFORMATION

The Company has four major reportable segments: Host America Corporation (Host) and its wholly-owned subsidiaries Lindley Food Service Corporation (Lindley), SelectForce, Inc. (SelectForce) and GlobalNet Energy Investors, Inc.
(GlobalNet).  The segments were determined based on the types of products and services that the individual entities offer.  The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

 Business segment financial information as of and for the nine months ended March 31, 2004 is as follows:

   Business
    Dining

   Unitized
     Meals

  Screening
    Services

    Energy
 Management

    Total

 Eliminations

 Consolidated

 Sales to
   unaffiliated
   customers

 $  9,450,401

 $ 9,076,845

   $ 1,382,471

       45,631

 $19,955,348

 $    (1,349)

 $19,953,999

 Segment (loss)
   profit

      (311,043)

         97,030

          99,137

 (3,904,504)

   (4,019,380)

              -

   (4,019,380)

 Depreciation
   and
   amortization

          88,728

       152,751

          25,439

      21,935

        288,853

              -

       288,853

 Provision for
   income taxes

            3,000

           9,000

            7,000

             -

          19,000

              -

         19,000

 Segment assets

     2,038,666

    8,111,162

     1,832,704

 1,978,689

   13,961,221

              -

   13,961,221

 Business segment financial information as of and for the nine months ended March 31, 2003 is as follows:

   Business
     Dining

    Unitized
      Meals

  Screening
    Services

      Total

 Eliminations

 Consolidated

 Sales to unaffiliated
     customers

 $   8,744,675

 $  8,847,398

 $1,301,338

 $18,893,411

 $   (6,131)

 $18,887,280

 Segment (loss) profit

       (347,542)

      (109,206)

        91,239

      (365,509)

          -

      (365,509)

 Depreciation and
    amortization

         168,034

       131,778

        24,460

       324,272

          -

         324,272

 Provision for
    income taxes

            5,000

             -

          3,000

           8,000

          -

            8,000

 Segment assets

     1,602,210

     7,897,773

   1,891,165

   11,391,148

          -

    11,391,148

 HOST AMERICA CORPORATION AND SUBSIDIARIES
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Continued)
 (UNAUDITED)

 NOTE K –

 RELATED PARTY TRANSACTIONS

The Company leases land and real property from a partnership owned by certain employees/shareholders under a lease agreement extended to March 31, 2005.  Rent expense totaled $27,000 for the nine months ended
March 31, 2004 and 2003.  The Company believes this lease is on terms competitive with other similar facilities in the area.

 Future minimum lease payments under the related party lease for each of the twelve month periods succeeding March 2004 are as follows:

           2005
$ 36,000

In accordance with the terms of the Lindley acquisition, Host is obligated to pay the Sellers of Lindley, the President and Executive Vice President of Lindley, an “Earnout EBITA” equal to a ten percent (10%)
earnings interest (“Earnout Percentage Points”) multiplied by the product of 2.25 times Earnout EBITA.  In accordance with the terms of the acquisition agreement, the Sellers elected to exercise the 5% maximum Earnout EBITA for the two (2) year periods ended June 30, 2003 and 2002.

Amounts due to the Sellers in connection with the Earnout EBITA, totaled $158,700 and $248,700 as of March 31, 2004 and June 30, 2003, respectively, which is reflected in accrued expenses in the accompanying condensed consolidated balance sheets.  Although this obligation is due on demand, the Company is repaying this obligation in monthly installments of $10,000 plus 12% interest.

 The Company is obligated to certain officers, directors and affiliated persons in the amount of $450,000 in connection with the private placement of subordinated debt (see Note G).

A major shareholder of Host, who was also a principal shareholder of GlobalNet, provided GlobalNet with debt financing, which was assumed by Host as a result of the acquisition (see Note B).  As of March 31,
2004, there are three outstanding promissory notes with a total balance due of $450,593.  These notes, which bear interest at 15%, mature in February, June and August 2006.

On February 11, 2004, KWM Electronics borrowed $125,000 from GlobalNet.  Accordingly, KWM issued a promissory note to GlobalNet in the amount of $125,000, which bears interest at 7.5% and has a maturity date of
August 11, 2004.  GlobalNet reserves the right to extend the due date of this note subject to approval by its Board of Directors.  GlobalNet recorded $1,276 of interest income on this note for the three months ended March 31, 2004.  The note receivable of $125,000 is included in prepaid expenses and other in the accompanying condensed consolidated balance sheets as of March 31, 2004.  The president of KWM is also the chief operating officer of GlobalNet.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

  GlobalNet Energy Investors, Inc.

We have audited the accompanying balance sheet of GlobalNet Energy Investors, Inc. (A Development Stage Company) (the “Company”) as of December 31, 2002, and the related statements of operations, changes in
stockholders’ deficiency, and cash flows for the period from May 16, 2002 (inception) through December 31, 2002.   These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GlobalNet Energy Investors, Inc. (A Development Stage Company) as of December 31, 2002, and
the results of its operations and its cash flows for the period from May 16, 2002 (inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut

January 29, 2004

 GLOBALNET ENERGY INVESTORS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 BALANCE SHEET
 DECEMBER 31, 2002

 ASSETS

 PROPERTY AND EQUIPMENT, net of
      accumulated depreciation

 $          7,277

                Total assets

 $          7,277

 LIABILITIES AND STOCKHOLDERS' DEFICIENCY

 CURRENT LIABILITIES

      Cash overdraft

 $            297

      Due to an officer and a director

          14,668

                Total current liabilities

 14,965

 STOCKHOLDERS' DEFICIENCY

      Common stock, $1.00 par value; 100,000
        shares authorized

 2,700

      Deficit accumulated during the development stage

         (10,388)

                Total stockholders' deficiency

           (7,688)

 $          7,277

The accompanying notes are an integral part of these financial statements.

 GLOBALNET ENERGY INVESTORS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF OPERATIONS
 FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION)
 THROUGH DECEMBER 31, 2002

 NET REVENUES

 $      69,272

 COST OF GOODS SOLD

         32,291

           Gross profit

 36,981

 OPERATING EXPENSES

         47,369

           Loss before provision for income taxes

 (10,388)

 PROVISION FOR INCOME TAXES

              -

           Net loss

 $     (10,388)

The accompanying notes are an integral part of these financial statements.

 GLOBALNET ENERGY INVESTORS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
 FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

 Common Stock

 Deficit Accumulated

 Total

 Shares

 During The

 Stockholders'

 Outstanding

 Amount

 Development Stage

 Deficiency

 Issuance of common stock in connection
     with incorporation (May 16, 2002)

            2,700

 $          2,700

 $                   -

 $             2,700

 Net loss

               -

                 -

              (10,388)

             (10,388)

 Balance, December 31, 2002

           2,700

 $          2,700

 $           (10,388)

 $            (7,688)

The accompanying notes are an integral part of these financial statements.

 GLOBALNET ENERGY INVESTORS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF CASH FLOWS
 FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION)
 THROUGH DECEMBER 31, 2002

 CASH FLOWS FROM OPERATING ACTIVITIES

      Net loss

 $        (10,388)

      Adjustment to reconcile the net loss to net cash

        used in operating activities:

           Depreciation

              1,132

                Net cash used in operating activities

            (9,256)

 CASH FLOWS FROM INVESTING ACTIVITIES

      Purchases of property and equipment

            (8,409)

                Net cash used in investing activities

            (8,409)

 CASH FLOWS FROM FINANCING ACTIVITIES

      Cash received from an officer and a director

           14,668

      Proceeds from issuance of common stock

             2,700

                Net cash provided by investing activities

           17,368

 NET DECREASE IN CASH

              (297)

 CASH, beginning of period

                -

 CASH OVERDRAFT, end of period

 $          (297)

The accompanying notes are an integral part of these financial statements.

 GLOBALNET ENERGY INVESTORS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
 DECEMBER 31, 2002

 NOTE 1 -

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 NATURE OF OPERATIONS

GlobalNet Energy Investors, Inc. (A Development Stage Company) (the “Company”) is a distributor of technologically sophisticated industrial energy control panels which are used to reduce electrical consumption.

 DEVELOPMENT STAGE OPERATIONS

The Company was incorporated in the State of Texas on May 16, 2002.  Operations from the Company’s inception through December 31, 2002 were devoted primarily to financial planning, raising capital, establishing supply sources and developing new business opportunities.

 USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements.  Actual results could differ from those estimates.

 CASH EQUIVALENTS

For the purpose of the statement of cash flows, the Company defines cash equivalents as highly liquid instruments with an original maturity of three months or less.  The Company had no cash equivalents at
December 31, 2002.

 PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Expenditures which substantially increase the useful lives of the related assets are capitalized.  Maintenance, repairs and minor renewals on property and equipment are charged to operations as incurred.

 REVENUE RECOGNITION

 The Company recognizes revenue when the energy control panels are installed.

 GLOBALNET ENERGY INVESTORS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS (Continued)
 DECEMBER 31, 2002

 NOTE 1 -

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company has reflected a net loss of $10,388 for the period from May 16, 2002 (inception) through December 31, 2002.  Differences between the financial statement and tax bases of assets, liabilities, and other transactions did not result in a provision for current or deferred income taxes for the period from May 16, 2002 (inception) through December 31, 2002.

 NOTE 2 -

 FINANCIAL INSTRUMENTS

 CONCENTRATIONS OF CREDIT RISK

 The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash.

 •     Cash - The Company places its cash and temporary cash investments with high credit quality institutions.  As of December 31, 2002, such investments were not in excess of the FDIC insurance limit.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards (SFAS) No. 107, Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments for which the determination of fair value is practicable.  SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

 The carrying amount of the Company’s financial instruments approximates their fair value as outlined below:

 •     Cash overdraft and due to officer and director – The carrying amounts approximate their fair value because of the short maturity of those instruments.

 The Company’s financial instruments are held for other than trading purposes.

 GLOBALNET ENERGY INVESTORS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS (Continued)
 DECEMBER 31, 2002

 NOTE 3 -

 PROPERTY AND EQUIPMENT

 A summary of property and equipment as of December 31, 2002 is as follows:

 Computer equipment

 $       4,687

 Tools

          3,722

          8,409

 Less: accumulated depreciation

          1,132

 $       7,277

 Depreciation expense for the period from May 16, 2002 (inception) through December 31, 2002 totaled $1,132.

 NOTE 4 -

 RELATED PARTY TRANSACTIONS

During the period May 16, 2002 (inception) through December 31, 2002, an officer and a director provided short-term working capital advances totaling $14,668. Such advances are non-interest bearing and are due on demand.

 NOTE 5 -

 SUBSEQUENT EVENT

On December 23, 2003, all of the issued and outstanding shares of the Company were acquired by Host America Corporation (“Host”) in exchange for 550,000 shares of Host’s common stock valued at
$4,840,000.  Host’s operations are concentrated in the food service and pre-employment screening industries.

 GLOBALNET ENERGY INVESTORS, INC.
 (A DEVELOPMENT STAGE COMPANY)
 CONDENSED BALANCE SHEETS

 ASSETS

 September 30, 2003

 December 31, 2002

      (Unaudited)

      (Audited)

 CURRENT ASSETS

      Cash

 $                  7,247

 $                         -

      Accounts receivable, net

                 366,010

                            -

           Total current assets

                 373,257

                            -

 PROPERTY AND EQUIPMENT, net

                   74,908

                     7,277

 OTHER ASSETS

      Other

                     7,446

                            -

      Accounts receivable, net

                 318,299

                            -

                 325,745

                            -

 $              773,910

 $                 7,277

 LIABILITIES AND STOCKHOLDERS' DEFICIENCY

 CURRENT LIABILITIES

      Current portion of notes payable - related parties

 $              535,378

 $                         -

      Due to an officer and director

                   14,668

                   14,668

      Cash overdraft

                            -

                        297

      Deferred revenue

                519,504

                            -

      Accounts payable and accrued expenses

                171,968

                            -

           Total current liabilities

             1,241,518

                   14,965

 OTHER LIABILITIES

      Notes payable - related parties, less current portion included above

                351,335

                            -

           Total liabilities

             1,592,853

                   14,965

 STOCKHOLDERS' DEFICIENCY

      Common stock

                100,000

                    2,700

      Deficit accumulated during the development stage

               (918,943)

                 (10,388)

           Total stockholders' deficiency

               (818,943)

                   (7,688)

 $             773,910

 $                 7,277

The accompanying notes are an integral part of these condensed financial statements.

GLOBALNET ENERGY INVESTORS, INC.

 (A DEVELOPMENT STAGE COMPANY)

 CONDENSED STATEMENTS OF OPERATIONS

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

 AND FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION)

 THROUGH SEPTEMBER 30, 2002

           2003

           2002

      (Unaudited)

      (Unaudited)

 NET REVENUES

 $          349,714

 $            56,787

 OPERATING COSTS AND EXPENSES

      Purchases

             282,784

                31,810

      Inventory write-off

             208,118

                        -

      Labor and benefits

             373,395

                16,172

      Contracted services

               80,955

                        -

      Depreciation and amortization

                 6,628

                    555

      Other

             250,051

               15,397

          1,201,931

               63,934

           Loss from operations

           (852,217)

                (7,147)

 INTEREST EXPENSE

              53,338

                        -

           Loss before provision for income taxes

           (905,555)

               (7,147)

 PROVISION FOR INCOME TAXES

                3,000

                        -

           Net loss

 $        (908,555)

 $             (7,147)

The accompanying notes are an integral part of these condensed financial statements.

GLOBALNET ENERGY INVESTORS, INC.

 (A DEVELOPMENT STAGE COMPANY)

 CONDENSED STATEMENTS OF CASH FLOWS

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

 AND FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION)

 THROUGH SEPTEMBER 30, 2002

         2003

         2002

    (Unaudited)

    (Unaudited)

 CASH FLOWS FROM OPERATING ACTIVITIES

    Net loss

 $        (908,555)

 $           (7,147)

    Adjustments to reconcile net loss to net cash
      used in operating activities

    Depreciation and amortization

                6,628

                  555

    Compensation expense pursuant to issuance of
      common stock

              97,300

                      -

    Compensation expense pursuant to notes payable –
      related parties

            150,000

                      -

    Changes in operating assets and liabilities

                 (283)

                      -

           Net cash used in operating activities

          (654,910)

              (6,592)

 CASH FLOWS FROM INVESTING ACTIVITIES

    Purchases of property and equipment

            (74,259)

              (7,651)

           Net cash used in investing activities

            (74,259)

              (7,651)

 CASH FLOWS FROM FINANCING ACTIVITIES

    Proceeds from notes payable - related parties

           815,492

             15,569

    Proceeds from issuance of common stock

                      -

               2,700

    Principal payments on notes payable - related parties

            (78,779)

                      -

           Net cash provided by financing activities

           736,713

             18,269

 NET INCREASE IN CASH

               7,544

              4,026

 CASH (OVERDRAFT), beginning of period

                (297)

                     -

 CASH, end of period

 $           7,247

 $           4,026

The accompanying notes are an integral part of these condensed financial statements.

 GLOBALNET ENERGY INVESTORS, INC.
 NOTES TO CONDENSED FINANCIAL STATEMENTS

 NOTE A -

 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF PRESENTATION

The financial statements of GlobalNet Energy Investors, Inc. as of and for the nine months ended September 30, 2003, and for the period from May 16, 2002 (inception) through September 30, 2002, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting.  These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) and disclosures necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America.
The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in accordance with the rules and regulations of the SEC.  These financial statements should be read in conjunction with GlobalNet’s December 31, 2002 audited financial statements, and accompanying notes.

 NOTE B -

 ACCOUNTS RECEIVABLE, NET

The accounts receivable relate to long-term financing arrangements on the sale of energy control panels and include charges for equipment installations.  Account receivables are generally financed over two to three years and are recorded net of unamortized discounts and allowances for uncollectible amounts.

 The provision for uncollectible amounts for the nine months ended September 30, 2003 was $18,000.

 NOTE C -

 RELATED PARTY OBLIGATIONS

A principal shareholder has provided GlobalNet with debt financing.  As of September 30, 2003 there were four outstanding promissory notes payable to this individual with a total balance due of $631,221.  These notes, which bear interest at 12% and 15%, mature from November 2003 through August 2006.  In addition, as of September 30, 2003, there is a promissory note payable with an outstanding balance of $75,492 due to a company with which GlobalNet has signed a letter of intent (see, Note D).  The note bears interest at 9.25% and is due on December 31, 2003.  The proceeds from these notes were used for working capital and fixed asset purchases.  GlobalNet also has promissory notes payable to two officers and a director totaling $180,000.  The notes were executed for compensation of $150,000 and for working capital advances totaling $30,000.  The notes will be non-interest bearing if they are paid in full before December 31,
2003.

 GLOBALNET ENERGY INVESTORS, INC.
 NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

 NOTE C

 RELATED PARTY OBLIGATIONS (continued)

As of September 30, 2003 and December 31, 2002, there was an outstanding balance of $14,668 for working capital advances provided by an officer and a director.  Such advances are non-interest bearing and are due on demand.

 NOTE D -

 SUBSEQUENT EVENT

On December 23, 2003, all of the issued and outstanding shares of the Company were acquired by Host America Corporation (“Host”) in exchange for 550,000 shares of Host common stock valued at
$1,958,000.

HOST AMERICA CORPORATION

1,150,000 Warrants

1,150,000 Shares of Common Stock

PROSPECTUS

__________ __, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

            Section 7-108-402 of the Colorado Business Corporation Act (the “Act”) provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section
7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.  Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.  The Company’s articles of incorporation contain a provision eliminating liability as permitted by the statute.  The Company’s articles of incorporation further provide that directors and officers of the Company will not be held personally liable for any injury to persons or property caused by the wrongful act of any employee of the Company unless either (i) the director or officer was personally involved in the situation leading to litigation or
(ii) the director or officer committed a criminal offense in connection with such litigation.

            Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a
“Director’) or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.  The
Company’s articles of incorporation do not contain any such limitation.

            Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.  The Company’s articles of incorporation and its bylaws provide for such indemnification.  A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit.  Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such
Proceeding.

            Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.  The Company’s articles of incorporation and bylaws provide for indemnification of officers, employees and agents of the Company to the same extent as its directors.

            The Company’s articles of incorporation and bylaws permit the Company to pay expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the person undertakes to repay the amount unless it is ultimately determined that he is entitled to such expenses.

            The Company’s articles of incorporation also provide that the Company may purchase and maintain insurance covering any person serving on behalf of, or at the request of, the Company against any liability incurred by him in such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by the Company, other than underwriting discounts and commissions are as follows:

 Securities and Exchange Commission filing fee

 $           0.00

 National Association of Securities Dealers filing fee

              0.00

 Nasdaq and Exchange filing fees

              0.00

 State Securities Laws (Blue Sky) fees and expenses

     25,000.00

 *

 Printing and mailing costs and fees

     40,000.00

 *

 Legal fees and costs

     70,000.00

 *

 Accounting fees and costs

     25,000.00

 *

 Due diligence and travel

              0.00

 Transfer and Warrant Agent fees

       5,000.00

 *

 Miscellaneous expenses

     10,000.00

 *

 TOTAL

 $ 175,000.00

 *

*  Estimated

Item 26.  Recent Sales of Unregistered Securities.

Recent Sales of Unregistered Securities

       Host made the following sales of unregistered securities within the past three years:

 Transaction
 Date

    Amount of
 Securities Sold

 Name of
 Underwriter or
 Placement Agent

 Consideration
 Received

  Persons or Class of
 Persons to Whom the
  Securities Were Sold

   Exemptions from
 Registration Claimed

 7/31/00

 198,122 shares
 of common
 stock

 None

 (1)

 Shareholders of Lindley
 Food Services, Inc.

 Section 4(2) of the
 Securities Act of 1933,
 as amended

 6/21/01

 65,384 shares of
 common stock
 and warrants (2)

 None

 $212,500

 Limited number of
 private purchasers

 Rule 506 of
 Regulation D of the
 Securities Act of 1933,
 as amended

 8/30/01

 56,911 shares of
 common stock

 None

 (3)

 Shareholder of Contra-
 Pak, Inc.

 Section 4(2) of the
 Securities Act of 1933,
 as amended

 3/28/02

 700,000 shares
 of common
 stock

 None

 (4)

 Shareholders of
 SelectForce, Inc.

 Rule 506 of
 Regulation D of the
 Securities Act of 1933,
 as amended

 11/1/02 -
 2/28/03

 $1,475,000 in
 12% unsecured
 promissory
 notes and
 warrants (5)

 View Trade
 Securities, Inc.(5)

 $1,475,000

 Limited number of
 private purchasers

 Rule 506 of
 Regulation D of the
 Securities Act of 1933,
 as amended

 8/11/03

 266,667 shares
 of Series B
 convertible
 preferred
 stock (6)

 None

 $400,000

 One accredited investor

 Rule 506 of
 Regulation D of the
 Securities Act of 1933,
 as amended

 10/1/03 -
 12/19/03

 500,000 shares
 of common
 stock (7)

 View Trade
 Securities, Inc.

 $2,500,000

 Limited number of
 private purchasers

 Rule 506 of
 Regulation D of the
 Securities Act of 1933,
 as amended

 12/23/03

 550,000 shares
 of common
 stock

 None

 (8)

 Shareholders of
 GlobalNet Energy
 Investors, Inc.

 Rule 506 of
 Regulation D of the
 Securities Act of 1933,
 as amended

 1/12/04 -
 5/27/04

 $2,000,000 in
 7.5% unsecured
 promissory
 notes and
 warrants (9)

 View Trade
 Securities, Inc.

 $2,000,000

 Limited number of
 private purchasers

 Rule 506 of
 Regulation D of the
 Securities Act of 1933,
 as amended

 6/25/04

 Convertible
 Term Note A,
 Note B and
 warrant (10)

 None

 $8,000,000

 One accredited investor

 Rule 506 of
 Regulation D of the
 Securities Act of 1933,
 as amended

 (1)

The shares of common stock were issued to the two principals of Lindley pursuant to the share purchase agreement between Host and the 2 Lindley shareholders dated July 31, 2000.

 (2)

Host privately placed 65,384 units, each unit consisting of 1 share of common stock and ½warrant to purchase common stock.  The offering price was $3.25 per unit.  The warrants are exercisable until July 21, 2003 (subsequently extended by Host’s board of directors to July 21, 2005) at an exercise price of $5.50 per share.

 (3)

 The shares were issued to Cheryl Hairston, the sole shareholder of Contra-Pak pursuant to the asset purchase agreement between Host, Contra-Pak and Mr. Hairston, dated August 30, 2001.

 (4)

 The shares of common stock were issued to the twenty-two shareholders of SelectForce pursuant to the merger agreement between Host and the 22 SelectForce shareholders dated March 28, 2002.

 (5)

Host privately placed 59 units, each unit consisting of one 12% unsecured promissory note in the amount of $25,000 due January 31, 2008 and one warrant to purchase 7,080 shares of common stock.  The offering price was $25,000 per unit.  The warrants are exercisable from December 31, 2003 to January 31, 2008 at an exercise price of $2.00.  The units were offered and sold on a best efforts basis by View Trade Securities, Inc., a licensed NASD broker-dealer and officers and directors of Host.  Host paid View Trade Securities a commission of 10% of the gross proceeds from the units sold by it (commission payments totaled $122,500).  Roger Lockhart, a registered representative of View Trade
Securities, Inc., is a major shareholder of Host.  Officers and directors of Host did not receive any commission or other remuneration for units sold by them.

 (6)

The series B convertible preferred stock was issued to a major shareholder, Roger Lockhart, at $1.50 per share and has various preferences and conversion rights, including the right to receive a cumulative distribution at the rate of 8% per share per annum, payable semi-annually on or before the day of Host’s fiscal quarters ending December 31st and June 30th.  The series B stock is convertible for a period of 5 years from the issue date into shares of
Host’s common stock according to the conversion ratio set forth in the articles of amendment to the articles of incorporation, which were filed with the Colorado Secretary of State.

 (7)

Host privately placed 500,000 shares of common stock at $5.00 per share with a total of 24 accredited investors.  The shares were offered and sold on a best efforts basis by View Trade Securities, Inc., a licensed NASD broker-dealer and officers and directors of Host.  Host paid View Trade Securities a commission of 10% of the gross proceeds from the units sold by it.  In addition, for every 10 shares of common stock sold, View Trade or its agent received one warrant to purchase one share of common stock at $5.50 per share, exercisable for a period of 5 years.  Roger Lockhart, a registered representative of View Trade Securities, Inc., is a major shareholder of Host.  Officers and directors of Host did not receive any commission or other remuneration for shares sold by them.

 (8)

 The shares of common stock were issued to the 12 shareholders of GlobalNet pursuant to the merger agreement between Host and GlobalNet dated December 2, 2003.

 (9)

Host privately placed 80 units, each unit consisting of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and one warrant to purchase 7,500 shares of common stock.  The offering price was $25,000 per unit.  The warrants are exercisable from December 31, 2004 to January 31, 2009 at an exercise price of $10.00.  The units were offered and sold on a best efforts basis by View Trade Securities, Inc., a licensed NASD broker-dealer and officers and directors of Host.  Host paid View Trade Securities a commission of 10% of the gross proceeds from the units sold by it (commission payments totaled $192,500).  In addition, for every unit sold, View Trade or its agent received one warrant to purchase 750 shares of common stock at $10.00 per share, exercisable for a period of 5 years.  Roger Lockhart, a registered representative of View Trade Securities, Inc., is a major shareholder of Host.  Officers and directors of Host did not receive any commission or other remuneration for units sold by them.  Of the 80 units sold, officers, directors and affiliates, including Mr. Lockhart, purchased a total of 6 units for a purchase price of $150,000.

 (10)

Host privately placed with one accredited investor (i) a Secured Convertible Term Note A in the aggregate principal amount of $4,000,000 which note is convertible into 795,260 shares of our common stock at $5.03 per share;
(ii) a Secured Convertible Term Note B in the aggregate principal amount of $4,000,000 which note is convertible into 730,194 shares of our common stock at $5.48 per share; and (iii) a common stock purchase warrant for 450,000 shares of our common stock exercisable for a 10-year period at conversion prices of 300,000 shares at $5.98 and 150,000 shares at $6.23.

Item 27.  Exhibits.

Exhibit No.                           Description

 1.1

 Form of Underwriting Agreement between the Company and Barron Chase Securities, Inc.(1)

 1.2

 Form of Selected Dealers Agreement.(1)

 1.3

 Form of Underwriter’s Warrant Agreement and Form of Warrant Certificate.(1)

 1.4

 Underwriter’s Warrant Agreement and Warrant Certificate.

 3.1

 Certificate of Incorporation dated July 31, 1986 and Amendments thereto.(1)

 3.2

 Bylaws.(1)

 3.3

 Form of Specimen Common Stock Certificate.(1)

 3.4

 Form of Specimen Warrant Certificate.(1)

 4.0

 Warrant Agreement between the Company and American Securities Stock Transfer, Inc.(1)

 5.0

 Form of Legal Opinion of John B. Wills, Esq.(1)

 5.1

 Form of Legal Opinion of Berenbaum, Weinshienk & Eason, P.C.

 10.1

 Agreement of Manual and Vending Food and Refreshment Service between Oxford Health Plans and the Company dated December 28, 1993.(1)

 10.2

 Agreement for Cafeteria and Special Events Food and Vending Services with Pitney Bowes, Inc. and the Company dated June 26, 1995.(1)

 10.3

 Agreement of Manual and Vending Food and Refreshment Service with James River Paper Company, Inc. and the Company dated July 13, 1990.(1)

 10.4

 Agreement for Banquet Food and Beverage Services between the Town of Hamden and the Company dated June 18, 1997.(1)

 10.5

 Employment Agreement between the Company and Geoffrey W. Ramsey.(1)

 10.6

 Employment Agreement between the Company and David J. Murphy.(1)

 10.7

 Form of Financial Advisory Agreement.(1)

 10.8

 Form of Merger and Acquisition Agreement.(1)

 10.9

 Agreement with Bloomingdales By Mail and the Company dated January 1998.(1)

 10.10

 Agreement with New Leaf Cafe and the Company dated March 1998.(1)

 10.11

 Agreement with Tyco Submarine Systems Ltd. and the Company dated March 24, 1998.(1)

 10.12

 Agreement with Tyco Submarine Systems Ltd. and the Company dated May 1, 1998.(1)

 10.13

 Agreement between RivCan and the Company dated August 3, 1998.(2)

 10.14

 Adoption Agreement to the Host America Corporation Defined Contribution and Trust Agreement Form 401(K) Plan.(3)

 10.15

 Agreement for Food Services with Casual Corner Group, Inc. and the Company dated October 30, 1998.(5)

 10.16

 Food Services Agreement with The Stanley Works and the Company dated August 20, 1999.(5)

 10.17

 Share Purchase Agreement between Host America Corporation, Lindley Food Service Corporation, and Gilbert J. Rossomando and Mark J. Cerreta, dated July 31, 2000.(4)

 10.18

 Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Gilbert J. Rossomando, August 1, 2000. (4)

 10.19

 Non-Competition, Non-Solicitation and Employment Agreement between Host America Corporation and Mark J. Cerreta, dated August 1, 2000. (4)

 10.20

 Registration Rights Agreement between Host America Corporation and Gilbert J. Rossomando and Mark J. Cerreta, dated July 31, 2000. (4)

 10.21

 Agreement for Food Service with Crown Milford LLC dated August 20, 1999.(6)

 10.22

 Agreement for Food Services with Priceline.com Incorporated dated November 15, 1999.(6)

 10.23

 Agreement for Food Services with Trumpf, Inc. dated September 30, 1999. (6)

 10.24

 Agreement for Food Services with Munson Road, LLC dated February 17, 2000.(6)

 10.25

 Lease Agreements with Metro Four Associates dated September 30, 1999.(6)

 10.26

 Letter of Intent between Host America Corporation and SelectForce Incorporated dated March 15, 2001.(7)

 10.27

 Asset Purchase Agreement between Host America Corporation, Contra-Pak, Inc. and James Hairston, dated August 30, 2001.(8)

 10.28

 Non-Competition, Non-Solicitation and Employment Agreement between Lindley Food Service Corporation and James Hairston, dated August 30, 2001.(8)

 10.29

 Agreement for Food Services with JDS Uniphase dated August 3, 2000.(9)

 10.30

 Agreement for Food Services with Tellium, Inc. dated January 9, 2001.(9)

 10.31

 Agreement for Food Services with American National Red Cross Blood Services Region dated April 2, 2001.(9)

 10.32

 Agreement for Food Services with Goodwill Industries of Western Connecticut dated April 6, 2001.(9)

 10.33

 Agreement for Food Services with Lucent Technologies dated May 14, 2001.(9)

 10.34

 Merger Agreement between Host America Corporation and SelectForce, Inc., dated October 26, 2001.(10)

 10.35

 Agreement for Food Services with Harbor Park Associates dated August 10, 2001.(11)

 10.36

 Agreement for Food Services with New England Business Services dated October 1, 2001 (New Hampshire).(12)

 10.37

 Agreement for Food Services with New England Business Services dated October 1, 2001 (Massachusetts).(12)

 10.38

 Agreement for Food Services with Armstrong Park Associates dated October 1, 2001. (12)

 10.39

 Agreement for Food Services with Ames Merchandise Corporation dated October 29, 2001.(12)

 10.40

 Agreement for Food Services with Merritt Crossing at 440 Wheelers Farm Road, L.L.C. (12)

 10.41

 Non-Competition and Employment Agreement between Host America Corporation and Tammi Didlot dated March 28, 2002.(10)

 10.42

 Non-Competition, Confidentiality and Non-Solicitation Agreement between Host America Corporation and Roger Lockhart dated March 28, 2002.(10)

 10.43

 Stratford YMCA Head Start Program dated January 2, 2002. (13)

 10.44

 Naugatuck Board of Education/Naugatuck Head Start Program dated February 2, 2002. (13)

 10.45

 Boston School Department for purchase of emergency and replacement meals and sandwiches for the food services department dated April 23, 2002.(13)

 10.46

 Food Preparation Agreement between Lifestream Services Inc. and Lindley Food Service Corp. dated July 1, 2002.(14)

 10.47

 Emergency Food Preparation Agreement between Host America Corporation/Lindley Food Service Corp and Suburban Boston Consortium of Elder Nutrition Programs dated March 17, 2003.(15)

 10.48

 Modification and Reaffirmation Agreement with Webster Bank dated July 31, 2003.(16)

 10.49

 Letter of Intent between Host America Corporation and GlobalNet Energy Investors, Inc. dated August 6, 2003.(17)

 10.50

 Merger Agreement dated September 24, 2003.(18)

 10.51

 Food Services Agreement between Host America Corporation and Pitney Bowes Inc. dated July 28, 2003.(19)

 10.52

 Agreement for Food Services between Host America Corporation and Stolt-Nielsen Transportation Group, Inc. dated August 4, 2003.(19)

 10.53

 Amended and Restated Merger Agreement dated December 2, 2003.(20)

 10.54

 Employment Agreement between Host America Corporation and Eric Barger dated December 23, 2003.(21)

 10.55

 Food Services Agreement between Host America Corporation and Honeywell International (Teterboro Operations) dated October 8, 2003. (22)

 10.56

 License Agreement/Distributor Agreement between EnergyNSync, Inc. and GlobalNet Energy Investors, Inc. dated November 1, 2003. (22)

 10.57

 Amendment Agreement between GlobalNet Energy Investors, Inc. and EnergyNSync, Inc. dated February 16, 2004. (22)

 10.58

 Asset Purchase Agreement between Host America Corporation and Advanced Refrigeration Controls, Inc. dated March 19, 2004. (23)

 10.59

 Consulting Agreement between Host America Corporation and Allan E. Schrum dated March 19, 2004. (23)

 10.60

 Extension of Emergency Food Preparation Agreement between Host America Corporation and Suburban Boston Consortium of Elder Nutrition Programs dated November 12, 2003. (24)

 10.61

 License/Distributor Agreement Waiver dated April 30, 2004. (24)

 10.62

 Securities Purchase Agreement between Host America Corporation and Laurus Master Fund, Ltd dated June 23, 2004. (25)

 10.63

 Secured Convertible Term Note A between Host America Corporation and Laurus Master Fund, Ltd dated June 23, 2004. (25)

 10.64

 Secured Convertible Term Note B between Host America Corporation and Laurus Master Fund, Ltd dated June 23, 2004. (25)

 10.65

 Master Security Agreement between Host America Corporation and Laurus Master Fund, Ltd dated June 23, 2004. (25)

 10.66

 Stock Pledge Agreement between Host America Corporation and Laurus Master Fund, Ltd dated June 23, 2004. (25)

 10.67

 Subsidiary Guaranty (25)

 10.68

 Common Stock Purchase Warrant between Host America Corporation and Laurus Master Fund, Ltd dated June 23, 2004. (25)

 10.69

 Registration Rights Agreement between Host America Corporation and Laurus Master Fund, Ltd dated June 23, 2004. (25)

 10.70

 Restricted Account Agreement between Host America Corporation, Laurus Master Fund, Ltd and North Fork Bank dated June 23, 2004. (25)

 10.71

 Restricted Account Side Letter between Host America Corporation and Laurus Master Fund, Ltd dated June 23, 2004. (25)

 10.72

 Funds Escrow Agreement between Host America Corporation, Laurus Master Fund, Ltd and Loeb & Loeb LLP dated June 23, 2004. (25)

 10.73

Deposit Account Control Agreement between Host America Corporation, Lindley Food Service Corporation, GlobalNet Energy Investors, Inc., Laurus Master Fund, Ltd and Fleet National Bank dated June 23, 2004.
(25)

 10.74

 Deposit Account Control Agreement between Host America, SelectForce, Inc., Laurus Master Fund, Ltd and Fleet National Bank dated June 23, 2004. (25)

 10.75

 Financial Advisory Agreement dated July 23, 1998.

 10.76

 Merger and Acquisition Agreement dated July 23, 1998.

 21

 List of Subsidiaries

 23.1

 Consent of DiSanto Bertoline & Company, P.C.(1)

 23.2

 Consent of John B. Wills, Esq.(1)

 23.3

 Consent of DiSanto Bertoline & Company, P.C.(1)

 23.4

 Consent of DiSanto Bertoline & Company, P.C.(1)

 23.5

 Consent of DiSanto Bertoline & Company, P.C.(1)

 23.6

 Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.1 to this Registration Statement)

 23.7

 Consent of DiSanto Bertoline & Company, P.C.

 23.8

 Consent of Carlin, Charron & Rosen LLP

 23.9

 Consent of Carlin, Charron & Rosen LLP (GlobalNet)

 24

 Power of Attorney (included in signature page hereto)

________________

 (1)

The documents identified are incorporated by reference from the Company’s Registration Statement on Form SB‑2  (No. 333‑50673).  Additional amendments to the Company’s Articles of
Incorporation as listed in Exhibit 3.1 are incorporated by reference from the Company’s definitive proxy materials on Schedule 14A filed on March 25, 1999; definitive proxy material on Schedule 14A filed on October 17, 2000; and the Company’s
August 13, 2003 Form 8-K.

 (2)

 The documents identified are incorporated by reference from the Company’s Form 10-KSB dated June 28, 1998.

 (3)

 The documents identified are incorporated by reference from the Company’s January 4, 1999 Form S-8.

 (4)

 The documents identified are incorporated by reference from the Company’s July 31, 2000 Form 8-K.

 (5)

 The documents identified are incorporated by reference from the Company’s Form 10-KSB dated June 25, 1999.

 (6)

 The documents identified are incorporated by reference from the Company’s Form 10-KSB dated June 30, 2000.

 (7)

 The documents identified are incorporated by reference from the Company’s March 16, 2001 Form 8-K.

 (8)

 The documents identified are incorporated by reference from the Company’s August 30, 2001 Form 8-K.

 (9)

 The documents identified are incorporated by reference from the Company’s June 29, 2001 Form 10-KSB.

 (10)

 The documents identified are incorporated by reference from the Company’s March 28, 2002 Form 8-K.

 (11)

 The document identified is incorporate by reference from the Company’s September 28, 2001 Form 10-QSB.

 (12)

 The documents identified are incorporated by reference from the Company’s December 28, 2001 Form 10-QSB.

 (13)

 The documents identified are incorporated by reference from the Company’s March 29, 2002 Form 10-QSB.

 (14)

 The document identified is incorporate by reference from the Company’s September 30, 2002 Form 10-QSB.

 (15)

 The document identified is incorporate by reference from the Company’s March 31, 2003 Form 10-QSB.

 (16)

 The document identified is incorporated by reference from the Company’s July 31, 2003 Form 8-K.

 (17)

 The document identified is incorporated by reference from the Company’s August 6, 2003 Form 8-K.

 (18)

 The document identified is incorporated by reference from the Company’s September 24, 2003 Form 8-K.

 (19)

 The documents identified are incorporated by reference from the Company’s September 30, 2003 Form 10-QSB.

 (20)

 The document identified is incorporated by reference from the Company’s December 2, 2003 Form 8-K.

 (21)

 The document identified is incorporated by reference from the Company’s December 23, 2003 Form 8-K.

 (22)

 The documents identified are incorporated by reference from the Company’s December 31, 2003 Form 10-QSB.

 (23)

 The documents identified are incorporated by reference from the Company’s March 19, 2004 Form 8-K.

 (24)

 The documents identified are incorporated by reference from the Company’s March 31, 2004 Form 10-QSB.

 (25)

 The documents identified are incorporated by reference from the Company’s June 23, 2004 Form 8-K.

Item 28.  Undertakings.

            The Registrant hereby undertakes the following:

 (1)

 To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

 (i)

 Include any prospectus required by section 10(a)(3) of the Securities Act;

 (ii)

 Reflect in the prospectus any facts or event which, individually or together, represent a fundamental change in the information in the registration statement; and

 (iii)

 Include any additional or changed material information on the plan of distribution.

 (2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

 (3)

 File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

 (4)

Will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this
Post-Effective Amendment No. 2 to the registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Hamden, State of Connecticut on July 20, 2004.

 HOST AMERICA CORPORATION

 By: /s/ GEOFFREY W. RAMSEY

 Geoffrey W. Ramsey

 President, Chief Executive Officer and Director

 By: /s/ DAVID J. MURPHY

 David J. Murphy

 Executive Vice President, Chief Financial and

 Accounting Officer and Director

POWER OF ATTORNEY

            We, the undersigned officers and directors of Host America Corporation, do hereby constitute and appoint Geoffrey W. Ramsey, or in his absence, David Murphy, our true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary and advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign for us or any of us and all amendments hereto; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

            In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2
has been signed herein below by the following persons in the capacities and on the dates indicated.

 Signature

 Title

 Date

 /s/ ANNE L. RAMSEY

 Secretary and Director

 July 20, 2004

 Anne L. Ramsey

 /s/ THOMAS P. EAGAN, JR.

 Director

 July 20, 2004

 Thomas P. Eagan, Jr.

 /s/ PATRICK J. HEALY

 Director

 July 20, 2004

 Patrick J. Healy

 /s/ JOHN D’ANTONA

 Director

 July 20, 2004

 John D’Antona

 /s/ GILBERT ROSSOMANDO

 Director

 July 20, 2004

 Gilbert Rossomando

 /s/ TAMMI DIDLOT

 Director

 July 20, 2004

 Tammi Didlot

 /s/ PETER SARMANIAN

 Director

 July 20, 2004

 Peter Sarmanian

 /s/ C. MICHAEL HORTON

 Director

 July 20, 2004

 C. Michael Horton

 /s/ NICHOLAS M. TROIANO

 Director

 July 20, 2004

 Nicholas M. Troiano